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Exhibit 10.4

SECOND SUPPLEMENTAL FACILITY AGREEMENT

between

PARADIGM GEOTECHNOLOGY BV
and others as Borrowers

and

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
as Agent, Arranger, Issuing Bank, Security Trustee and Lender

THIS SECOND SUPPLEMENTAL FACILITY AGREEMENT is made the            day of June 2006 between:-

(1)    PARADIGM GEOTECHNOLOGY BV, a limited liability company registered in the Netherlands (the "Parent");

(2)    THE COMPANIES listed in Schedule 1;

(3)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of The Mound, Edinburgh EH1 1YZ as agent (the "Agent") for and on behalf of the Lenders (as hereinafter defined);

(4)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of the address aforesaid (in this capacity the "Issuing Bank");

(5)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of the address aforesaid as security trustee of the other Finance Parties (in this capacity the "Security Trustee");

(6)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of the address aforesaid (in this capacity the "Arranger");

(7)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND of the address aforesaid (in this capacity the "Lender").

WHEREAS:

(A)

The
Parent, the Companies, the Agent, the Arranger, the Issuing Bank, the Ancillary Lender and the Lenders entered into a facility agreement dated 12th June 2003 as amended and restated by a supplemental facility agreement dated 24 November 2004 among the same parties (as supplemented, varied, novated, restated or amended from time to time the "Facility Agreement") in terms of which certain facilities were made available to the Borrowers (as defined therein);

(B)   the parties wish to amend and restate the Facility Agreement in accordance with the terms of this Second Supplemental Facility Agreement.

NOW IT IS HEREBY AGREED AND DECLARED as follows:-

1.     DEFINITIONS AND INTERPRETATION

1.1.

In
this Second Supplemental Facility Agreement a term defined in the Facility Agreement has the same meaning when used in this Second Supplemental Facility Agreement and Clause 1 of the Facility Agreement shall apply hereto.

1.2.   This Second Supplemental Facility Agreement is supplemental to the Facility Agreement and is a Finance Document in terms of the Facility Agreement.

1.3.   Any references in the Facility Agreement to "this Agreement" and similar expressions shall be deemed to be references to the Facility Agreement as amended by this Second Supplemental Facility Agreement.

1.4.   A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Second Supplemental Facility Agreement.

2.     CONDITIONS PRECEDENT AND SUBSEQUENT

2.1.

This
Second Supplemental Facility Agreement and the amendments to the Facility Agreement referred to herein shall only come into effect if the Agent confirms to the Parent that:
  (i)
  the Agent has received a duly signed copy of this Second Supplemental Facility Agreement;

  (ii)
  save as may be subject to the waivers set out in Clause 8 (Waiver) below, no Default has occurred and is continuing unremedied or unwaived;

  (iii)
  save as may be subject to the waivers set out in Clause 8 (Waivers) below, the Agent is satisfied that the representations and warranties given by the Parent on the date hereof in terms of this Second Supplemental Facility Agreement are true and correct in all material respects; and

  (iv)
  the Agent has received all of the documents and evidence referred to in Schedule 2 to this Second Supplemental Facility Agreement, in each case in a form and substance acceptable to the Agent.

2.2.   If the conditions referred to in Clause 2.1 have not been satisfied on or prior to 30 June 2006 (or such other date as may be agreed from time to time) then this Second Supplemental Facility Agreement will lapse and the amendments to be made in terms hereof will be of no effect.

2.3.   The Parent shall procure that within 30 days of the Restatement Date each of Paradigm BV and the Company shall open a Cash Account (as such term is defined in each of the amendment agreements listed in paragraphs (a) and (b) of Clause 4 of Schedule 2 to this Second Supplemental Facility Agreement) with a bank carrying on business in France which is acceptable to the Agent.

2.4.   The Parent shall, if requested by the Agent, within 14 days of such request, arrange for the following documents to be re-executed by the Company together with any statutory forms required to be signed by the Company in connection with their registration at the Israeli Companies Registry in order that the records of the Israeli Companies Registry may be updated:

  (a)
  the pledge agreement dated 12 June 2003 granted by the Company in favour of the Security Trustee in respect of its shares in Paradigm Geophysical, Corp.;

  (b)
  the amended and restated grant of patent security interest dated 24 November 2004 granted by the Company in favour of the Security Trustee;

  (c)
  the amended and restated grant of trademark security interest dated 24 November 2004 granted by the Company in favour of the Security Trustee; and

  (d)
  the amended and restated grant of copyright security interest dated 24 November 2004 granted by the Company in favour of the Security Trustee.

3.     ADMINISTRATION

3.1.

As
at the date of this Second Supplemental Facility Agreement the parties acknowledge that the following Advances and Letters of Credit are outstanding under the Facility Agreement:
Facility	Type of Utilisation	Amount
Facility A	Loan	$60,500,000
Facility B	Letters of Credit	$3,806,515

3.2.   Subject to the terms of this Second Supplemental Facility Agreement and with effect from the Agent's confirmation pursuant to Clause 2.1, the terms applicable to the existing Utilisations provided by the Lenders shall be those set out in the Facility Agreement (as amended in terms of this Second Supplemental Facility Agreement).

4.     AMENDMENTS TO THE FACILITY AGREEMENT

4.1.

Subject
to the terms of this Second Supplemental Facility Agreement, the Facility Agreement shall be amended and restated in the form set out as Schedule 3 to this Second

Supplemental Facility Agreement.

4.2.   Subject to the terms of this Second Supplemental Facility Agreement, the Facility Agreement shall remain in full force and effect. This Second Supplemental Facility Agreement and the Facility

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Agreement shall be treated as one document so that, upon the Facility Agreement being amended and restated as mentioned above, all references to the Facility Agreement shall be treated as references to the Facility Agreement set out as Schedule 3 to this Second Supplemental Facility Agreement.

4.3.   Save to the extent expressly provided in this Second Supplemental Facility Agreement, the Finance Documents shall remain in full force and effect.

5.     REPRESENTATIONS AND WARRANTIES

5.1.

The
Parent represents and warrants to the Agent and the Lenders on the date hereof in terms of Clause 21 (Representations) other than those set out in Clause 21.10, 21.12 and 21.13.

5.2.   The Parent represents and warrants to the Agent and the Lenders on the date hereof that:-

  (i)
  all information and statements of belief made by or on behalf of any Obligor or the Original Investor for the purpose of the preparation of the Presentation Pack were made after due and careful consideration and all forecasts and projections supplied by such persons for such purpose were prepared on the basis of recent historic information and assumptions which were reasonable in all material respects at the date such forecasts and projections were supplied;

  (ii)
  the Presentation Pack did not fail to disclose any matter which, if disclosed to a reasonable person considering whether or not to provide or continue to provide finance to the Borrowers on the basis of the transactions contemplated in the Transaction Documents, would materially and adversely influence such person's assessment of such transaction;

  (iii)
  nothing has occurred or come to the attention of the Parent since the date on which the Presentation Pack was delivered to the Agent which, if included in the Presentation Pack, would, when taken as a whole, when presented to a reasonable person considering whether or not to provide or continue to provide finance to the Borrowers on the basis of the transactions contemplated in the Transaction Documents, materially and adversely influence such person's assessment of such transaction.

6.     FEES AND EXPENSES

6.1.

The
Parent shall pay to the Agent for the account of the Lenders the arrangement fee in accordance with the terms of the Fees Letter.

6.2.   The Parent shall pay to the Agent the amount of all costs and expenses (together with any VAT or similar taxes thereon) incurred by the Agent and the Lenders in connection with this Second Supplemental Facility Agreement and the documents contemplated hereby (including, without limitation, the fees and expenses of the Agent's legal advisers) in accordance with the terms of a letter from the Parent to The Governor and Company of the Bank of Scotland dated on or around the Restatement Date or as otherwise agreed by the Parent and the Agent.

7.     PRESERVATION OF GUARANTEES AND SECURITY

  Each of the Parent and the Borrowers confirms that the Security Documents granted by each member of the Group on or prior to the date hereof and the security rights constituted or evidenced thereby are and remain in full force and effect and apply as from the date hereof to, inter alia, the Facility Agreement and the guarantees included in the Security Documents will validly guarantee all of the obligations of each other member of the Group to the Agent and the Lenders.

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8.     WAIVER

  The Parent and the Agent hereby acknowledge that the Parent was in breach of some of the financial covenants set out in Clause 23.1 (Financial Covenants) of the Facility Agreement on the Test Dates on or prior to the date of this Second Supplemental Facility Agreement of each such covenant (the "Financial Covenant Breach"). The Parent and the Agent hereby further acknowledges that the Financial Covenant Breach constituted an Event of Default pursuant to Clause 25.2 (Key Covenants) of the Facility Agreement (the "Financial Covenant Event of Default"). The Agent hereby waives the Financial Covenant Event of Default in respect of the Financial Covenant Breach.

9.     GENERAL

9.1.

Clauses
36 (Remedies and Waivers), 35 (Partial Invalidity), 33 (Notices), 39 (Governing Law) and 40 (Enforcement) of the Facility Agreement shall be deemed to be incorporated in this

Second Supplemental Facility Agreement (with such conforming amendments as the context requires) as if set out herein.

9.2.   Save as expressly referred to in Clause 8 (Waiver) above, neither the execution of this Second Supplemental Facility Agreement nor the making of any amount available under the Facility Agreement amounts to a waiver of any outstanding Event of Default.

10.   COUNTERPARTS

  This Second Supplemental Facility Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

11.   NOTICES

  The parties to this Second Supplemental Facility Agreement acknowledge that the address and fax number for any communication under or in connection with the Finance Documents to the Agent, the Arranger, the Issuing Bank, the Security Trustee, the Original Lender, the Parent or the Original Borrowers are as set out with their names on the signature pages to this Second Supplemental Facility Agreement.

12.   GOVERNING LAW

  This Second Supplemental Facility Agreement shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF this Agreement has been signed by a duly authorised representative of each of the parties hereto on the date first written above.

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SCHEDULE 1

THE COMPANIES

Name	Country of incorporation and registration number (or equivalent, if any)
Paradigm Geotechnology BV	Netherlands, 23092424
Paradigm Geophysical Limited	Israel, 52-004351-4
Paradigm Geophysical Pty Ltd	Australia, ACN 082174 249
Paradigm Geophysical LLC	Russia
Paradigm Geophysical (UK) Limited	UK, 02831267
Paradigm Geophysical Corp.	Delaware, USA

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SCHEDULE 2

CONDITIONS PRECEDENT

1.     General

  (a)
  A copy of a resolution of the board of directors (and, where relevant, the shareholders and the board of supervisory directors) of each Obligor which is a party to this Second Supplemental Facility Agreement or to the Security Documents referred to in this Schedule 2 in form and substance acceptable to the Agent.

  (b)
  A formalities certificate from each Obligor which is a party to this Second Supplemental Facility Agreement or to the Security Documents referred to in this Schedule 2 in form and substance acceptable to the Agent.

  (c)
  An updated Operating Budget for the period to 31 December 2006.

  (d)
  A copy of the audited consolidated financial statements of the Group for the financial year ended 31 December 2005.

  (e)
  The Presentation Pack.

2.     Australia

  A legal opinion of Minter Ellison, Australian legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

3.     Canada

  (a)
  A pledge over shares by Paradigm Geotechnology BV in respect of its shares in Paradigm Geophysical Canada Ltd in favour of the Security Trustee.

  (b)
  A legal opinion of Blake, Cassels & Graydon LLP, Canadian legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

  (c)
  A legal opinion of Fraser Milner Casgrain LLP, Canadian legal advisers to the Parent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

4.     France

  (a)
  An amendment agreement between Paradigm Geophysical Limited and the Beneficiary (as defined therein) relating to the pledge agreement by Paradigm Geophysical Limited in favour of the Beneficiary (as defined therein) dated 24 November 2004 in respect of its shares in Paradigm Geophysical Holdings SAS.

  (b)
  An amendment agreement between Paradigm Geophysical BV in favour of the Beneficiary (as defined therein) relating to the pledge agreement by Paradigm Geophysical BV in favour of the Beneficiary (as defined therein) dated 24 November 2004 in respect of its shares in Paradigm Geophysical Holdings SAS.

  (c)
  A certified copy of the minutes of a meeting of the shareholders of Paradigm Geophysical Holdings SAS approving the execution of the shares pledge set out above.

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  (d)
  A declaration of pledge by each of Paradigm Geophysical Limited and Paradigm Geophysical BV to Paradigm Geophysical Holdings SAS.

  (e)
  A certificate of pledge issued by Paradigm Geophysical Holdings SAS in respect of each of the pledges (mentioned in paragraphs (a) and (b) above) confirming that each of the pledges are validly registered in the share accounts of Paradigm Geophysical Holdings SAS.

  (f)
  A legal opinion of Sokolow, Carreras & Associes, French legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

5.     Israel

  (a)
  A legal opinion of Herzog Fox & Neeman, Israeli legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

  (b)
  Evidence satisfactory to the Agent that the Office of the Chief Scientist has confirmed to the Company that no additional consent is required in relation to the Company entering into this Second Supplemental Facility Agreement and certain security documents in favour of the Security Trustee.

6.     Netherlands

  A legal opinion of Van Doorne, legal advisers in The Netherlands to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

7.     USA

  (a)
  A ratification agreement to be entered into by each of Paradigm Geophysical Limited, Paradigm Geophysical Corp. and Paradigm Geophysical (R&D) Corp. in favour of the Security Trustee.

  (b)
  A legal opinion of Andrews Kurth LLP legal advisers in the USA to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

8.     Cayman Islands

  (a)
  The Investor Guarantee.

  (b)
  The Investor Counter-Indemnity.

  (c)
  A legal opinion of Walkers, substantially in the form distributed to the Original Lenders prior to signing this Second Supplemental Facility Agreement.

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SCHEDULE 3

FORM OF AMENDED AND
RESTATED FACILITY AGREEMENT

$77,750,000

FACILITY AGREEMENT

originally dated 12th June 2003

for

PARADIGM GEOTECHNOLOGY BV

arranged by

THE GOVERNOR AND COMPANY OF THE BANK OF
SCOTLAND
with

THE GOVERNOR AND COMPANY OF THE BANK OF
SCOTLAND
acting as Agent, Issuing Bank and as Security Trustee

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CONTENTS

CLAUSE		PAGE
SECTION 1 INTERPRETATION
1.	Definitions and interpretation	1
SECTION 2 THE FACILITIES
2.	The Facilities	33
3.	Purpose	34
4.	Conditions of Utilisation	34
SECTION 3 UTILISATION
5.	Utilisation—Loans	37
6.	Utilisation—Letters of Credit	38
7.	Letters of Credit	42
8.	Ancillary Facilities	47
9.	Optional currencies	57
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION
10.	Repayment	52
11.	Prepayment and cancellation	52
SECTION 5 COSTS OF UTILISATION
12.	Interest	60
13.	Interest Periods	61
14.	Changes to the calculation of interest	62
15.	Fees	63
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS
16.	Tax gross up and indemnities	65
17.	Increased costs	70
18.	Other indemnities	71
19.	Mitigation by the Lenders	72
20.	Costs and expenses	73
SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
21.	Representations	74
22.	Information undertakings	81
23.	Financial covenants	85
24.	General undertakings	87
25.	Events of Default	99
SECTION 8 CHANGES TO PARTIES
26.	Changes to the Lenders	105
27.	Changes to the Obligors and Further Security	109
SECTION 9 THE FINANCE PARTIES
28.	Role of the Agent, the Security Trustee and the Arranger	113

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29.	Conduct of business by the Finance Parties	119
30.	Sharing among the Finance Parties	120
SECTION 10 ADMINISTRATION
31.	Payment mechanics	122
32.	Set-off	125
33.	Notices	125
34.	Calculations and certificates	127
35.	Partial invalidity	127
36.	Remedies and waivers	127
37.	Amendments and waivers	128
38.	Counterparts	129
SECTION 11 GOVERNING LAW AND ENFORCEMENT
39.	Governing law	130
40.	Enforcement	130
THE SCHEDULES
SCHEDULE 1:	The Original Parties	131
SCHEDULE 2:	Conditions Precedent	133
SCHEDULE 3:	Requests	140
SCHEDULE 4:	Repayment Schedule	143
SCHEDULE 5:	Mandatory Cost Formulae	144
SCHEDULE 6:	Form of Transfer Certificate	147
SCHEDULE 7:	Form of Compliance Certificate	149
SCHEDULE 8:	Existing Security	150
SCHEDULE 9:	LMA Form of Confidentiality Undertaking	151
SCHEDULE 10:	Timetables	156
SCHEDULE 11:	Group Structure Chart	159
SCHEDULE 12:	Form of Accession Letter	160
SCHEDULE 13:	Form of Resignation Letter	161
SCHEDULE 14:	Form of Letter of Credit	162

ii

THIS AGREEMENT is an amended and restated agreement which sets out the terms on which the facility agreement originally dated 12th June 2003 is amended and in its amended and restated form is made between:

(1)    PARADIGM GEOTECHNOLOGY BV a limited liability company registered in the Netherlands (the "Parent");

(2)    EACH COMPANY listed in Part I of Schedule 1 as original borrowers (the "Original Borrowers");

(3)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as arranger (the "Arranger");

(4)    THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 as lenders (the "Original Lenders");

(5)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as issuing bank (the "Issuing Bank");

(6)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as agent of the other Finance Parties (the "Agent"); and

(7)    THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as security trustee of the other Finance Parties (the "Security Trustee").

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.     DEFINITIONS AND INTERPRETATION

1.1.  Definitions

  In this Agreement:

  "Accession Letter" means a document substantially in the form set out in Schedule 12 (Form of Accession Letter).

  "Accountants' Report" means the report dated 13 January 2003 prepared by Ernst & Young relating to the Group addressed, among others, to the Finance Parties.

  "Accounting Period" means each of the four periods in any year for which the Parent is to prepare consolidated quarterly management accounts for the purposes of this Agreement.

  "Accounting Principles" means the accounting principles and practices used in the preparation of the Original Annual Accounts.

  "Acquisition" means the acquisition by the Parent of the entire issued share capital of the Company on or around 13 August 2002 in accordance with the terms of the Merger Agreement.

  "Acquisition Costs" means all fees, commissions, costs and expenses properly incurred by the Parent in relation to the Acquisition, the Core Labs Acquisition, the Baker Hughes Acquisition and/or any other acquisition permitted in terms of Clause 24.20 (Acquisitions).

  "Acquisition Goodwill" means the goodwill, value attributable to Intangible Assets and in process R&D, in each case arising on (i) the acquisition of the Company, (ii) the Core Labs Acquisition or (iii) the Baker Hughes Acquisition.

  "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 27 (Changes to the Obligors and Further Security).

  "Additional Cost Rate" has the meaning given to it in Schedule 5 (Mandatory Cost formulae).

  "Additional Obligor" means an Additional Borrower or a member of the Group which, after the date of this Agreement, enters into a Security Document (or Documents) granting valid and enforceable first ranking security rights in respect of all or substantially all of its assets and a guarantee of the obligations of the Borrowers under the Finance Documents.

  "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

  "Ancillary Base Currency Amount" means, in relation to a utilisation of an Ancillary Facility or to the commitment of an Ancillary Lender under an Ancillary Facility, the amount of such utilisation or commitment as calculated in accordance with the Ancillary Facility Document setting out the terms of that Ancillary Facility. Each such amount shall be translated into Dollars at the relevant date using the Agent's Spot Rate of Exchange.

  "Ancillary Commitment" means, with respect to any Ancillary Lender and an Ancillary Facility, the Ancillary Base Currency Amount of the maximum amount (determined on the first day on which that Ancillary Facility becomes available) which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 8 (Ancillary Facilities), to the extent not cancelled, transferred or reduced under this Agreement.

  "Ancillary Facility" means any facility or financial accommodation (including, without limitation, any overdraft, foreign exchange, guarantee, bonding, credit card or automated payments facility) established by a Lender (or an Affiliate thereof) under Clause 8 (Ancillary Facilities) in place of all or part of its Facility B Commitment.

  "Ancillary Facility Document" means any letter, document, form (whether pre-printed or otherwise) or written agreement constituting or evidencing any Ancillary Facility (or any part or element thereof).

  "Ancillary Lender" means a Lender (or an Affiliate thereof) which is making available an Ancillary Facility.

  "Ancillary Outstandings" means, at any time and with respect to any Ancillary Lender, the Ancillary Base Currency Amount on such date (as calculated by that Ancillary Lender) of the aggregate of all of the following amounts outstanding at that time under the Ancillary Facility of that Ancillary Lender then in force:

  (a)
  all amounts of principal then outstanding under any overdraft, cheque drawing or other account facilities determined on the same basis (whether net or gross) as that for determination of any limit on such facilities imposed by the terms thereof;

  (b)
  the maximum potential liability (excluding amounts stated to be in respect of interest and fees) under all guarantees, bonds and letters of credit then outstanding under any guarantee, bond or letter of credit comprised in the Ancillary Facility; and

  (c)
  in respect of any other facility or financial accommodation, such other amount as fairly represents the aggregate exposure (excluding interest, fees and similar charges) of that Ancillary Lender with respect thereto under its Ancillary Facility as reasonably determined by that Ancillary Lender from time to time in accordance with the relevant Ancillary Facility Document or its usual banking practice for facilities or financial accommodations of the relevant type.

  "Annual Accounts" means the audited consolidated annual accounts of the Group or an Obligor (as the case may be) delivered or to be delivered in terms of Clause 22.1 (Financial Statements).

  "Approved Bank" means a bank approved by the Parent and Agent pursuant to the terms of an Approved Bank Letter.

  "Approved Bank Letter" means a letter signed by the Parent and the Agent in terms of which:

  (a)
  the Parent and the Agent (acting reasonably) agree that a bank shall be designated as an Approved Bank for the purposes of this Agreement; and

  (b)
  the Parent undertakes to provide to the Agent on a monthly basis details of the accounts operated by each member of the Group with an Approved Bank, such details to include account balances (it being acknowledged that (save with the prior written consent of the Agent) such accounts may be operated only on a credit basis).

  "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

  "Availability Period" means:

  (a)
  in relation to Facility A, the period from and including the date of this Agreement to and including close of business on 31 December 2004;

  (b)
  in relation to Facility B, the period from and including the date of this Agreement to and including the date falling one month before the Termination Date for Facility B.

  "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

  (a)
  the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

  (b)
  (in relation to Facility B) in the case of any Lender which is also an Ancillary Lender, its Ancillary Commitment; and

  (c)
  in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date,

  other than, in relation to any proposed Utilisation under Facility B only, that Lender's participation in any Facility B Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

  "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

  "Baker Hughes Acquisition" means the acquisition by Paradigm Geophysical Corporation of the Workbench line of products from Barker Hughes Incorporated on 30 June 2004.

  "Banking Disclosure Letters" means the letters from the Parent to the Agent dated on or around 12 June 2003, 24 November 2004 and the Restatement Date, each in the agreed form.

  "Base Case Model" means the flat services 2003 quarterly model dated 30 January 2003 and prepared by Fox Paine & Company LLC in the agreed form as amended by agreement between the Agent and the Parent and/or Fox Paine & Company, LLC on or around 24 November 2004.

  "Base Currency" means Dollars.

  "Base Currency Amount" means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if earlier, on the date the Agent receives the Utilisation Request and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit) at three-monthly intervals) adjusted to reflect any repayment, prepayment, consolidation or division of the Utilisation.

  "Borrower" means the Original Borrowers and each Additional Borrower.

  "BoS Group" means HBOS plc, The Governor and Company of the Bank of Scotland and any Affiliate of either of them.

  "Break Costs" means the amount (if any) by which:

  (a)
  the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

  exceeds:

  (b)
  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and:

  (a)
  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

  (b)
  (in relation to any date for payment or purchase of euro) any TARGET Day.

  "Business Plan" means:

  (a)
  the information memorandum for the Group describing the nature and extent of, and prospects for, the business and operations of the Group dated July 2002 and prepared by Fox Paine & Company LLC in the agreed form; and

  (b)
  the Base Case Model.

  "Capital Expenditure" has the meaning given to that term by GAAP.

  "Cash Collateral Account" means an account in the name of an Obligor with the Agent or the Security Trustee (bearing interest at the rate offered by it to corporate customers generally for comparable amounts held by it on like terms) which is subject to the terms of the Security Documents.

  "Cashflow" means, in respect of the Group in relation to any period, the aggregate of EBITDA for that period:

  (a)
  plus, to the extent not already taken account of in EBITDA, the net proceeds of fixed assets disposed of during that period;

  (b)
  plus any decrease, or minus any increase, in Net Working Capital during that period including, without limitation, an amount equal to any amount drawndown under Facility B to the extent not already taken into account in calculating Net Working Capital;

  (c)
  minus the Retention Bonuses paid during the period to the extent that they are not included in Net Working Capital;

  (d)
  plus any receipts by way of Extraordinary Items and minus any payments by way of Extraordinary Items, in each case, received or made during that period and to the extent not already taken account of in EBITDA;

  (e)
  minus any dividends paid in cash in respect of minority interests for that period;

  (f)
  plus any dividends received in cash from other investments during that period;

  (g)
  plus income from participating interests in associated undertakings to the extent received in cash and minus any payment made to associated undertakings during that period;

  (h)
  plus any increase or minus any decrease in provisions for liabilities and charges made in respect of that period to the extent not included in Net Working Capital in respect of that period;

  (i)
  minus Capital Expenditure in respect of that period paid or to be paid during that period (including, for the avoidance of doubt, the cost of any acquisition of any company or business in that period but excluding any Finance Lease Expenditure in that period);

  (j)
  plus realised exchange gains and minus realised exchange losses charged during that period to the extent not already taken account of in EBITDA for that period;

  (k)
  minus the aggregate of all corporation or other similar Tax paid during that period and plus all corporation or other similar Tax rebates received during that period; and

  (l)
  minus the amount of all payments under any Finance Lease by any member of the Group in that period.

  "Caymanco" means Paradigm Geotechnology Holdings Ltd a limited liability company incorporated in the Cayman Islands.

  "Change of Control" means a situation where:

  (a)
  the Parent ceases to hold legal and beneficial ownership of 100% of the issued share capital and voting rights of the Company; or

  (b)
  the Original Investors shall, together, cease (A) to hold (directly or indirectly) legally and beneficially all of the voting rights and the issued share capital of Caymanco or (B) to hold the right or ability to determine the composition of a majority of the board of directors (or equivalent) of Caymanco (in each case by virtue of ownership of share capital, contract or otherwise); or

  (c)
  Dutchco shall cease to control Dutch Foundation 1, Dutch Foundation 2 or Dutch Foundation 3; or

  (d)
  Caymanco ceases (A) to hold legal and beneficial ownership of all of the issued share capital and voting rights of Luxco or (B) to hold the right or ability to determine the composition of a majority of the board of directors (or equivalent) of Luxco; or

  (e)
  Luxco ceases (A) to hold legal and beneficial ownership of all of the issued share capital and voting rights of Dutchco or (B) to hold the right or ability to determine the composition of a majority of the board of managing directors (or equivalent) of Dutchco; or

  (f)
  Dutchco and the Dutch Foundations cease (A) to hold in aggregate legal and beneficial ownership of shares in the issued share capital of the Parent representing not less than 50.01% of the voting rights attaching to the shares in the Parent or (B) to hold in aggregate the right or ability to determine the composition of a majority of the board of managing directors and of the board of supervisory directors (or equivalent) of the Parent or (C) to hold in aggregate (directly or indirectly) legally and beneficially at least 50.01% of the Subordinated Notes.

  "Commercial Report" means the reports dated February 2002 and January 2003 by Spear & Associates Inc. in relation to the market in which the Group operates addressed, among others, to the Finance Parties.

  "Commitment" means a Facility A Commitment, a Facility B Commitment or an Ancillary Commitment.

  "Company" means Paradigm Geophysical Limited a limited liability company registered in Israel.

  "Completion Date" means 12 June 2003 and "Completion" shall be construed accordingly.

  "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

  "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent.

  "Convertible Loan Agreement" means the convertible loan agreement dated 13 August 2002 between the Parent (the original party being Luxco) and the Company.

  "Constitutional Documents" means the articles of association of the Parent in the agreed form as in force at the Restatement Date.

  "Core Labs Acquisition" means the acquisition by Paradigm Geophysical Corporation, the Company and the Parent of the reservoir technology division from Core Laboratories N.V. on 22 April 2004.

  "Core Labs Financial Due Diligence Report" means the financial due diligence report by Ernst & Young in respect of the reservoir technology division of Core Laboratories N.V..

  "Core Labs Legal Due Diligence Report" means the preliminary legal due diligence report prepared by Skadden, Arps, Slate, Meagher & Flom LLP dated 13 April 2004 in respect of the reservoir technology division of Core Laboratories N.V..

  "Current Assets" means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with GAAP.

  "Current Liabilities" means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with GAAP.

  "Default" means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

  "Depreciation" has the meaning given to that term by GAAP.

  "Dollars" and "$" means the lawful currency for the time being of the United States of America.

  "Due Diligence Reports" means:

  (a)
  the Accountants Report;

  (b)
  the Legal Due Diligence Report;

  (c)
  the Insurance Report;

  (d)
  the Commercial Report.

  "Dutch Banking Act" means the Dutch Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992).

  "Dutch Banking Act Exemption Regulation" means the Dutch Banking Act Exemption Regulation 1992 (Vrijstellingsregeling Wtk 1992), dated 26 June 2002, as amended from time to time.

  "Dutch Borrower" means a Borrower incorporated or established under the laws of The Netherlands.

  "Dutchco" means Paradigm Geotechnology Holdings BV a limited liability company registered in The Netherlands.

  "Dutch Foundation 1" means Stichting AdministratieKantoor Paradigm Geotechnology I a foundation incorporated and registered in the Netherlands.

  "Dutch Foundation 2" means Stichting AdministratieKantoor Paradigm Geotechnology II a foundation incorporated and registered in the Netherlands.

  "Dutch Foundation 3" means Stichting AdministratieKantoor Paradigm Geotechnology III a foundation incorporated and registered in the Netherlands.

  "Dutch Foundations" means Dutch Foundation 1, Dutch Foundation 2 and Dutch Foundation 3.

  "Dutch Policy Rule" means the policy rule issued by the Dutch Central Bank in relation to the Dutch Banking Exemption Regulation dated 10 July 2002 (Beleidsregel kernbegrippen markttoetreding en handhaving Wtk 1992) as amended from time to time.

  "EBITDA" means, in relation to any period, the consolidated profit of the Group for that period before Tax, Total Net Debt Costs and interest accruing but not paid on the Subordinated Notes adding back:

  (a)
  Depreciation charged to the Group's profit and loss account;

  (b)
  amounts attributed to Acquisition Goodwill written off and amortised during such period or charged to the Group's profit and loss account during such period;

  (c)
  any amount amortised against, or charged to, the Group's profit and loss account during such period in respect of Acquisition Costs;

  (d)
  the Management Fee accrued for in the profit and loss account of the Group during such period but deducting any Management Fee paid in that period;

  (e)
  (i) any amounts amortised on finance costs and issue costs arising from the Acquisition, the Core Labs Acquisition or the Baker Hughes Acquisition in that period (save to the extent included in (c) above), and (ii) any amounts amortised on finance costs arising from the Finance Documents in that period (including, without limitation, all legal and other professional fees) including to the extent not otherwise included the amount of all arrangement fees, underwriting fees and legal, accounting, valuation and diligence costs and expenses up to an aggregate amount of $3,750,000 incurred by the Group in connection with the refinancing of the Facilities on or around 24 November 2004; and

  (f)
  the amount of the Retention Bonuses paid or accrued in that period (to the extent deducted from EBITDA) up to in aggregate $2,050,000,

  for the avoidance of doubt EBITDA for covenant calculations excludes the impact of:

  (i)
  profit attributable to minority interests;

  (ii)
  Extraordinary Items;

  (iii)
  any profit or loss arising on the disposal of fixed assets;

  (iv)
  amounts written off the value of investments;

  (v)
  income from participating interests in associated undertakings and income from any other investments; and

  (vi)
  realised and unrealised exchange gains and losses.

  "Environmental Law" means any common, civil or criminal law, statute, regulation, rule, order, consent, decree or governmental requirement of any country and any directive or regulation of any body having the force of law in any country, which relates to or otherwise imposes liability or standards of conduct concerning discharges or releases of any Hazardous Substances into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of Hazardous Substances.

  "Environmental Licence" means any Authorisation required by any Environmental Law.

  "Equity Documents" means the Constitutional Documents and the Subordinated Note Instrument in each case in the agreed form and all other agreements and documents entered into under those documents.

  "Ernst & Young Report" means the report dated 11 November 2004 prepared by Ernst & Young relating to the projections of the Group addressed to, among others, the Finance Parties.

  "EURIBOR" means, in relation to any Loan in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

  "Event of Default" means any event or circumstance specified as such in Clause 25 (Events of Default).

  "Extraordinary Items" has the meaning given to that term by GAAP (but including, for the avoidance of any doubt, any expenses incurred in relation to the closing of any offices of the Group and restructuring costs of the Group of up to, in aggregate, $600,000 in each financial year).

  "Facility" means Facility A or Facility B as described in Clause 2 (The Facilities) or an Ancillary Facility established pursuant to this Agreement and "Facilities" means all or any of them.

  "Facility A" means the term loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

  "Facility A Commitment" means:

  (a)
  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Part III of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Facility A Loan" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

  "Facility A Repayment Date" means each of the dates set out in Column 1 of Schedule 4 (Repayment Schedule).

  "Facility A Repayment Installment" means each amount set out in Column 2 of Schedule 4 (Repayment Schedule).

  "Facility B" means the revolving credit facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

  "Facility B Commitment" means:

  (a)
  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Part III of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

  "Facility B Utilisation" means a Facility B Loan or a Letter of Credit.

  "Facility Office" means (in the case of the Original Lender) the office set out against its name in the signing pages of this Agreement and (in the case of any other Lender) the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

  "Fee Letter" means the fees letter dated 24 November 2004 from The Governor and Company of the Bank of Scotland to the Parent and any letter or letters dated on or about the Restatement Date between the Arranger and the Parent (or the Agent and the Parent) setting out any of the fees referred to in Clause 15 (Fees) and Clause 6.1 (Fees and Expenses) of the Second Supplemental Facility Agreement.

  "Finance Documents" means this Agreement, the Supplemental Facility Agreement, the Second Supplemental Facility Agreement, any Fee Letter, the Security Documents, the Inter Creditor Deed, the Investor Guarantee, any Hedging Documents entered into between a Finance Party and a member of the Group, each Transfer Certificate, any Accession Letter, any Resignation Letter, any Ancillary Facility Documents, any Letter of Credit and any other document designated in writing as such by the Agent and the Parent.

  "Finance Lease" means a contract or arrangement entered into between a lessor and a lessee and which is treated as a finance or capital lease in accordance with GAAP.

  "Finance Lease Expenditure" means the capital value of any asset the, subject of a Finance Lease to which a member of the Group is a party.

  "Finance Party" means the Agent, the Arranger, the Security Trustee, the Issuing Bank, a Hedging Lender or a Lender.

  "Financial Indebtedness" means any indebtedness for or in respect of:

  (a)
  moneys borrowed;

  (b)
  any amount raised by acceptance under any acceptance credit facility;

  (c)
  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

  (d)
  any Finance Lease;

  (e)
  receivables sold or discounted;

  (f)
  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

  (g)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

  (h)
  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

  (i)
  (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

  "First Subordinated Note Instrument" means the debenture agreement between the Parent and Dutchco dated August 13, 2002 constituting the First Subordinated Notes.

  "First Subordinated Notes" means the $51,059,000 convertible subordinated debentures of the Parent (or the amount thereof which is outstanding) issued pursuant to the First Subordinated Note Instrument.

  "Funds Flow Statement" means the funds flow statement prepared by the Parent (including, without limitation, a statement of all costs and expenses incurred in relation to the refinancing) in the agreed form.

  "GAAP" means generally accepted accounting principles in the United States of America.

  "Geoprocesados Receivable" means the amount payable by Geoprocesados S.A. de C.V. to AGI Mexicana and that was purchased by the Group pursuant to the Core Labs Acquisition.

  "Gross Assets" means, in respect of any member of the Group, the aggregate of the trade receivables and the tangible fixed assets of that member of the Group, in each case in accordance with GAAP but excluding all intra Group receivables or any investments in subsidiaries or associates.

  "Group" means the Parent and its Subsidiaries for the time being and "member of the Group" or "Group Company" shall be construed accordingly.

  "Hazardous Substances" means any noise, odour, pollutant, or any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, sensitising, carcinogenic or radioactive material or hazardous or toxic waste, substance or material which a reasonably prudent person would regard as being or being likely to be dangerous or hazardous or likely to cause harm.

  "Hedging Document" means any agreement or document entered into by a member of the Group for the purpose of managing or hedging currency and/or interest rate risk whether by way of forward exchange, cap, collar, swap, forward rate agreement or otherwise.

  "Hedging Lender" means any of the Lenders (or any Affiliate thereof) which is a party to the Inter Creditor Deed in such capacity.

  "Hedging Policy Letter" means the letter from the Parent to the Agent dated 24 November 2004 in relation to the hedging strategy of the Group.

  "Hedging Transaction" means any currency or interest rate, purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency sale or purchase agreement, interest rate swap, currency swap or similar arrangements or any combination thereof whether on market or otherwise.

  "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  "Insurance Adequacy Letter" means the letter from McGriff, Siebels & Williams of Texas Inc. to the Finance Parties dated on or around 24 November 2004.

  "Insurance Report" means the report dated on or around the Completion Date by McGriff, Siebels and Williams of Texas Inc. in relation to the insurance cover of the Group addressed to, among others, the Finance Parties.

  "Intangible Assets" has the meaning given to that term by GAAP.

  "Intellectual Property" means patents, trademarks, service marks, designs, business names, copyrights, confidential information, know-how, computer software and all other intellectual property rights and any interest (including by way of licence) in any of the foregoing in each case whether registered or not and including all applications for the same.

  "Inter Creditor Deed" means the priority agreement dated 13 June 2003 between inter alia the Parent, the Finance Parties and the Original Investors as amended and restated by a supplemental priority agreement dated 22 July 2004 between, inter alia, the Parent, the Finance Parties and the Dutch Foundations.

  "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).

  "Investor Counter-Indemnity" means the counter-indemnity granted by the Parent in favour of Fox Paine Capital Fund II International L.P. dated on or around the Restatement Date in connection with the Investor Guarantee.

  "Investor Guarantee" means the guarantee granted by Fox Paine Capital Fund II International L.P. in favour of the Security Trustee dated on or around the Restatement Date.

  "Investors" means the Original Investors and any of their successors or assigns permitted in terms of the Transaction Documents.

  "Legal Due Diligence Report" means:

  (a)
  the overview legal review report dated 19 and 26 March 2002 by Wachtell Lipton Rosen & Katz;

  (b)
  the legal review report dated 12 April 2002 by Freshfields;

  (c)
  the legal review report dated 27 March 2002 by Meitar Liqornik Geva & Co;

  (d)
  the IP review dated 10 September 2002 by Darby & Darby,

  in relation to the legal affairs of the Group addressed to, among others, the Finance Parties but with no right of recourse by the Finance Parties against the authors of such reports.

  "Lender" means:

  (a)
  any Original Lender; and

  (b)
  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

  which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  "Letter of Credit" means a letter of credit, substantially in the form set out in Schedule 14 (Form of Letter of Credit) or in any other form requested by a Borrower and agreed with the Agent (with the prior written consent of the Majority Lenders) and the Issuing Bank.

  "LIBOR" means, in relation to any Loan:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the relevant currency for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

  "Listing" means a listing of all or any of the shares of the Parent (or any other member of the Group or any new holding company of the Parent (or any holding company of the Parent) of which the Parent is a direct Subsidiary) on any official list or an admission to trading of all or any of the shares of the Parent (or any other member of the Group or any new holding company of the Parent (or any holding company of the Parent) of which the Parent is a direct Subsidiary) on any recognised investment exchange or market of any country (or the sale or issue of any such shares on any such exchange or market).

  "LMA" means the Loan Market Association.

  "Loan" means the Facility A Loan or a Facility B Loan.

  "Luxco" means Paradigm Geotechnology S.A.R.L. a limited liability company registered in Luxembourg.

  "Majority Lenders" means:

  (a)
  if there are no Utilisations or Ancillary Outstandings then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Utilisations and Ancillary Outstandings then outstanding aggregate more than 66 2/3% of all the Utilisations and Ancillary Outstandings then outstanding.

  "Management Accounts" means, in respect of an Accounting Period, the unaudited consolidated management accounts of the Group or the unaudited consolidated management accounts of an Obligor (as the case may be).

  "Management Agreement" means the letter dated 13 August 2002 between Fox Paine & Company, LLC and the Company as amended by Fox Paine & Company, LLC and the Company.

  "Management Fee" means the fees payable to Fox Paine & Company, LLC in terms of Management Agreement.

  "Management Team" means John Gibson, Jorge Machnizh, Elijio Serrano, David Verdun and Orit Leitman or, in the event that any other finance director or chief financial officer of the Group is appointed after the date of this Agreement (any such appointment being made following consultation between the Company and the Agent), such other finance director or chief financial officer.

  "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost formulae).

  "Margin" means in relation to:

  (a)
  Facility A, 2.50% per annum;

  (b)
  Facility B, 2.00% per annum,

  provided that for each Interest Period in respect of Facility A commencing on or after the Restatement Date but on or prior to the date falling 6 months after the Restatement Date the margin in relation to the amount of the Facility A Loan in excess of US$51,000,000 shall be 4.00% per annum.

  "Material Adverse Effect" means any event or circumstances which has, or is reasonably likely to have, a material adverse effect on:

  (a)
  the business or financial condition of any Obligor or the Group as a whole; or

  (b)
  the ability of any of the Obligors to perform any of their payment obligations under any of the Finance Documents or to comply with their obligations under Clause 23 (Financial Covenants); or

  (c)
  the validity or enforceability of any Finance Document.

  "Material Company" means the Parent, each Obligor and each other Material Subsidiary.

  "Material Subsidiary" means at any time, a Subsidiary of the Parent whose Gross Assets or Total Revenues then equal or exceed 7.5% of the aggregate Gross Assets or aggregate Total Revenues of the Group.

  For this purpose:

  (a)
  the Gross Assets or Total Revenues of a Subsidiary of the Parent will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

  (b)
  if a Subsidiary of the Parent becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the Gross Assets or Total Revenues of that Subsidiary will be determined from its latest financial statements;

  (c)
  the aggregate Gross Assets or aggregate Total Revenues of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the Gross Assets or Total Revenues of any company or business subsequently acquired or disposed of; and

  (d)
  if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Parent, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

  "Merger Agreement" means the agreement for merger dated 21 May 2002 between the Parent (then called Talamantes BV), FP Acquisition Ltd and the Company in relation to the acquisition of the Company.

  "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (a)
  if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

  (b)
  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

  (c)
  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

  The above rules will only apply to the last Month of any period.

  "Net Proceeds" means, in relation to any disposal, the gross consideration received by the members of the Group in relation to the relevant disposal (including, without limitation, the amount of any intercompany loan repaid in connection with the disposal) less all Taxes, costs and expenses directly incurred in respect of that disposal.

  "Net Working Capital" means the aggregate of Current Assets (excluding all cash at bank and cash in hand, all assets in relation to Tax and accrued interest receivable) less the aggregate of Current Liabilities (excluding any current Financial Indebtedness which is repayable within one year and liabilities in relation to Tax, Extraordinary Items and dividends payable).

  "Obligor" means each Original Obligor and each Additional Obligor.

  "Operating Budget" means in relation to the Group and the period starting not later than the date of this Agreement and ended on 31 December 2003, the Business Plan and in relation to each successive 12 month period thereafter:

  (a)
  a projected balance sheet;

  (b)
  a projected profit and loss account;

  (c)
  a projected cash flow statement; and

  (d)
  projected calculations relating to each financial covenant contained in Clause 23 (Financial Covenants),

  relating to each such period and on a quarterly basis and containing a commentary by the chief financial officer of the Group on the previous period's performance and the forecast market conditions.

  "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

  "Original Annual Accounts" means the audited consolidated financial statements of the Group for the financial year ended 31 December 2002.

  "Original Financial Statements" means the Original Annual Accounts and the Original Management Accounts.

  "Original Management Accounts" means the unaudited management accounts of the Group for the period ended 31 March 2003.

  "Original Investors" means Fox Paine Capital Fund II International LP, Fox Paine Capital Fund II Co-Investors International LP, FPC Investment GP and E And A "J" Trust.

  "Original Obligor" means each member of the Group which, on or prior to the Restatement Date, has entered into a Security Document (or Documents) granting valid and enforceable first ranking security rights in respect of all or substantially all of its assets and a guarantee of the obligations of the Borrowers under the Finance Documents, as set out in Part II of Schedule 1.

  "Paradigm BV" means Paradigm Geophysical BV, a limited liability company registered in the Netherlands.

  "Partial Refinancing Bond Issue" means the issue of high yield bonds by a company of which the Parent is a wholly owned Subsidiary on terms which are (in the opinion of the Lenders (acting reasonably)) fully subordinated to amounts due under the Finance Documents and in circumstances in which the bonds do not constitute a secured or unsecured liability (actual, contingent or otherwise) of any member of the Group.

  "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

  "Party" means a party to this Agreement.

  "Permitted Acquisition" means any acquisition of a business or company by a member of the Group approved in writing by the Agent.

  "Permitted Financial Indebtedness" means:

  (a)
  indebtedness under any Finance Document, the First Subordinated Note Instrument, the Second Subordinated Note Instrument or subordinated indebtedness not exceeding $5,000,000 incurred in order to satisfy the Group's obligations under Clause 11.9 (Financial Covenant Breach) on terms reasonably acceptable to the Agent;

  (b)
  indebtedness between any Obligor and another member of the Group if and to the extent permitted by Clause 24.19 (Loans);

  (c)
  indebtedness under any Finance Lease to the extent permitted under Clause 24.22 (Capital Expenditure);

  (d)
  indebtedness outstanding under any bank facility which is the subject of a Letter of Credit;

  (e)
  indebtedness permitted pursuant to Clause 24.18 (Guarantees) or to Clause 24.31 (Hedging Transactions);

  (f)
  any indebtedness under the Investor Counter-Indemnity;

  (g)
  any indebtedness entered into with the prior written consent of the Agent (not to be unreasonably withheld or delayed); and

  (h)
  indebtedness not otherwise referred to in paragraphs (a) to (g) above (inclusive) in an aggregate principal amount not exceeding $100,000 for the Group taken as a whole.

  "Permitted Hedging Transaction" means:

  (a)
  the Hedging Transactions entered into in accordance with the terms of the Hedging Policy Letter;

  (b)
  any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge currency expenses incurred by the Group.

  "Permitted Security Interest" means:

  (a)
  any Security Interest listed in Schedule 8 (Existing Security) except to the extent the principal amount secured by those Security Interests exceeds the amount stated in that Schedule;

  (b)
  any netting or set-off arrangement entered into by any member of the Group either (i) in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or (ii) by way of market standard terms in relation to Hedging Documents permitted by this Agreement and the Inter Creditor Deed;

  (c)
  any lien arising by operation of law and in the ordinary course of business;

  (d)
  any Security Interest over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

  (A)
  the Security Interest was not created in contemplation of the acquisition of that asset by a member of the Group;

  (B)
  the principal amount secured has not been increased in contemplation of, or since, the acquisition of that asset by a member of the Group; and

  (C)
  the Security Interest is removed or discharged within three months of the date of acquisition of such asset;

  (e)
  any Security Interest over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security Interest is created prior to the date on which that company becomes a member of the Group, if:

  (A)
  the Security Interest was not created in contemplation of the acquisition of that company;

  (B)
  the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

  (C)
  the Security Interest is removed or discharged within three months of that company becoming a member of the Group;

  (f)
  any Security Interest entered into pursuant to any Finance Document;

  (g)
  any Security Interest arising out of the retention provisions in suppliers conditions of supply of goods acquired in the ordinary course of trading;

  (h)
  any Security Interest over goods and documents of title thereto arising under documents credit transactions entered into in the ordinary course of trade and on terms customary in that trade;

  (i)
  any Security Interest entered into with the prior written consent of the Agent; and

  (j)
  any Security Interest securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of any Security Interest given by any member of the Group other than any permitted under paragraphs (a) to (i) above) does not exceed $100,000 (or its equivalent in another currency or currencies).

  "PMP" means a professional market party (professionele marktpartij) as defined in the Dutch Banking Act Exemption Regulation, which includes, among others:

  (a)
  any person or entity who or which is subject to supervision by Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten) or the Dutch Central Bank (De Nederlandsche Bank) or by a supervisory authority in any other country to operate lawfully on the financial markets;

  (b)
  persons or entities otherwise engaged in regulated activities on the financial markets;

  (c)
  central governments, central banks, regional and other decentralised governmental bodies, international treaty organisations and supranational organisations;

  (d)
  entities meeting at least two of the following criteria according to their most recent consolidated or non-consolidated annual accounts: (i) an average of at least 250 employees during the financial year, (ii) total assets of at least EUR 43 million according to its balance sheet, and (iii) annual net turnover of at least EUR 50 million;

  (e)
  entities with their registered office in The Netherlands which at their request to be considered as qualified investors (within the meaning of Directive 2003/71/EC) have been entered in the register of qualified investors maintained by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten);

  (f)
  natural persons resident in The Netherlands meeting at least two of the following criteria who at their request to be considered as qualified investors have been entered in the register of qualified investors: (i) they have carried out at least 10 sizeable transactions on the financial markets in each of the preceding four calendar quarters, (ii) the size of their securities portfolio is at least EUR 500,000, and (iii) they have worked for at least a year in the financial sector in a position which requires knowledge of investment in securities;

  (g)
  entities which sole corporate purpose is to invest in securities (e.g. hedge funds);

  (h)
  entities which have been specially incorporated to enter into transactions and acquire assets as referred to in Section 2:364 Dutch Civil Code for the purpose of security for securities which have been or will be offered, to the extent such entities enter into such transactions;

  (i)
  enterprises or institutions with total assets of at least EUR 500 million according to their balance sheet at the end of the year preceding the year in which they become a Lender or participate in any Commitment to a Dutch Borrower hereunder;

  (j)
  enterprises, institutions or natural persons with a net equity (eigen vermogen) of at least EUR 10 million as of the end of the year preceding the year in which they become a Lender or participate in any Commitment to a Dutch Borrower hereunder, and who have been active on the financial markets on average at least twice per month during the preceding two consecutive years;

  (k)
  subsidiaries of enterprises or institutions referred to under a) to h) inclusive, hereinabove, the supervision of which is included in the consolidated supervision of such enterprises or institutions; and

  (l)
  enterprises or institutions which (i) are rated by a rating agency which is considered by the Dutch Central Bank having expert knowledge or (ii) offer securities rated by a rating agency which is considered by the Dutch Central Bank having expert knowledge.

  "Presentation Pack" means the presentation document dated 23 September 2005 and subsequent submissions of information prepared by the Original Investor and delivered to the Agent on or after 23 September 2005 up to the Restatement Date in relation to the matters covered by the presentation document (in each case save to the extent superseded by such subsequent information).

  "Qualifying Lender" has the meaning given to it in Clause 16 (Tax gross up and indemnities).

  "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

  (a)
  (if the currency is Sterling) the first day of that period;

  (b)
  (if the currency is euro) two TARGET Days before the first day of that period; or

  (c)
  (for any other currency) two Business Days before the first day of that period,

  unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

  "Reference Banks" means, in relation to LIBOR, EURIBOR and Mandatory Cost, the principal London offices of The Governor and Company of the Bank of Scotland, The Royal Bank of Scotland plc and Barclays Bank plc or such other banks as may be appointed by the Agent in consultation with the Parent.

  "Relevant Interbank Market" means, in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

  "Repeating Representations" means each of the representations set out in Clauses 21 other than those set out in Clause 21.7 (Deduction of Tax), 21.9 (No Default), 21.10 (Original Financial Statements), 21.12 (Transaction Information), 21.13 (Base Case Model), 21.15 (Disclosure), 21.24 (Group Structure), 21.25 (Ownership of Parent) and 21.27 (Office of Chief Scientist and Approved Enterprise Status from the Investment Centre).

  "Reservations" means:

  (a)
  the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, limitations on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, examination, court protection or other laws generally affecting the rights of creditors, the time-barring of claims, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defences of set-off or counter claim and similar principles; and

  (b)
  the legal reservations set out in any legal opinion delivered to the Agent pursuant to this Agreement.

  "Resignation Letter" means a letter substantially in the form set out in Schedule 13 (Form of Resignation Letter).

  "Restatement Date" means the date on which the Second Supplemental Facility Agreement becomes effective.

  "Retention Bonuses" means bonus payments by the Company (or any other member of the Group) to certain executive officers of the Group Companies in terms of letters from the Company to such executives.

  "Rollover Loan" means one or more Facility B Loans:

  (a)
  made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

  (b)
  the aggregate amount of which is equal to or less than the maturing Facility B Loan;

  (c)
  in the same currency as the maturing Facility B Loan (unless it arose as a result of the operation of Clause 9.2 (Unavailability of a currency)); and

  (d)
  made or to be made to the same Borrower for the purpose of refinancing a maturing Facility B Loan.

  "Sale" means a disposal (whether in a single transaction or a series of related transactions) of all or substantially all of the business and assets of the Group.

  "Screen Rate" means:

  (a)
  in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

  (b)
  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

  displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders.

  "Second Subordinated Note Instrument" means the debenture agreement between the Parent and Dutchco dated 22 April 2004 constituting the Second Subordinated Notes.

  "Second Subordinated Notes" means the $20,200,000 convertible subordinated debentures of the Parent (or the amount thereof which is outstanding) issued pursuant to the Second Subordinated Note Instrument.

  "Second Supplemental Facility Agreement" means the second supplemental facility agreement dated on or around the Restatement Date between the Parent, the Agent, the Lenders and others and expressed to be supplemental to this Agreement.

  "Security Documents" means each of the security documents and/or agreements referred to in Schedule 2 (Conditions Precedent), each of the security documents and/or agreements referred to in Schedule 2 (Conditions Precedent) in the Supplemental Facility Agreement, each of the security documents and/or agreements referred to in Schedule 2 (Conditions Precedent) in the Second Supplemental Facility Agreement, and all other documents creating, evidencing or granting security in favour of the Finance Parties (or any of them) in respect of the obligations of the Obligors under the Finance Documents.

  "Security Interest" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

  "Security Period" means the period starting on the date of this Agreement and ending on the date on which all of the obligations and liabilities of the members of the Group under each Finance Document are discharged in full and none of the Finance Parties has any continuing obligations in relation to the Facilities.

  "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 13 (Interest Periods).

  "Service Contracts" means the service contract dated 3 February 1999 between the Company and Orit Leitman and the service contracts of each other member of the Management Team with a member of the Group.

  "Specified Time" means a time determined in accordance with Schedule 10 (Timetables).

  "Sterling" and "£" means the lawful currency for the time being of the United Kingdom.

  "Subordinated Notes" means the First Subordinated Notes and the Second Subordinated Notes.

  "Subsidiary" means, in relation to any company or corporation, any company or corporation:

  (a)
  which is controlled, directly or indirectly, by the first-mentioned company or corporation; or

  (b)
  more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

  (c)
  which is the subsidiary of another subsidiary of the first mentioned company or corporation,

  and for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

  "Supplemental Facility Agreement" means the supplemental facility agreement dated 24 November 2004 between the Parent, the Agent, the Lenders and others and expressed to be supplemental to this Agreement.

  "Surplus Cash" means, in relation to any period of 12 months preceding the date to which any calculation is to be made, the amount by which Cashflow as shown in the latest Annual Accounts of the Group exceeds 125% of Total Funding Costs as shown in such accounts (provided that for this purpose (a) any Net Proceeds applied in accordance with the terms of this Agreement will be deducted from Cashflow (to the extent included therein), (b) any voluntary prepayments in terms of Clause 11.3 (Voluntary Prepayment of Facility A Loan) will be deducted from Cashflow (to the extent included therein) to the extent applied in accordance with the terms of this Agreement, (c) any proceeds of making a claim under any policy of insurance applied in accordance with this Agreement will be deducted from Cashflow (to the extent included therein), (d) any proceeds of a Listing applied in accordance with this Agreement will be deducted from Cashflow (to the extent included therein), (e) any proceeds of any equity investment in the Parent (made in accordance with the terms of this Agreement), Dutchco, the Dutch Foundations, the Original Investors, Caymanco or Luxco (to the extent that each such equity investment is invested by Dutchco, the Dutch Foundations, the Original Investors, Caymanco or Luxco (as appropriate) in the Parent) will be deducted from Cashflow (to the extent included therein) and (f) the amount of Surplus Cash for any financial year will be deemed to be nil unless Cashflow is in excess of 125% of Total Funding Costs.

  "Syndication Date" means the date (as determined by the Arranger and notified to the Parent) on which primary syndication of the Facilities has been completed or, if earlier, the date falling 9 months after the 24 November 2004.

  "Tangible Net Worth" means on any date the aggregate of:-

  (a)
  the amount paid up or credited as paid up on the issued share capital of the Parent on such date;

  (b)
  the amount standing to the credit or debit of the consolidated capital and revenue reserves of the Group on such date; and

  (c)
  the principal amount of the Subordinated Notes outstanding on such date.

  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

  "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

  "Tax" or "Taxes" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any indexation, penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  "Taxes Act" means the Income and Corporation Taxes Act 1988.

  "Termination Date" means:

  (a)
  in relation to Facility A, 31 December 2011;

  (b)
  in relation to Facility B, 31 December 2011.

  "Test Date" means (in the case of Clause 23.1(a) and Clause 23.1(b)) 31 March, 30 June, 30 September and 31 December in each year, commencing 31 March 2006 in the case of Clause 23.1(a) and 31 December 2006 in the case of Clause 23.1(b) and (in the case of Clause 23.1(c)) 31 December in each year, commencing 31 December 2006.

  "Test Period" means a period of 4 Accounting Periods ending on a Test Date.

  "Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments being $77,750,000 at the date of the Second Supplemental Facility Agreement.

  "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being $60,500,000 at the date of the Second Supplemental Facility Agreement.

  "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being $17,250,000 at the date of the Second Supplemental Facility Agreement.

  "Total Funding Costs" means, in relation to any period, the aggregate of:

  (a)
  Total Net Debt Costs for that period;

  (b)
  all scheduled repayments of the Loans falling due during that period (excluding any voluntary prepayments and any amounts falling due under Facility B or under any overdraft facility available under or pursuant to any Ancillary Facility and which was (in any such case) available for simultaneous re-drawing in accordance with the terms of the relevant facility); and

  (c)
  the amount of any dividend or other distribution made by the Parent in such period.

  "Total Net Debt" means (without double counting) the aggregate of:

  (a)
  that part of the Financial Indebtedness of members of the Group which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of (i) moneys borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, or (iii) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (including, for the avoidance of doubt, any indebtedness under this Agreement but excluding all amounts of principal and interest outstanding under the Subordinated Notes and any amounts outstanding under any Ancillary Facilities); and

  (b)
  the capital element of all rentals or, as the case may be, other payments payable under any Finance Lease entered into by any members of the Group;

  less all cash at bank and cash in hand of the members of the Group.

  "Total Net Debt Costs" means, in relation to any period, the aggregate of (a) all interest, commission, periodic fees and other financing charges payable by the members of the Group during that period (including the interest element payable under any Finance Lease) and (b) all interest payable in cash on the Subordinated Notes accruing during that period (but excluding, for the avoidance of doubt, any interest discharged from a Utilisation of Facility A in accordance with this Agreement) less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by any Group Company under any interest rate protection agreement of whatever description during that period, and, for the avoidance of doubt, excluding (a) any fees and commissions paid in relation to the acquisition of the Company, (b) any amounts amortised on finance costs and issue costs arising from the acquisition of the Company and (c) any amounts amortised on finance costs arising from the Finance Documents (including, without limitation, all legal and other professional fees).

  "Total Refinancing Bond Issue" means the issue of high yield bonds by a company of which the Parent is a wholly owned Subsidiary or which is a member of the Group which are issued in circumstances in which the bonds do not constitute a secured liability of any member of the Group.

  "Total Revenues" shall have the meaning attributed to that term by GAAP (but shall exclude intra Group revenues).

  "Transaction Documents" means the Equity Documents and the Finance Documents.

  "Transfer Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

  "Transfer Date" means, in relation to a transfer, the later of:

  (a)
  the proposed Transfer Date specified in the Transfer Certificate; and

  (b)
  the date on which the Agent executes the Transfer Certificate.

  "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

  "Utilisation" means a Loan or a Letter of Credit.

  "Utilisation Date" means the date on which a Utilisation is made.

  "Utilisation Request" means a notice substantially in one of the forms set out in Part I of Schedule 3 (Requests).

  "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature in any other jurisdiction.

1.2.  Construction

  (a)
  Unless a contrary indication appears, any reference in this Agreement to:

  (i)
  the "Agent", the "Arranger", the "Security Trustee", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

  (ii)
  a document being in the "agreed form" means in a form agreed between the Parent and the Agent;

  (iii)
  "assets" includes present and future properties, revenues and rights of every description;

  (iv)
  the "European interbank market" means the interbank market for euro operating in Participating Member States;

  (v)
  a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, restated, supplemented or novated;

  (vi)
  "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

  (vii)
  a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

  (viii)
  a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

  (ix)
  a provision of law is a reference to that provision as amended or re-enacted;

  (x)
  a time of day is a reference to London time; and

    (xi)
    a Section, Clause or Schedule is to a section or clause of, or schedule to, this Agreement.

  (b)
  Section, Clause and Schedule headings are for ease of reference only.

  (c)
  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

  (d)
  A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

  (e)
  Where there is any reference in this Agreement to any amount or limit specified in Dollars, in ascertaining whether or not that amount or limit has been attained, breached or achieved (as the case may be) an amount not denominated in Dollars shall be counted on the basis of the equivalent in Dollars of that amount at the relevant date using the Agent's Spot Rate of Exchange.

1.3.  Third party rights

  (a)
  Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") or any other applicable law to enforce or to enjoy the benefit of any term of this Agreement.

  (b)
  Notwithstanding any terms of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.     THE FACILITIES

2.1.  The Facilities

  Subject to the terms of this Agreement, the Lenders make available:

  (a)
  to the Parent, a Dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

  (b)
  to the Borrowers, a multicurrency revolving credit facility in an aggregate amount equal to the Total Facility B Commitments.

2.2.  Finance Parties' rights and obligations

  (a)
  The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

  (b)
  The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

  (c)
  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3.  Ancillary Facilities

  Subject to the terms of this Agreement, provision may be made for the establishment of Ancillary Facilities in place of all or any part of the Total Facility B Commitments.

2.4.  Amount of Facilities

  Subject to the Inter Creditor Deed, the amount of the Facilities (or any of them) may be increased or reduced at any time with the agreement of each Party to this Agreement. Any such increase or reduction will be documented by way of an agreement which is supplemental to this Agreement.

3.     PURPOSE

3.1.  Purpose

  (a)
  The Parent shall apply all amounts borrowed by it under Facility A towards the refinancing of existing indebtedness and (i) the payment of interest and/or repayment of principal on or after the Restatement Date of the First Subordinated Notes (ii) a repayment of share premium on the shares in the Parent in accordance with and subject to the rules, requirements and restrictions under or pursuant to Dutch corporate law and/or (iii) a repurchase by the Parent of new shares in its capital that the Parent will issue to Dutch Foundation 2 and Dutch Foundation 3 out of its share premium in accordance with and subject to the rules, requirements and restrictions under or pursuant to Dutch corporate law on or after the Restatement Date and (iv) the payment of all costs and expenses in relation thereto in accordance with, in each case, the Funds Flow Statement (and, in connection with the Agent grants any necessary consents for the purposes of the Finance Documents) and provided that the aggregate of (i), (ii) and (iii) shall not exceed $35,000,000.

  (b)
  The Borrowers shall apply all amounts borrowed by them under Facility B (or under any Ancillary Facility) towards the working capital purposes of the Group but, for the avoidance of doubt, shall not apply any amounts borrowed by them under Facility B (or under any Ancillary Facility) towards the purposes referred to in paragraph (a) above.

3.2.  Monitoring

  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.     CONDITIONS OF UTILISATION

4.1.  Initial conditions precedent

  Deleted.

4.2.  Further conditions precedent

  The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

  (i)
  in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

  (ii)
  the Repeating Representations to be made by each Borrower are true in all material respects.

4.3.  Conditions relating to Optional Currencies

  (a)
  A currency will constitute an Optional Currency in relation to a Facility B Utilisation if:

  (i)
  it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

  (ii)
  it is Sterling or euros or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Utilisation.

  (b)
  If by the Specified Time the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Parent by the Specified Time:

  (i)
  whether or not the Lenders have granted their approval; and

  (ii)
  if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

  (c)
  If the euro constitutes an Optional Currency at any time and the Parent has specified in a Utilisation Request that the euro is the currency of the proposed Utilisation, that Utilisation will only be made available in the euro unit.

4.4.  Maximum number of Utilisations

  (a)
  No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation:

  (i)
  more than one Facility A Loan would be outstanding; or

  (ii)
  twenty or more Facility B Utilisations would be outstanding.

  (b)
  The Parent may not request that the Facility A Loan be divided.

  (c)
  Any Loan made by a single Lender under Clause 9.2 (Unavailability of currency) shall not be taken into account in this Clause 4.4.

4.5.  Limitations on Utilisation

  (a)
  The Parent acknowledges and agrees that Paradigm Geophysical LLC may only utilise Facility 13 and the Ancillary Facility in order to request the issue of a Letter of Credit for $250,000 (or such other amount as the Agent may agree) in favour of RaiffeisenBank Austria, Moscow.

  (b)
  Only the Parent may borrow under Facility A.

  (c)
  Notwithstanding any other provision of this Agreement, the Borrowers acknowledge and agree that the aggregate amount of the Loans made and Letters of Credit issued under Facility B will not exceed $10,000,000 at any time without the prior written consent of the Lenders.

SECTION 3

UTILISATION

5.     UTILISATION—LOANS

5.1.  Delivery of a Utilisation Request

  The relevant Borrower may utilise a Facility by way of Loan by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2.  Completion of a Utilisation Request

  (a)
  Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

  (i)
  it identifies the Facility to be utilised;

  (ii)
  the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

  (iii)
  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

  (iv)
  the proposed Interest Period complies with Clause 13 (Interest Periods).

  (b)
  Only one Loan may be requested in each Utilisation Request.

5.3.  Currency and amount

  (a)
  The currency specified in a Utilisation Request must be the Base Currency or, in the case of a Facility B Loan, an Optional Currency.

  (b)
  The amount of the proposed Loan must be:

  (i)
  a minimum amount (and integral multiple) of $100,000 in the case of Facility B Loan in the Base Currency or in any case, if less, the Available Facility; or

  (ii)
  if the currency selected is an Optional Currency under Facility B, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

  (iii)
  in any event such that its Base Currency Amount is less than or equal to the Available Facility.

  (c)
  No Facility B Loan may be requested until Facility A has been fully drawn in terms of Clause 5.3(b)(i) above.

5.4.  Lenders' participation

  (a)
  If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

  (b)
  The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

  (c)
  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.     UTILISATION—LETTERS OF CREDIT

6.1.  General

  (a)
  In this Clause 6 and Clause 7 (Letters of Credit):

  (i)
  "Expiry Date" means, for a Letter of Credit, the last day of its Term;

  (ii)
  "L/C Proportion" means, in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender's Available Commitment to the Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender;

  (iii)
  "Renewal Request" means a written notice delivered to the Agent in accordance with Clause 6.7 (Renewal of a Letter of Credit); and

  (iv)
  "Term" means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

  (b)
  Any reference in this Agreement to:

  (i)
  a "Finance Party" includes the Issuing Bank;

  (ii)
  the Interest Period of a Letter of Credit will be construed as a reference to the Term of that Letter of Credit;

  (iii)
  an amount borrowed includes any amount utilised by way of Letter of Credit;

  (iv)
  a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

  (v)
  a Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit;

  (vi)
  amounts outstanding under this Agreement include amounts outstanding under any Letter of Credit;

  (vii)
  an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of that Letter of Credit at that time;

  (viii)
  a Borrower "repaying" or "prepaying" a Letter of Credit means:

  (A)
  that Borrower providing cash cover for that Letter of Credit;

  (B)
  the maximum amount payable under the Letter of Credit being reduced in accordance with its terms; or

  (C)
  the Issuing Bank being satisfied that it has no further liability under that Letter of Credit,

      and the amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (viii)(A) and (viii)(B) above is the amount of the relevant cash cover or reduction; and

    (ix)
    a Borrower providing "cash cover" for a Letter of Credit means the Borrower or (with the prior written consent of the Issuing Bank) any other member of the Group paying an amount in the currency of the Letter of Credit to an interest bearing account (bearing interest at the rate offered by the Agent to corporate customers generally for comparable amounts held by it on like terms) in the name of the Borrower and the following conditions are met

      (A)
      the account is with the Agent (if the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

      (B)
      withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit; and

      (C)
      the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent or the Finance Party with which that account is held, creating a first ranking security interest over that account.
  (c)
  Clause 5 (Utilisation—Loans) does not apply to a Utilisation by way of Letter of Credit.

6.2.  Facility B

  Facility B may be utilised by way of Letters of Credit.

6.3.  Delivery of a Utilisation Request for Letters of Credit

  A Borrower may request a Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request in the form of Part 1B of Schedule 3 (Utilisation Request—Letters of Credit) not later than the Specified Time.

6.4.  Completion of a Utilisation Request for Letters of Credit

  Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

  (a)
  it specifies that it is for a Letter of Credit;

  (b)
  the proposed Utilisation Date is a Business Day within the Availability Period;

  (c)
  the currency and amount of the Letter of Credit comply with Clause 6.5 (Currency and amount);

  (d)
  the form of Letter of Credit is attached;

  (e)
  the Expiry Date of the Letter of Credit falls on or before the Termination Date;

  (f)
  the delivery instructions for the Letter of Credit are specified; and

  (g)
  the identity of the beneficiary of the Letter of Credit is specified.

6.5.  Currency and amount

  (a)
  The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

  (b)
  The amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Facility and which is:

  (i)
  if the currency selected is the Base Currency, a minimum of $100,000 or, if less, the Available Facility; or

    (ii)
    if the currency selected is an Optional Currency, the minimum amount (and if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.
  (c)
  The aggregate Base Currency Amount of Letters of Credit must not at any time exceed the Total Facility B Commitments less the aggregate of the Ancillary Commitments and the Base Currency Amount of the Facility B Loans.

6.6.  Issue of Letters of Credit

  (a)
  If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

  (b)
  The Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

  (i)
  in the case of a Letter of Credit renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation; and

  (ii)
  the Repeating Representations to be made by each Borrower are true in all material respects.

  (c)
  The amount of each Lender's participation in each Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit.

  (d)
  The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank and each Lender of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

6.7.  Renewal of a Letter of Credit

  (a)
  A Borrower may request any Letter of Credit issued on its behalf be renewed by delivery to the Agent of a Renewal Request by the Specified Time.

  (b)
  The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the conditions set out in paragraphs (d) and (g) of Clause 6.4 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

  (c)
  The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that

  (i)
  its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

  (ii)
  its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

  (d)
  If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

6.8.  Revaluation of Letters of Credit

  (a)
  If any Letter of Credit is denominated in an Optional Currency, the Agent shall at three monthly intervals after the date of this Agreement, recalculate the Base Currency Amount of that Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent's Spot Rate of Exchange on the date of calculation.

  (b)
  A Borrower shall, if requested by the Agent within 14 days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Facility B Utilisations are prepaid to prevent the Base Currency Amount of the Facility B Utilisation exceeding the Total Facility B Commitments following any adjustment to a Base Currency Amount under paragraph (a) above.

7.     LETTERS OF CREDIT

7.1.  Immediately payable

  If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

7.2.  Assignments and transfers

  If the conditions and procedure for transfer specified in Clause 26 (Changes to the Lenders) are satisfied, then on the Transfer Date the Issuing Bank and the New Lender shall acquire the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Issuing Bank and the Existing Lender shall each be released from further obligations to each other under this Agreement.

7.3.  Fee payable in respect of Letters of Credit

  (a)
  Each Borrower shall pay to the Issuing Bank a fronting fee in respect of each Letter of Credit requested by it in the amount and at the times agreed in the letter dated on or about the date of this Agreement between the Issuing Bank and the Parent. A reference in this Agreement to a Fee Letter shall include the letter referred to in this paragraph.

  (b)
  Each Borrower shall pay to the Agent (for the account of each Lender) a letter of credit fee in the Base Currency computed at the rate per annum equal to the Margin (in respect of Facility B) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender's L/C Proportion of that Letter of Credit.

  (c)
  The accrued letter of credit fee on a Letter of Credit shall be payable on the last day of each successive period of three months on such dates as the Issuing Bank notifies to the Parent from time to time. Accrued letter of credit fee is also payable to the Agent on the cancelled amount of any Lender's Facility B Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letters of Credit prepaid or repaid in full.

7.4.  Claims under a Letter of Credit

  (a)
  Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a "claim").

  (b)
  Each Borrower shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

  (c)
  Each Borrower acknowledges that the Issuing Bank:

  (i)
  is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

  (ii)
  deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

  (d)
  The obligations of a Borrower under this Clause will not be affected by:

  (i)
  the sufficiency, accuracy or genuineness of any claim or any other document; or

  (ii)
  any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.5.  Indemnities

  (a)
  Each Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by that Borrower.

  (b)
  Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

  (c)
  If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above), then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Letter of Credit is issued (or if later, on the date the Lender's participation in the Letter of Credit is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to its L/C Proportion of that Letter of Credit. On receipt of a demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its L/C Proportion of the amount demanded under paragraph (b) above.

  (d)
  The Borrower which requested a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.5 (Indemnities) in respect of that Letter of Credit.

  (e)
  The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

  (f)
  The obligations of any Lender under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

  (i)
  any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or other person;

  (ii)
  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

    (iii)
    the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

    (iv)
    any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

    (v)
    any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

    (vi)
    any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

    (vii)
    any insolvency or similar proceedings.

7.6.  Rights of contribution

  No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.7.  Role of the Issuing Bank

  (a)
  Nothing in this Agreement constitutes the Issuing Bank as a trustee or fiduciary of any other person.

  (b)
  The Issuing Bank shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

  (c)
  The Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

  (d)
  The Issuing Bank may rely on:

  (i)
  any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

  (ii)
  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

  (e)
  The Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

  (f)
  The Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

  (g)
  The Issuing Bank is not responsible for:

  (i)
  the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Issuing Bank, the Agent, the Arranger, an Obligor, the Security Trustee or any other person given in or in connection with any Finance Document; or

  (ii)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

7.8.  Exclusion of liability

  (a)
  Without limiting paragraph (b) below, the Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party (other than the Issuing Bank) may take any proceedings against any officer, employee or agent of the Issuing Bank in respect of any claim it might have against the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Issuing Bank may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act (as defined in Clause 1.3(a)).

7.9.  Credit appraisal by the Lenders

  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 28.15 (Credit appraisal by the Lenders).

7.10. Address for notices

  The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of the Issuing Bank for any communication or document to be made or delivered under or in connection with the Finance Documents is that notified in writing to the Agent prior to the date of this Agreement or any substitute address, fax number, telex number or department or officer as the Issuing Bank may notify to the Agent by not less than five Business Days' notice.

7.11. Amendments and Waivers

  Notwithstanding any other provision of this Agreement, an amendment or waiver which relates to the rights or obligations of the Issuing Bank may not be effected without the consent of the Issuing Bank.

8.     ANCILLARY FACILITIES

8.1.  Availability

  (a)
  Subject to the terms of this Agreement, the Parent and a Lender may agree that that Lender may provide an Ancillary Facility on a bilateral basis to a Borrower incorporated in any part of the United Kingdom or the Parent or the Company to the extent such Ancillary Facilities are utilised within the United Kingdom (or, subject to paragraph (a) of Clause 4.5 (Limitations on Utilisation), Paradigm Geophysical LLC or as the Agent may otherwise agree) in place of all or part of that Lender's Facility B Commitment. The aggregate Ancillary Commitments of the Lenders shall not at any time exceed $10,250,000 (or its equivalent in other currencies).

  (b)
  No Ancillary Facility may be made available unless the Agent has first received from the Parent:

  (i)
  a notice in writing requesting the establishment of an Ancillary Facility by conversion of any Lender's undrawn Facility B Commitment (or any part thereof) into an Ancillary Commitment specifying:

  (A)
  the members of the Group (being Borrowers incorporated in any part of the United Kingdom, the Parent or the Company to the extent such Ancillary Facilities are utilised within the United Kingdom or, subject to paragraph (a) of Clause 4.5 (Limitations on Utilisation), Paradigm Geophysical LLC) which may use the Ancillary Facility;

  (B)
  the commencement and expiry dates of the Ancillary Facility;

  (C)
  the type of Ancillary Facility being provided;

  (D)
  the identity of the Ancillary Lender; and

  (E)
  the applicable Ancillary Commitment;

  (ii)
  a copy of the relevant Ancillary Facility Document; and

  (iii)
  any other information which the Agent may reasonably require in connection with the Ancillary Facility.

  (c)
  Subject to compliance with paragraph (b) above, then:

  (i)
  the Lender concerned shall become an Ancillary Lender; and

  (ii)
  the Ancillary Facility will be available to the relevant Borrowers, with effect from the date agreed by the Parent and the Ancillary Lender.

  (d)
  The Agent must promptly notify the other Lenders of the matters referred to in paragraph (b) above.

  (e)
  No amendment or waiver of a term of an Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment or waiver of or under any other Finance Document (including for the avoidance of doubt under this provision) in which case the provisions of the relevant Finance Document with regard to amendments and waivers will apply.

8.2.  Terms of Ancillary Facilities

  (a)
  Except as provided below, the terms of an Ancillary Facility will be those agreed by the Ancillary Lender and the Parent.

  (b)
  The terms of any Ancillary Facility:

  (i)
  must be based on normal commercial terms at that time;

  (ii)
  must only allow the Ancillary Facility to be used by (subject to Clause 8.1(b)(i)(A)) Borrowers;

  (iii)
  must not allow the Ancillary Outstandings to exceed the Ancillary Commitments;

  (iv)
  must not allow the Ancillary Commitment of a Lender to exceed the Facility B Commitment of that Lender (before reduction on account of the Ancillary Commitment); and

    (v)
    must ensure that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid or the subject of cash cover in full, not later than the Termination Date in relation to Facility B.
  (c)
  In the event of any conflict between the terms of an Ancillary Facility Document and any of the other Finance Documents, the terms of the relevant other Finance Document shall prevail.

8.3.  Facility B Commitment

  An Ancillary Lender's Facility B Commitment at any time shall be reduced by the amount of its Ancillary Commitment in force at that time and increased by the amount of its Ancillary Commitment cancelled from time to time.

8.4.  Refinancing of Ancillary Facility

  (a)
  Save to the extent specified to the contrary in any Ancillary Facility Document, no Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under an Ancillary Facility unless:

  (i)
  the Total Facility B Commitments have been cancelled in full or the Agent has declared all outstanding Utilisations under Facility B immediately due and payable in accordance with the terms of this Agreement; or

  (ii)
  the Ancillary Outstandings under that Ancillary Facility can be refinanced by a Facility B Utilisation and the Ancillary Lender gives sufficient notice to the Parent to enable a Facility B Utilisation to be made to refinance those Ancillary Outstandings.

  (b)
  For the purposes of determining whether or not the Ancillary Outstandings under that Ancillary Facility can be refinanced by a Facility B Utilisation:

  (i)
  the Facility B Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

  (ii)
  the Facility B Utilisation may (provided that sub-paragraph (i) of paragraph (a) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether paragraph (b) of Clause 5.3 (Currency and amount) or paragraph (b) of Clause 6.5 (Currency and amount) applies.

  (c)
  On the making of a Facility B Utilisation made to refinance Ancillary Outstandings:

  (i)
  each Lender will participate in the Facility B Utilisation in such amount (as determined by the Agent) as will result as nearly as possible in the aggregate amount of its participation in the Facility B Utilisations then outstanding bearing the same proportion to the aggregate amount of the Facility B Utilisations then outstanding as its Facility B Commitment bears to the aggregate of the Facility B Commitments; and

  (ii)
  the relevant Ancillary Facility shall be cancelled.

8.5.  Information

  Each Borrower and each Ancillary Lender must, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time.

8.6.  Affiliates of Lenders as Ancillary Lenders

  (a)
  Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Facility B Commitment is the amount set out opposite the relevant Lender's name in Part III of Schedule 1 (The Original Parties). For the purposes of calculating the Lender's Available Commitment with respect to Facility B, the Lender's Commitment shall be reduced to the extent of the aggregate of the Ancillary Commitments of its Affiliates.

  (b)
  The Parent shall specify any relevant Affiliate of a Lender in any notice delivered by the Parent to the Agent pursuant to paragraph (b)(i) of Clause 8.1 (Availability).

  (c)
  If required by the Agent an Affiliate of a Lender which becomes an Ancillary Lender shall accede to this Agreement and the Inter Creditor Deed.

  (d)
  If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender (as defined in Clause 26 (Changes to the Lenders)), its Affiliate shall cease to have any obligations under this Agreement.

  (e)
  Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

9.     OPTIONAL CURRENCIES

9.1.  Selection of currency

  A Borrower (or the Parent on behalf of a Borrower) shall select the currency of a Facility B Utilisation in a Utilisation Request.

9.2.  Unavailability of a currency

  If before the Specified Time on any Quotation Day:

  (a)
  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

  (b)
  a Lender notifies the Agent that compliance with its obligation to participate in a Utilisation in the proposed Optional Currency would contravene a law or regulation applicable to it,

  the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 9.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

9.3.  Participation in a Loan

  Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lender's participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

10.   REPAYMENT

10.1. Repayment of Facility A Loan

  (a)
  The Parent shall repay the Facility A Loan by payment to the Agent (for the account of the Lenders) on each Facility A Repayment Date of the amount set out in Column 2 of Schedule 4 (Repayment Schedule) opposite the relevant Facility A Repayment Date (so that the Facility A Loan is repaid in full on or before the Termination Date).

  (b)
  The Parent may not re-borrow any part of Facility A which is repaid.

10.2. Repayment of Facility B Loans

  Each Borrower shall repay any Facility B Loan it has drawn on the last day of its Interest Period.

11.   PREPAYMENT AND CANCELLATION

11.1. Illegality

  If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

  (a)
  that Lender shall promptly notify the Agent upon becoming aware of that event;

  (b)
  upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

  (c)
  the Borrowers shall:

  (i)
  repay that Lender's participation in the Loans made to the Borrowers on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

  (ii)
  provide cash cover to that Lender in relation to that Lender's participation in any Letters of Credit; and

  (iii)
  repay all Ancillary Outstandings owed to that Lender (or any Affiliate thereof).

11.2. Voluntary cancellation

  The Parent may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000) of an Available Facility. Any cancellation under this Clause 11.2 shall reduce the Commitments of the Lenders rateably under that Facility.

11.3. Voluntary prepayment of Facility A Loan

  (a)
  The Parent may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Facility A Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $250,000).

  (b)
  The Facility A Loan may only be prepaid after the last day of the applicable Availability Period (or, if earlier, the day on which the applicable Available Facility is zero).

  (c)
  Any prepayment under this Clause 11.3 shall be applied in prepayment of the Facility A Loan and shall satisfy the obligations under Clause 10.1 (Repayment of Facility A Loan) in inverse order of maturity.

11.4. Voluntary Prepayment of Facility B Loans

  The Borrower to which a Facility B Loan has been made may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Facility B Loan by a minimum amount of $250,000).

11.5. Sale, Listing or Change of Control

  (a)
  Subject to Clause 11.5(b), if a Sale, Listing or Change of Control occurs then (unless the Majority Lenders otherwise agree):-

  (i)
  each Borrower will immediately prepay all Loans made to it together with accrued interest thereon and all other sums payable under this Agreement and the other Finance Documents (including, without limitation, the Ancillary Outstandings);

  (ii)
  any unutilised element of the Facilities will be cancelled and the Commitment of each Lender in respect of each Facility shall be reduced to zero;

  (iii)
  save as otherwise agreed with the relevant Hedging Lender or otherwise provided under the relevant Hedging Document, the relevant Obligor will (to the extent it is able) terminate or sell the Hedging Transactions entered into pursuant to Clause 24.31 (Hedging Transactions) and (subject to the terms of the Inter Creditor Deed) will pay all amounts due under the Hedging Transactions to such Hedging Lender (and each Lender which is a Hedging Lender will make any payments due thereunder to any Obligor as a result of any such termination);

  (iv)
  each Borrower will immediately repay all sums outstanding under any Ancillary Facilities provided to it and provide cash cover in accordance with the terms of the Ancillary Facility Documents in respect of any contingent liabilities outstanding in respect of any Ancillary Facilities;

  (v)
  each Borrower will provide cash cover in respect of each Letter of Credit requested by it.

  (b)
  If any Listing occurs then provided that, following such Listing, Dutchco and the Dutch Foundations continue to own in aggregate legally and beneficially shares in the issued share capital of the Parent representing not less than 50.01% of the voting rights attaching to the shares in the Parent:

  (i)
  the terms of paragraph (a) above shall not apply as a result of such Listing; and

  (ii)
  the Parent shall ensure that all amounts raised by the Group as a consequence of such Listing (if any) (excluding for the avoidance of doubt, proceeds of sale which are received (directly or indirectly) by Dutchco and the Dutch Foundations (and not by the Group) in consideration for the sale and/or re-purchase or similar disposal of part of their shares in the Parent) shall (immediately upon receipt of such funds by or on behalf of a member of the Group) be applied in prepayment of the Facilities to the extent required to ensure that the principal amount drawn (or available to be drawn) under the Facilities is not more than the amount of EBITDA for the Group shown by either (A) the latest audited financial statements of the Group delivered in terms of Clause 22.1 (Financial Statements) or (B) by the proforma EBITDA figures produced by the Parent after conducting financial due diligence to the satisfaction of the Agent, whichever produces the greater amount of EBITDA; and

    (iii)
    the Borrowers shall not be obliged to prepay all of the Facilities in terms of paragraph (a) above as a result of the occurrence of such Listing provided that the amount outstanding under the Facilities is prepaid and reduced to not more than the level of EBITDA for the Group shown by (A) or (B) in paragraph (ii) above, whichever is applicable.

11.6. Asset Disposals

  (a)
  Subject to Clause 11.6(b), the Parent shall (except with the written consent of the Agent such consent not to be unreasonably withheld or delayed) procure that the Net Proceeds of any disposal of any asset by a member of the Group (other than a disposal permitted by Clause 24.4 (Disposals)) to the extent that such Net Proceeds when aggregated with such other Net Proceeds in the previous 12 months exceed $250,000 is applied in prepayment of the Facilities.

  (b)
  Net Proceeds need not be so applied if:

  (i)
  they are reinvested or applied within 90) days after receipt in assets for use in the business of the Group; and

  (ii)
  following receipt and pending reinvestment they are held in a Cash Collateral Account.

11.7. Insurance Claims

  (a)
  Subject to Clause 11.7(b), if any member of the Group receives any proceeds in excess of $250,000 as a result of making a claim under any insurance policy (other than insurances in relation to third party liability), the Parent shall procure that an amount equal to those proceeds (net of any Tax, costs and expenses directly incurred in respect of that claim) is applied in prepayment of the Facilities.

  (b)
  Any such amount received or recovered under any insurance policy need not be so applied if:

  (i)
  it is committed to be applied within 90 days (and is applied within 120 days) after receipt in reinstating, replacing, repairing or otherwise investing in assets having a similar purpose to the assets in respect of which those monies were received; and

  (ii)
  following receipt and pending that application it is held in a Cash Collateral Account.

11.8. Cash Sweep

  (a)
  Subject to Clause 11.8(b), if the ratio of Total Net Debt as at 31 December in any financial year to EBITDA for the period of 4 Accounting Periods ending on 31 December in such financial year is greater than or equal to 1.75:1, the Parent shall procure that, within 10 Business Days after delivery of the Annual Accounts of the Group in respect of such financial year (commencing with those delivered for the financial year ending on or around 31 December 2006), an amount equal to the lesser of:

  (i)
  50% of the Surplus Cash for that financial year; and

  (ii)
  the amount which would need to be deducted from Total Net Debt as at the end of the relevant financial year to reduce the ratio of Total Net Debt (as at the end of the relevant financial year) to EBITDA (for the period of 4 Accounting Periods ending on 31 December of the relevant financial year) to less than 1.75:1, is applied in prepayment of the Facilities.

  (b)
  The Parent will procure that the auditors of the Parent will deliver, together with the relevant Annual Accounts, a written confirmation of the amount of the Surplus Cash (if any) for the financial year to which those Annual Accounts relate, together with a calculation of how that amount has been determined.

11.9. Financial Covenant Breach

  (a)
  Without limiting any other rights the Finance Parties may have under this Agreement and subject to Clause 11.9 (b), on the occurrence of a breach of the terms of any of the provisions of Clause 23.1 (Financial Covenants) in respect of the Test Date falling after the Restatement Date but on or before 31 December 2006 (the "2006 Financial Covenants"), the Parent shall procure that, within 1 Business Day of the Agent notifying the Parent that the Agent is satisfied that the Parent is in breach of the terms of the 2006 Financial Covenants following delivery of the Management Accounts of the Group in terms of Clause 22.1(c) (Financial Statements) in respect of an Accounting Period ending on a Test Date in respect of the Test Date falling after the Restatement Date but on or before 31 December 2006, an amount equal to $5,000,000 is applied in prepayment (and, to the extent that such amount is applied in prepayment of Facility B, cancellation) of the Facilities.

  (b)
  The Parent shall not be required to apply $5,000,000 in prepayment of the Facilities in accordance with paragraph (a) above if the Agent confirms in writing to the Parent that it is satisfied that the Parent is in compliance with the Financial Covenants to the extent that such Financial Covenants are to be tested on 31 December 2006.

  (c)
  The Parent's obligations under paragraph (a) above shall be satisfied if the Security Trustee receives $5,000,000 under the Investor Guarantee and such amount is applied in prepayment of the Facilities in accordance with paragraph (a) above.

11.10. Terms of Mandatory Prepayments

  (a)
  Any amount to be applied in prepayment of the Facilities under Clauses 11.5(b), 11.6 (Asset Disposals), 11.7. (Insurance Claims), 11.8 (Cash Sweep) or 11.9 (Financial Covenant Breach) shall be applied in the following order:

  (i)
  first, in prepayment of the Facility A Loan;

  (ii)
  second, in permanent prepayment on a pro rata basis of the Facility B Utilisation; and

  (iii)
  third, in payment of Ancillary Outstandings.

    Each prepayment shall satisfy the obligations under Clause 10.1 (Repayment of Facility A Loan) in inverse order of maturity.

  (b)
  Amounts applied in repayment of the Facility A Loan may not be redrawn.

  (c)
  Amounts applied in permanent prepayment of the Facility B Utilisation pursuant to Clause 11.10(a)(ii) may not be redrawn and, upon any such prepayment, each Lender's Facility B Commitment shall be reduced proportionately.

  (d)
  Any amount held in any Cash Collateral Account which is not applied within the relevant time period specified in Clauses 11.6(b), 11.7(b) or 11.8(b) (as the case may be), will be applied in repayment of the Facilities in accordance with this Clause 11.10 (Terms of Mandatory Prepayments).

11.11. Right of repayment and cancellation in relation to a single Lender

  (a)
  If:

  (i)
  any sum payable to any Lender by a Borrower is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up) (other than in relation to any amount payable by a member of the Group incorporated in Israel or Australia or any other member of the Group incorporated in a jurisdiction which imposes withholding tax on payments of interest to the UK at the date the Parent requests that such member of the Group is to become a Borrower); or

  (ii)
  any Lender claims indemnification from a Borrower under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased Costs);

    the Parent may, whilst the circumstance giving rise to the requirement or indemnification continues give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

  (b)
  On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

  (c)
  On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), the relevant Borrower shall repay that Lender's participation in that Loan.

11.12. Restrictions

  (a)
  Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

  (b)
  Any prepayment or cancellation under this Agreement shall be made together with accrued interest (or commitment fee) on the amount prepaid and, subject to any Break Costs, without premium or penalty except that an early payment or cancellation fee shall be payable by the Parent to the Agent (for account of the Lenders) of an amount equal to one per cent (1%) of the amount prepaid and/or cancelled in the event that any amount is prepaid or cancelled as a result of or in connection with a refinancing of all or part of the Facilities by any banks or financial institutions (other than (i) a refinancing of all or part of the Facilities by the Finance Parties, (ii) a refinancing of all of the Facilities from the proceeds of a Total Refinancing Bond Issue, (iii) a refinancing of part of the Facilities from the proceeds of a Partial Refinancing Bond Issue or (iv) a refinancing of all or part of the Facilities from the proceeds of a Listing but, for the avoidance of doubt, in relation to a Listing in which part of the Facilities are prepaid or cancelled from the proceeds of the Listing and part of the Facilities are prepaid or cancelled from the proceeds of a refinancing by any bank or financial institutions (other than as referred to in (i), (ii) or (iii) above), the early payment or cancellation fee shall be payable in respect of the part of the Facilities which are not prepaid from the proceeds of such Listing) on or prior to 24 November 2010. Such fee shall be payable on the date of such prepayment or cancellation.

  (c)
  The Parent may not reborrow any part of Facility A which is prepaid.

  (d)
  Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

  (e)
  No Borrower shall repay or prepay all or any part of any Utilisation or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

  (f)
  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

  (g)
  If the Agent receives a notice under this Clause 11 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

  (h)
  The Borrowers shall ensure that the total principal amount of all Facility B Loans and all Ancillary Outstandings (to the extent they are cash drawings or overdraft utilisations under an Ancillary Facility) shall be reduced to zero and that all Letters of Credit (and any utilisations of an Ancillary Facility by way of guarantee, letter of credit or other non-cash utilisation in respect of which any Lender has an exposure) will be the subject of cash cover, in each case for not less than five consecutive Business Days in each financial year.

  (i)
  In the event that any amount of Facility B is prepaid as a result of any payment under or pursuant to the Investor Guarantee, the Parent and the Agent agree that from the date of such prepayment an equivalent amount of the Available Facility in respect of Facility B shall be cancelled.

SECTION 5

COSTS OF UTILISATION

12.   INTEREST

12.1. Calculation of interest

  The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

  (a)
  Margin;

  (b)
  LIBOR or, in relation to any Facility B Loan in euro, EURIBOR; and

  (c)
  Mandatory Cost, if any.

12.2. Payment of interest

  The Borrower to which a Loan has been made shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three monthly intervals after the first day of the Interest Period).

12.3. Default interest

  (a)
  If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Obligor on demand by the Agent.

  (b)
  If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

  (i)
  the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

  (ii)
  the rate of interest applying to the overdue amount during that first Interest Period shall be the rate which is two per cent (2%) higher than the rate which would have applied if the overdue amount had not become due.

  (c)
  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4. Notification of rates of interest

  The Agent shall promptly notify the Lenders and the Parent of the determination of a rate of interest under this Agreement.

13.   INTEREST PERIODS

13.1. Selection of Interest Periods

  (a)
  A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

  (b)
  Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Parent on behalf of a Borrower) to which that Loan was made (or the Parent) not later than the Specified Time.

  (c)
  If a Borrower (or the Parent) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 13.2 (Changes to Interest Periods), be three Months.

  (d)
  Subject to this Clause 13, the Parent may select an Interest Period of 1, 3 or 6 Months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders). In addition the Parent may select an Interest Period of (in relation to Facility A) a period of less than one Month, if necessary to ensure that the Facility A Loan has an Interest Period ending on a Facility A Repayment Date.

  (e)
  An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

  (f)
  Each Interest Period for the Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

  (g)
  A Facility B Loan has one Interest Period only.

  (h)
  With effect from the expiry of each current Interest Period and prior to the Syndication Date, Interest Periods shall be one month or such other period as the Agent and the Parent may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

13.2. Changes to Interest Periods

  (a)
  Prior to determining the interest rate for the Facility A Loan, the Agent may shorten an Interest Period for any such Loan to ensure the Facility A Loan has an Interest Period ending on a Facility A Repayment Date.

  (b)
  If the Agent makes any of the changes to an Interest Period referred to in this Clause 13.2, it shall promptly notify the Parent and the Lenders.

13.3. Non-Business Days

  If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.   CHANGES TO THE CALCULATION OF INTEREST

14.1. Absence of quotations

  Subject to Clause 14.2 (Market disruption), if LIBOR or, if applicable, in the case of a Facility B Loan, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2. Market disruption

  (a)
  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

  (i)
  the Margin;

  (ii)
  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

  (iii)
  the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

  (b)
  In this Agreement "Market Disruption Event" means:

  (i)
  at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable in the case of a Facility B Loan, EURIBOR for the relevant currency and Interest Period; or

  (ii)
  before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable in the case of a Facility B Loan, EURIBOR.

14.3. Alternative basis of interest or funding

  (a)
  If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

  (b)
  Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

14.4. Break Costs

  (a)
  Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

  (b)
  Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.   FEES

15.1. Commitment fee

  (a)
  The Parent shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 1.00 per cent, per annum on that Lender's Available

    Commitment under Facility B for the Availability Period applicable to Facility B which is available for utilisation by way of Loans and Letters of Credit under the terms of this Agreement.

  (b)
  For the purposes of calculating the commitment fee payable by the Parent in accordance with paragraph (a) above, where a Lender (in its capacity as an Ancillary Lender) provides Ancillary Facilities, such Lender's Available Commitment shall be deemed to be reduced by an amount equal to the limit applicable to such Ancillary Facilities from the date on which such Ancillary Facilities are made available.

  (c)
  The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

15.2. Arrangement fee

  The Parent shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

15.3. Agency fee

  The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4. Monitoring fee

  The Parent shall pay to the Agent (for its own account) a monitoring fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

16.   TAX GROSS UP AND INDEMNITIES

16.1. Definitions

  (a)
  In this Agreement:

    "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

    "Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

    (i)
    a Lender:

    (A)
    which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

    (B)
    in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

      and which is within the charge to United Kingdom corporation as respects any payments of interest made in respect of that advance; or

    (ii)
    a Lender which is:

    (A)
    a company resident in the United Kingdom for United Kingdom tax purposes;

    (B)
    a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or

    (C)
    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act).

    "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

    (i)
    a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

    (ii)
    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and that interest payable in respect of that advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

    "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

    "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

    "Tax Payment" means an increased payment made by a Borrower or the Parent to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

    "UK Non Bank Lender" means a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a party to this Agreement.

  (b)
  Unless a contrary indication appears, in this Clause 16 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

16.2. Tax gross-up

  (a)
  Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

  (b)
  The Parent shall promptly upon becoming aware that a Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent.

  (c)
  Subject to compliance by the relevant Lender with Clause 16.2(g) in respect of the payment of interest in question and to Clauses 16.2(d) and 26.2(h), if a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from such Borrower shall be increased to an amount which (after making such Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

  (d)
  No Borrower is required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom in respect of a payment of interest on a Loan, if on the date on which the payment falls due:

  (i)
  the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

  (ii)
  (A)    the relevant Lender is a UK Non-Bank Lender, or would have been a UK Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; and

  (B)
  the Board of the Inland Revenue has given (and not revoked) a direction under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Borrower has notified that UK Non-Bank Lender of the precise terms of that notice.

  (e)
  If a Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

  (f)
  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

  (g)
  Each Lender and the Borrower which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary under any double tax agreement or treaty between the jurisdiction in which that Lender is resident and the jurisdiction in which the relevant Borrower is resident which makes provision for full or partial exemption from withholding tax imposed by the tax authority of the Borrower's jurisdiction for the Borrower to obtain authorisation to make the payment without a Tax Deduction or with a reduced Tax Deduction (as appropriate).

  (h)
  A UK Non Bank Lender shall promptly notify the Parent and the Agent is there is any change in the status of such UK Non Bank Lender from that set out in the Tax Confirmation.

  (i)
  Each of the Original Lenders warrants and represents to the Obligors that it is at the date of this Agreement a resident of the United Kingdom for the purposes of the double taxation agreements between the United Kingdom and each of the jurisdictions in which the Original Borrowers are incorporated and that it does not at the date of this Agreement carry on a business in any of those jurisdictions through a permanent establishment with which its participation in the Loans is effectively connected.

16.3. Tax indemnity

  (a)
  The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

  (b)
  Paragraph (a) above shall not apply:

  (i)
  with respect to any Tax assessed on a Finance Party:

  (A)
  under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

  (B)
  under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

    (ii)
    to the extent a loss, liability or cost:

    (A)
    is compensated for by an increased payment under Clause 16.2 (Tax gross-up); or

    (B)
    would have been compensated for by an increased payment under Clause 16.2 (Tax gross up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross up) applied.
  (c)
  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

  (d)
  A Protected Party shall, on receiving a payment from a Borrower under this Clause 16, notify the Agent.

16.4. Tax Credit

  If a Borrower or the Parent makes a Tax Payment and the relevant Finance Party determines that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  that Finance Party has obtained, utilised and retained that Tax Credit,

  the Finance Party shall pay an amount to the relevant Borrower which that Finance Party determines will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Borrower.

16.5. Stamp taxes

  The Parent covenants with each Finance Party to pay, within three Business Days of demand, to each Finance Party an amount equal to any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

16.6. Value added tax

  (a)
  All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

  (b)
  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

17.   INCREASED COSTS

17.1. Increased costs

  (a)
  Subject to Clause 17.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

  (b)
  In this Agreement "Increased Costs" means:

  (i)
  a reduction in the rate of return from the Facilities (or any part of them) or on a Finance Party's (or its Affiliate's) overall capital;

  (ii)
  an additional or increased cost; or

  (iii)
  a reduction of any amount due and payable under any Finance Document,

    which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2. Increased cost claims

  (a)
  A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

  (b)
  Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3. Exceptions

  (a)
  Clause 17.1 (Increased costs) does not apply to the extent any Increased Cost is:

  (i)
  attributable to a Tax Deduction required by law to be made by a Borrower;

  (ii)
  compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because the exclusion in paragraph (b) of Clause 16.3 (Tax indemnity) applied);

  (iii)
  compensated for by the payment of the Mandatory Cost; or

  (iv)
  attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

  (b)
  In this Clause 17.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 16.1 (Definitions).

18.   OTHER INDEMNITIES

18.1. Currency indemnity

  (a)
  If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

  (i)
  making or filing a claim or proof against that Obligor;

  (ii)
  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

    that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

  (b)
  Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2. Other indemnities

  The Parent shall (or shall procure that an Obligor will) within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

  (a)
  the occurrence of any Event of Default;

  (b)
  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

  (c)
  funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

  (d)
  any actual or alleged breach of any Environmental Law or any Environmental Licence (whether by any member of the Group or any other person) or the release or threatened release of, or exposure to, any Hazardous Substance stored or handled upon, transported from, or otherwise associated with, the past or present business, properties or operations of any member of the Group; or

  (e)
  a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent (other than by reason of default or negligence of the relevant Finance Party alone).

18.3. Indemnity to the Agent

  The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

  (a)
  investigating any event which it reasonably believes is a Default; or

  (b)
  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

19.   MITIGATION BY THE LENDERS

19.1. Mitigation

  (a)
  Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax gross-up and indemnities), Clause 17 (Increased costs) or paragraph 3 of Schedule 5 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

  (b)
  Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2. Limitation of liability

  (a)
  The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

  (b)
  A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.   COSTS AND EXPENSES

20.1. Transaction expenses

  The Parent shall promptly within five Business Days of demand pay the Agent, the Security Trustee and the Arranger the amount of all costs and expenses (including legal fees expressly agreed between the Parent and The Governor and Company of the Bank of Scotland) properly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

  (a)
  this Agreement and any other Finance Document referred to in this Agreement; and

  (b)
  any other Finance Documents executed after the date of this Agreement.

20.2. Amendment costs

  If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (Change of currency), the Parent shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) properly incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

20.3. Enforcement costs

  The Parent shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.   REPRESENTATIONS

  The Parent and each other Borrower makes the representations and warranties set out in this Clause 21 to each Finance Party on the date of this Agreement and on the dates set out in Clause 21.26 (Repetition). The representations and warranties are given by the Parent in respect of each of the Obligors and (in the case of Clauses 21.1, 21.2, 21.3, 21.4, 21.5 and 21.6 only) Paradigm BV (or, in the case of any representation and warranty by reference to the Material Companies or the members of the Group, in respect of those companies) and by each other Borrower in respect of itself.

21.1. Status

  (a)
  It is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

  (b)
  It has the power to own its assets and carry on its business in all material respects as it is being conducted.

21.2. Binding obligations

  The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid, binding and enforceable obligations.

21.3. Non-conflict with other obligations

  The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

  (a)
  conflict with any law or regulation applicable to it;

  (b)
  conflict with its constitutional documents;

  (c)
  conflict with any agreement or instrument binding upon it or any of its assets; or

  (d)
  oblige it to create any Security Interest or result in the creation of any Security Interest over any of its assets other than under the Security Documents.

21.4. Power and authority

  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5. Validity and admissibility in evidence

  All Authorisations required:

  (a)
  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

  (b)
  to make the Finance Documents admissible in evidence in its jurisdiction of incorporation; and

  (c)
  to create the Security constituted by each of the Security Documents to which it is party and to ensure that such Security Interest has the ranking specified in that Security Document,

  have been obtained or effected and are in full force and effect or will be obtained or effected and in full force and effect as at the date legally required.

21.6. Governing law and enforcement

  (a)
  Save to the extent referred to in any legal opinion delivered to the Agent pursuant to any Finance Document, the choice of the governing law of each Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor which is a party thereto.

  (b)
  Save to the extent referred to in any legal opinion delivered to the Agent pursuant to any Finance Document, any judgment obtained in any courts having jurisdiction in terms of the governing law provisions of a Finance Document will be recognised and enforced in the jurisdiction of incorporation of each Obligor which is a party thereto.

21.7. Deduction of Tax

  Save to the extent referred to in the Banking Disclosure Letters or in any legal opinion delivered to the Agent pursuant to any Finance Document, it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.8. No filing or stamp taxes

  Save to the extent referred to in any legal opinion delivered to the Agent pursuant to any Finance Document, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents entered into by it be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save for:

  (a)
  the satisfaction of the requirements of Chapter I and Chapter II of Part XII of the Companies Act 1985 in relation to the Security Documents referred to in paragraphs 6 (b), (h), (i), (j), (k) and (l) of Part 1 of Schedule 2 (Conditions Precedent);

  (b)
  all overseas filings or registrations referred to in any legal opinion referred to in Schedule 2 (Conditions Precedent), Schedule 2 (Conditions Precedent) to the Supplemental Facility Agreement and Schedule 2 (Conditions Precedent) to the Second Supplemental Facility Agreement;

  (c)
  the satisfaction of the requirements of the relevant legislation of each state and territory in Australia in relation to the stamping of this Agreement (if applicable) and the Security Documents referred to in paragraph 6(b) (in relation to the share pledge over Paradigm Geophysical Pty Ltd) or paragraph 6(e) of Part I of Schedule 2 (Conditions Precedent);

  (d)
  all filing fees payable in Texas or Delaware in relation to the Security Documents;

  (e)
  all registration and filing requirements at the Israeli Companies Registry or with the Australian Securities and Investment Commission.

21.9. No default

  Deleted.

21.10. Original Financial Statements

  Deleted.

21.11. Financial Statements

  The financial statements most recently delivered to the Agent in accordance with the terms of Clause 22.1 (Financial Statements):

  (a)
  (in the case of Annual Accounts) have been prepared in accordance with GAAP and give a true and fair view of the financial position of the Group as at the date to which they were prepared and for the financial year of the Group in respect of which they were prepared; and

  (b)
  (in the case of Management Accounts) fairly present the financial position of the Group in the period to which they relate.

21.12. Transaction Information

  Deleted.

21.13. Base Case Model

  Deleted.

21.14. Other Information

  All factual information provided from time to time by it to the Finance Parties was true in all material respects as at the date it was provided (save to the extent specified to the contrary at the date such information was provided).

21.15. Disclosure Deleted.

21.16. Pari passu ranking

  (a)
  Subject to the Reservations, each Security Document creates (or once entered into will create) in favour of the Security Trustee for the benefit of the Finance Parties, the Security Interests which (subject to the Permitted Security Interests) is expressed to create with the ranking and priority it is expressed to have.

  (b)
  Without limiting paragraph (a) above, its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.17. No proceedings

  Except to the extent disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters or pursuant to Clause 225 (Information; Miscellaneous), no litigation, arbitration or (except in relation to Tax which is being contested in good faith and by appropriate means) administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to result in a liability for it (or, in the case of the Parent, any member of the Group) in excess of $500,000 or (in relation to any litigation, arbitration or administrative proceedings to which no specific liability is attributed) have a Material Adverse Effect have been started or (to the best of its knowledge and belief) threatened against it (or, in the case of the Parent, any member of the Group).

21.18. Security Interests

  No Security Interest (other than any Permitted Security Interest) exists over all or any part of its assets (or, in the case of the Parent, the assets of any member of the Group).

21.19. Environment

  (a)
  It (and, in the case of the Parent, each Material Company) is and has at all times been in compliance with all Environmental Laws and all Environmental Licences necessary in connection with the ownership and operation of its business (or, in the case of the Parent, the business of each Material Company) have been obtained and have been in full force and effect.

  (b)
  To the best of its knowledge and belief having made due and diligent enquiry, no circumstances exist which would prevent it (or, in the case of the Parent, any member of the Group) from complying with any Environmental Law or any Environmental Licence to the extent that such prevention would have a Material Adverse Effect.

  (c)
  To the best of its knowledge and belief having made due and diligent enquiry, there has been no act or omission by it (or, in the case of the Parent, any member of the Group) and no event or circumstance has arisen, in each case which has resulted in (or will result in) any third party taking any legal proceedings against or serving any notice on it (or, in the case of the Parent, any member of the Group) under any Environmental Law or in the revocation, suspension, variation or non-renewal of, or in material expenditure being required in order to surrender, any Environmental Licence if such proceedings or such action in relation to such licence is likely (if determined against it or such other member of the Group) to have a Material Adverse Effect.

  (d)
  It has not (and, in the case of the Parent, no member of the Group has) received any statutory notice, written or oral, of any complaints, demands, civil claims, enforcement proceedings, requests for information or of any action required by any regulatory authority and (as far as it is aware) there are no investigations pending, or as far as it is aware, threatened in relation to any liability of it (or, in the case of the Parent any member of the Group) under any Environmental Law and/or the failure of it (or in the case of the Parent any member of the Group) to obtain or comply with any Environmental Licence or comply with Environmental Law to the extent that such liability or failure would have a Material Adverse Effect.

  (e)
  It has not (and, in the case of the Parent, no member of the Group has) given any warranty or indemnity or other contractual protection in respect of liability under Environmental Law to any third party to whom it (or, in the case of the Parent, any other member of the Group) has sold any real or freehold property or other assets or from whom it (or, in the case of the Parent, any other member of the Group) has bought real or freehold property or other assets in circumstances where if such third party were to enforce its rights under any such warranty, indemnity or other contractual protection it would have a Material Adverse Effect.

21.20. Intellectual Property

  (a)
  Except to the extent disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters, the Intellectual Property required for it (or, in the case of the Parent, each member of the Group) to conduct its business as presently conducted:

  (i)
  is legally and beneficially owned by or licensed to it or such other member of the Group (and where registered or the subject of an application it is the registered proprietor) free from any licences or obligation to assign to any third party (except to the extent that it is licensed to it or such other member of the Group by a third party) and from Security Interests (in each case which are materially prejudicial to the use of that Intellectual Property) and will not be adversely affected by the transactions contemplated by the Finance Documents; and

    (ii)
    has not lapsed or been cancelled and all reasonable steps have been taken to protect and maintain that Intellectual Property including paying renewal fees.

  (b)
  Except to the extent disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters, in any case in which the Intellectual Property required for it (or, in the case of the Parent, each member of the Group) to conduct its business as presently conducted is subject to any right, permission to use or licence granted to or by it or such other member of the Group, that agreement has not been breached in any material respect or terminated by any party.

  (c)
  Except to the extent disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters, so far as it is aware, after due and diligent enquiry, it is not (and, in the case of the Parent, no other member of the Group is) infringing any Intellectual Property of any third party and the Intellectual Property of it (or, in the case of the Parent, each other member of the Group) is not being infringed by any third party.

21.21. Ownership of Assets

  (a)
  Except to the extent disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters, it has good title to all material assets necessary to conduct its business other than leased assets which it has valid leases for, assets on hire purchase or other rental terms or assets the subject of retention of title clauses in favour of third party suppliers in respect of supplies made in the ordinary course of business.

  (b)
  It has, at the Completion Date, good and marketable, freehold and/or leasehold title or licences to occupy (as the case may be) the properties required by it to carry on its business.

21.22. Financial Indebtedness

  It has not (and, in the case of the Parent, no member of the Group has) incurred any Financial Indebtedness other than any Permitted Financial Indebtedness.

21.23. No Obligation to Create Security

  Deleted.

21.24. Group Structure

  The group organisation chart set out in Schedule 11 (Group Structure Chart) is true, complete and accurate in all material respects and each member of the Group is a wholly owned subsidiary (direct or indirect) of the Parent (subject to the minority shareholdings disclosed in the group organisation chart set out in Schedule 11 (Group Structure Chart)).

21.25. Ownership of the Parent

  (a)
  The Original Investors together hold legally and beneficially all of the issued share capital and voting rights of Caymanco and hold the right to determine the composition of a majority of the board of directors (or equivalent) of Caymanco.

  (b)
  Dutchco is the sole director of Dutch Foundation 1, Dutch Foundation 2 and Dutch Foundation 3.

  (c)
  Caymanco is the legal and beneficial owner of all of the issued share capital and voting rights of Luxco.

  (d)
  Luxco is the legal and beneficial owner of all of the issued share capital and voting rights of Dutchco.

  (e)
  Dutchco is the legal and beneficial owner of not less than 92.65% of the issued share capital and voting rights of the Parent and the Dutch Foundations are together the legal and beneficial owner of not less than 4.21% of the issued share capital and voting rights of the Parent.

21.26. Compliance with Dutch Banking Act

  Subject to the representations of the Lenders under Clause 28.18 (PMP) being true, each Dutch Borrower represents (i) that none of its financing activities bring it within the definition of "credit institution" (kredietinstelling) within the meaning of Article 1 of the Dutch Banking Act and that it complies with the Dutch Policy Rule, or (ii) to the extent that it does so qualify, that it has the benefit of the exemptive relief available pursuant to Article 2 of the Dutch Banking Act Exemption Regulation and that it complies with Article 4 of the Dutch Banking Act Exemption Regulation and the Dutch Policy Rule.

21.27. Office of Chief Scientist and Approved Enterprise Status from the Investment Centre

  (a)
  The Company has no grants, incentives and subsidies, and applications therefor from the government of the State of Israel or any agency thereof, granted to the Company, including, without limitation, grants from the Office of the Chief Scientist (the "OCS") other than the grants received under approval numbers 10352 and 13885 (collectively, the "Grants") or as otherwise referred to in paragraph (c) below. The Company is in compliance, in all material respects, with the terms and conditions of the Grants and has duly fulfilled, in all material respects, all the undertakings relating thereto.

  (b)
  The execution and delivery of the Second Supplemental Facility Agreement and the Finance Documents referred to in Schedule 2 to the Second Supplemental Facility Agreement by the Company and Parent does not, and the consummation of the transactions contemplated hereby and thereby will not require the consent or agreement of the government of the State of Israel or any agency thereof, nor will it cause the Company or Parent to be in breach of any obligation with respect to the government of the State of Israel or any agency thereof.

  (c)
  The Company was granted an Approved Enterprise status for five investment programs approved by the government of the state of Israeli under the Law for the Encouragement of Capital Investments, 1959. The benefit periods have not yet commenced for any of the programs. The Company is in compliance, in all material respects, with the terms and conditions of the programs and has duly fulfilled and continues to fulfil, in all material respects, all the undertakings relating thereto.

21.28. Repetition

  The representations and warranties set out in Clause 21 are made by the Parent and each other Borrower on, and by reference to the facts and circumstances then existing on, the date of this Agreement and (if different) on the Completion Date provided that the Repeating Representations are deemed to be repeated on the date of each Utilisation Request and Utilisation Date.

22.   INFORMATION UNDERTAKINGS

  The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1. Financial statements

  The Parent shall supply to the Agent in sufficient copies for all the Lenders:

  (a)
  as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

  (i)
  its audited consolidated financial statements for that financial year;

  (ii)
  draft financial statements of each Obligor for that financial year;

  (iii)
  a letter from the auditors of the Parent to the Finance Parties confirming that the results of the members of the Group have in their view been properly included in the consolidated financial statements delivered under paragraph (a) above; and

  (iv)
  a statement signed by the financial director or chief financial officer of the Group confirming (by reference to specific dates) that the Borrowers have complied with the terms of Clause 11.11(h) in the financial year to which such financial statements relate;

  (b)
  as soon as the same become available, but in any event within 270 days after the end of each of its financial years the audited financial statements of each Obligor for that financial year;

  (c)
  as soon as the same become available, but in any event within 30 days after the end of each Accounting Period:

  (i)
  the Management Accounts of the Group as at the end of and for that Accounting Period; and

  (ii)
  the Management Accounts of each Obligor as at the end of and for that Accounting Period.

22.2. Operating Budget

  The Parent shall supply to the Agent in sufficient copies for all the Lenders an Operating Budget for each of its financial years, not less than 15 days prior to the start of each financial year.

22.3. Compliance Certificates

  (a)
  The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (in relation to any Accounting Period ending on or around any Test Date) (c)(i) of Clause 22.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (Financial covenants) as at the date as at which those financial statements were drawn up.

  (b)
  Each Compliance Certificate shall be signed by two managing directors of the Parent and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 22.1 (Financial statements), shall be reported on by the Parent's auditors in a form acceptable to the Agent (acting reasonably).

22.4. Requirements as to financial statements

  (a)
  Each set of financial statements delivered by the Parent pursuant to Clause 22.1 (Financial statements) shall be certified by the finance director or chief financial officer of the relevant company (or of the Group) as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

  (b)
  The Parent shall procure that each set of Annual Accounts delivered pursuant to Clause 22.1(a) or (b) give a true and fair view of the financial condition of the Parent or, as the case may be, the relevant Obligor as at the date to which they were prepared and that each set of Management Accounts delivered pursuant to Clause 22.1(c) is in such a form as to disclose with reasonable accuracy the financial position of the Group or, as the case may be, the relevant Obligor and shall include, in respect of each Accounting Period, a statement of profit and loss, a balance sheet and a cash flow statement together with (i) a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget (or any replacement or substitution made thereof) in relation to each Accounting Period including an analysis justifying any material variations therefrom and, if necessary, revised estimates, forecasts and projections and (ii) a statement of the aggregate amount of receivables due to each member of the Group.

  (c)
  The Parent shall procure that each set of financial statements delivered pursuant to Clause 22.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent

  (i)
  a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

  (ii)
  sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

    Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

  (d)
  If an Event of Default has occurred, the Agent may notify the Parent that it believes (acting reasonably) that any financial information supplied to it in terms of this Agreement is incorrect or incomplete in any material respect and, upon receipt of such notification, the Parent shall:

  (i)
  instruct its auditors to provide such information to the Agent as it may reasonably request; and

  (ii)
  discuss such matters with the Agent in relation to the financial position or information relating to the Group as the Agent may reasonably request.

    All costs of the auditors of the Parent incurred in relation to this sub-clause (d) shall be for the account of the Parent provided that, if the Agent requires the auditors to undertake any work on more than one occasion in any financial year and on each such subsequent occasion the information proves not to be materially inaccurate or incorrect, then the cost of the auditors in relation to such matters shall be at the expense of the Lenders.

22.5. Information: miscellaneous

  The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

  (a)
  all formal documents dispatched by the Parent to its shareholders (or any class of them) generally or its creditors generally at the same time as they are dispatched;

  (b)
  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings in respect of a liability of a member of the Group in excess of $500,000 which are current or, so far as it is aware, threatened or pending against any member of the Group;

  (c)
  upon receipt of the same by any Obligor, copies of any reports prepared in accordance with applicable laws in relation to any pension scheme operated by or for an Obligor;

  (d)
  promptly upon becoming aware of these, details of any material breach of the provisions of any of the Transaction Documents (other than the Finance Documents) and the Service Contracts and any breach of the provisions of any of the Finance Documents;

  (e)
  promptly upon any such change taking effect, details of any changes in the corporate structure of the Group from that set out in Schedule 11 (Group Structure Chart); and

  (f)
  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

22.6. Notification of default

  (a)
  Each Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Borrower is aware that a notification has already been provided by another member of the Group).

  (b)
  Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.   FINANCIAL COVENANTS

23.1.

The
Parent undertakes to ensure that unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees:
  (a)
  Gearing

    on each of the dates referred to in Column A below the ratio of Total Net Debt to Tangible Net Worth shall not be more than the ratio set out in Column B below opposite such date:

Column A Test Date	Column B Ratio
31 March 2006	1.20:1
30 June 2006	1.20:1
30 September 2006	1.20:1
31 December 2006	0.90:1
31 March 2007	0.75:1
30 June 2007	0.75:1
30 September 2007	0.75:1
31 December 2007 and each Test Date thereafter	0.50:1
  (b)
  Interest Cover

    the ratio of EBITDA (less an amount equal to Capital Expenditure (excluding any Finance Lease Expenditure in that period) paid in the relevant period) to Total Net Debt Costs for the

    Test Period ending on each Test Date referred to in Column A below shall not be less than the ratio set out in Column B below opposite that Test Date:

Column A Test Date	Column B Ratio
31 December 2006	3.50:1
31 March 2007	3.50:1
30 June 2007	3.50:1
30 September 2007	3.50:1
31 December 2007 and each Test Date thereafter	4.00:1
  (c)
  Cashflow to Total Funding Costs

    the ratio of Cashflow to Total Funding Costs (other than the interest element of any Finance Lease) for the Test Period ending on each Test Date referred to in Column A below shall not be less than the ratio set out in Column B below opposite that Test Date:

Column A Test Date	Column B Ratio
31 December 2006 and each Test Date thereafter	1.0:1
  (d)
  Minimum EBITDA

    for each of the periods ending on the second of the dates referred to in Column A below the amount of EBITDA shall not be less than the amount set out in Column B below opposite that date:

Column A Period	Column B EBITDA
From 1 January 2006 to 31 March 2006	$2,750,000
From 1 January 2006 to 30 June 2006	$7,000,000
From 1 January 2006 to 30 September 2006	$11,250,000

23.2.  If the Parent determines at any time during the Security Period that the financial year of any member of the Group has or should be changed or any of the accounting principles applied in the preparation of any of financial statements delivered by the Parent pursuant to Clause 22.1 (Financial Statements) should be different from the Accounting Principles, or if as a result of the introduction or implementation of any applicable accounting rules or any change in any of them or in any applicable law such accounting principles are required to be changed, the Parent shall promptly give notice to the Agent of that change, determination or requirement.

23.3.  If the Agent believes that the financial covenants set out in this Clause 23 need to be amended as a result of any such change, determination or requirement as is referred to in Clause 23.2, the Parent shall negotiate with the Agent in good faith to amend the existing financial covenants so as to provide the Lenders with substantially the same protections as the financial covenants set out in this Clause 23 (but which are not materially more onerous) as if such change, determination or requirement had not taken place or arisen and, if the Parent and the Agent cannot agree such amended financial covenants within 30 days of that notice, the Parent and the Agent shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination the Agent shall request the President of the Institute of Chartered Accountants in England and Wales to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by the Parent.

23.4.  The calculation of ratios and other amounts under this Clause 23 shall be reviewed by the Agent by reference to the latest financial statements delivered by the Parent pursuant to Clause 22.1 (Financial Statements) and other financial information of the Group for the financial year of the Parent, or other period in relation to which the calculation falls to be made. Each determination of the Agent under this Clause 23 shall be conclusive and binding on the Parent except for any manifest error. Any calculation in relation to a financial year shall be made with reference to the Management Accounts for that financial year and will then be re-tested by reference to the Annual Accounts for that financial year.

24.   GENERAL UNDERTAKINGS

  Each Borrower undertakes to each Finance Party in the terms of this Clause 24 from the date of this Agreement until all amounts under the Finance Documents have been discharged and no Finance Party has any further Commitment or obligation under the Finance Documents.

24.1. Authorisations

  Each Borrower shall and, in the case of the Parent, shall procure that each other Obligor shall, promptly:

  (a)
  obtain, comply with and do all that is necessary to maintain in full force and effect; and

  (b)
  if requested in writing by the Agent, supply certified copies to the Agent of,

  any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document.

24.2. Compliance with laws

  Each Borrower shall and, in the case of the Parent, shall procure that each other Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

24.3. Negative pledge

  (a)
  No Borrower shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security Interest over any of its assets.

  (b)
  No Borrower shall (and the Parent shall ensure that no other member of the Group will):

  (i)
  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

  (ii)
  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

  (iii)
  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts (except with any Approved Bank in circumstances in which the Agent has approved the existence of a debit balance in respect of such bank); or

    (iv)
    enter into any other preferential arrangement having a similar effect,

    in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

  (c)
  Paragraphs (a) and (b) above do not apply to any Permitted Security Interest.

24.4. Disposals

  (a)
  No Borrower shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

  (b)
  Subject to paragraph (c), paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

  (i)
  (other than of any shares in any company) made on arm's length terms in the ordinary course of business of the disposing entity;

  (ii)
  (other than of any shares in any company) of assets in exchange for other assets comparable or superior as to type, value and quality;

  (iii)
  of obsolete equipment no longer required for the purposes of the business of the Group;

  (iv)
  of cash for purposes not otherwise prohibited by the Finance Documents;

  (v)
  any disposal made with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed); or

  (vi)
  where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (v) above) does not exceed $250,000 (or its equivalent in another currency or currencies) in any financial year.

  (c)
  The Parent shall not and it shall procure that no member of the Group shall (i) sell, transfer or otherwise dispose of all or any shares (or equivalent) in any member of the Group to any other person (including, for the avoidance of doubt, any other member of the Group) or (ii) make any other alteration to the corporate structure of the Group, in each case without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed and it being acknowledged by the Agent that it will provide its consent if, in the reasonable opinion of the Agent, the security position of the Lenders is not adversely affected by the proposed sale, transfer or other disposal of shares or alteration to the corporate structure). The Agent acknowledges that it is aware that it is intended that there is to be a reorganisation of the Group and that, subject to the entering into by members of the Group in favour of the Security Trustee of such security documents (including, without limitation, guarantees) as it may require, the Agent is not aware of any issue that may result in it refusing to grant its consent to all or any part of such reorganisation.

24.5. Merger

  No Borrower shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed).

24.6. Change of business

  Save as referred to in the Business Plan, the Parent shall procure that no material change is made to the general nature of the business of the Parent or the Group from that carried on at the date of this Agreement without the prior written consent of the Agent.

24.7. Compliance with Obligations

  The Parent shall and shall procure that each other Obligor shall comply with all of the obligations and undertakings expressed to be assumed by it under the Transaction Documents in circumstances in which failure to do so would have a material and adverse effect on the interests of the Lenders under the Finance Documents.

24.8. Insurance

  The Parent shall maintain (and procure that each other member of the Group maintains) insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is reasonable and usual for companies carrying on a business such as that carried on by that member of the Group (provided that such cover is at least as comprehensive as that recommended in the Insurance Report) and procure that the interest of the Finance Parties is noted on the policies and that such insurances (other than third party liability policies) include a loss payee clause to the effect that all proceeds in excess of $250,000 will be paid to the Agent.

24.9. Intellectual Property Rights

  The Parent shall do (and shall procure that each other member of the Group does) all that is or may be reasonably necessary to preserve and protect (and refrain from doing, causing or permitting to be done anything which would be reasonably expected to have a material adverse effect on or terminate) their respective rights to use, or the validity or enforceability of, any rights in relation to any Intellectual Property which at any time is owned or used by or is the subject of any licence or permission in favour of any member of the Group, in circumstances in which failure to do so would have a material and adverse effect on the interests of the Lenders under the Finance Documents.

24.10. Access by Agent to Auditors

  The Parent shall instruct its auditors to discuss the Group's financial position with the Agent and the Lenders (on request from the Agent) and to disclose to the Agent (and provide it with copies of) such information as the Agent may reasonably request regarding the financial condition of the Group.

24.11. Tax

  The Parent shall (and procure that each other member of the Group shall) pay and discharge all Tax which is due for payment (other than Tax which is being contested in good faith and by appropriate means) and all other lawful claims which would, if unpaid, by law become encumbrances on its assets or result in material penalties being incurred in circumstances where failure to do so would have a Material Adverse Effect.

24.12. Bank Transactions and Cash Balances

  (a)
  Each Borrower shall (and the Parent shall procure that each other Obligor shall) open and maintain such bank accounts as the Agent may reasonably request.

  (b)
  Save as referred to in (e) below, the Parent shall ensure that each member of the Group incorporated in any part of the United Kingdom will conduct all of its banking business (and have all of its bank accounts) with such member of the BoS Group as is selected by such member of the Group and that (with effect from the date of this Agreement) each member of the Group incorporated outside of the United Kingdom will conduct all of its banking business with either (i) such member of the BoS Group as is selected by such member of the Group or (ii) an Approved Bank unless otherwise agreed with the Agent.

  (c)
  The Parent shall procure that the amount of cash held by (or on behalf of) members of the Group which are not Obligors (other than with a member of the BoS Group in circumstances in which such account is the subject of such set-off or security arrangements as the Agent requires) shall not at any time exceed $3,000,000 provided that if, for any reason, the amount of cash held by such persons exceeds such level for more than 7 days the Parent shall procure that such excess amount is transferred to an account in the name of the relevant member (or members) of the Group held in the United Kingdom with a member of BoS Group, such account being subject to such set-off or security arrangements as the Agent may require.

  (d)
  The Parent shall procure that the amount of cash held by (or on behalf of) Obligors with banks appointed pursuant to the terms of Approved Bank Letters shall not at any time exceed $3,000,000 in aggregate provided that if, for any reason, the amount of cash held by such persons exceeds such level for more than 7 days the Parent shall procure that such excess amount is transferred to an account in the name of the relevant member (or members) of the Group held in the United Kingdom with a member of BoS Group, such account being subject to such set-off or security arrangements as the Agent may require.

  (e)
  Paradigm Geophysical (UK) Limited may retain its existing bank accounts with Barclays Bank PLC for a period up to and including 31 December 2006 only, in order to facilitate the receipt of funds connected with the Group's operations in Russia The Parent shall procure that all amounts received from time to time while such accounts with Barclays Bank PLC remain operational shall be transferred to accounts of the relevant members of the Group with a member of the BoS Group as soon as is reasonably practicable after receipt and in any event within 7 days of receipt.

24.13. Compliance with Environmental Law

  The Parent shall (and shall procure that each other member of the Group shall) comply with all Environmental Law and all Environmental Licences, in each case relating to the receiving, handling, use, storage, accumulation, transportation, generations, spillage, migration, discharge, release and disposal of any Hazardous Substances in circumstances where failure to do so would have a Material Adverse Effect.

24.14. Storage of Hazardous Substances

  (a)
  The Parent shall not (and will procure that no other member of the Group will) cause or permit any Hazardous Substance to be brought upon or used in or about any property owned or occupied by any member of the Group, other than Hazardous Substances used in the ordinary course of business in accordance with applicable Environmental Laws and/or Environmental Licences to the extent that to do so would have a Material Adverse Effect.

  (b)
  The Parent shall store in any mariner approved or prescribed by Environmental Law and/or any Environmental Licence, any and all Hazardous Substances permitted within any property owned or occupied by any member of the Group in circumstances where failure to do so would have a Material Adverse Effect.

24.15. Pensions and Severance Pay

  The Parent shall (and shall procure that each member of the Group shall) ensure that all pension schemes and severance pay funds operated by or for it are fully funded (by a provision in the relevant balance sheet or otherwise) based on reasonable actuarial assumptions and are administered and funded in accordance with all applicable laws and guidelines in circumstances in which failure to do so would result in a liability of more than $500,000 for a member of the Group or have a Material Adverse Effect.

24.16. Dividends

  The Parent shall not (and shall procure that no other member of the Group shall (without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed)) pay any dividend or other similar distribution or pay any interest on unpaid dividends or any other sums intended to act as similar distributions to any of its shareholders other than (i) any such payment by a member of the Group (except the Parent) to its holding company and (ii) a payment by the Parent in accordance with Clause 3.1(a). For the avoidance of doubt the Parent may recognise the accrual of dividends declared by it but which it is unable to pay to its shareholders as a result of the terms of the Finance Documents.

24.17. Financial Indebtedness

  The Parent shall not (and shall procure that no other member of the Group shall) incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness.

24.18. Guarantees

  The Parent shall not (and shall procure that no other member of the Group shall) give or enter into or permit to subsist or agreed to give or enter into any guarantee (or indemnity or other legally binding assurance against loss) except for:

  (a)
  guarantees, indemnities or other legally binding assurances against loss in, or given pursuant to the terms of, any of the Finance Documents;

  (b)
  guarantees, indemnities or other legally binding assurances against loss given in relation to any netting or set-off arrangements entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

  (c)
  guarantees or bonds granted by a member of the Group in respect of the performance by an Obligor or by a member of the Group which is not an Obligor in respect of another member of the Group which is not an Obligor in each case of any contract entered into in the ordinary course of business;

  (d)
  guarantees, indemnities or other legally binding assurances against loss given by any member of the Group in respect of the obligations of any Obligor or by a member of the Group which is not an Obligor in respect of another member of the Group which is not an Obligor in each case provided such obligations are incurred in the ordinary course of business; and

  (e)
  otherwise (and in addition to any items referred to in paragraphs (a)-(d) inclusive) with the prior written consent of the Agent.

24.19. Loans

  The Parent will not (and shall procure that no other member of the Group shall) make any loans or grant any credit other than:-

  (a)
  normal trade credit in the ordinary course of business (including, for the avoidance of any doubt, credit or loans arising as a result of transfer pricing in the ordinary course of intra Group trading);

  (b)
  loans by any member of the Group to any Obligor provided that any such loans may not be repaid to any member of the Group which is not an Obligor without the prior written consent of the Agent;

  (c)
  (in addition to the loans referred to in paragraph (e) below) loans by Obligors to members of the Group (not being Obligors) of up to $750,000 in aggregate at any time;

  (d)
  loans to employees or other persons made in the ordinary course of business provided the aggregate amount of such loans (including outstanding interest) does not exceed $150,000;

  (e)
  the loans made by an Obligor to other members of the Group outstanding on the Restatement Date and disclosed to the Agent, being a loan of up to $600,000 to Paradigm Geophysical SA (incorporated in Argentina) and a loan to Paradigm Geophysical Holdings SARL of not more than $1,280,000 (or the equivalent in the relevant currency);

  (f)
  a loan made by the Parent to Paradigm Geophysical Canada Ltd of up to $5,000,000 prior to the Restatement Date;

  (g)
  credit granted by Paradigm Geophysical Corp. to Baker Hughes Incorporated ("BHI") in connection with the purchase by BHI of the Group's products and services of not more than $1,963,453 on 30 June 2004 and for a period of 3 years thereafter;

  (h)
  any other loans (not referred to in paragraphs (a)-(g) inclusive above) made with the prior written consent of the Agent.

24.20. Acquisitions

  (a)
  The Parent shall not (and shall procure that no other member of the Group shall) acquire any assets, business or body corporate or acquire or subscribe for shares or other securities (or any interest therein) (excluding, for the avoidance of doubt, the incorporation of a new company which becomes a member of the Group).

  (b)
  Paragraph (a) does not apply to:

  (i)
  the Acquisition, the Baker Hughes Acquisition, the Core Labs Acquisition, or the acquisition of up to 12% of the issued share capital or share capital rights of Open Spirit, Inc. for an amount not in excess of $1,000,000 or the acquisition of Earth Decision Sciences, S.A.;

  (ii)
  the acquisition of a newly incorporated company which has not traded and which has no assets or liabilities (actual or contingent), the sole purpose of which is to make acquisitions which are permitted in terms of the Agreement;

  (iii)
  the acquisition of shares in a company which is a wholly owned subsidiary of a member of the Group by such member of the Group;

  (iv)
  any other acquisition made with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed);

  (v)
  any acquisition that is financed directly or indirectly by any of the Original Investors and is made with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed);

    (vi)
    subject to compliance with Clause 27.5 (Further Security), any acquisition of any assets, business or body corporate or acquisition or subscription for shares or other securities not otherwise permitted by paragraphs (i) to (v) above where the aggregate of the consideration payable for, and Financial Indebtedness assumed by members of the Group in connection with, all such acquisitions in any financial year does not exceed $500,000.

24.21. Joint Ventures

  The Parent shall not (and shall procure that no other member of the Group shall) enter into any joint venture or partnership with any person other than:-

  (a)
  any joint venture or partnership that is financed directly or indirectly by any of the Original Investors and is made with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed);

  (b)
  any joint venture or partnership approved in writing by the Agent (acting reasonably); and

  (c)
  any other joint venture or partnership (not referred to in paragraphs (a) and (b) above) where the aggregate consideration payable for and Financial Indebtedness assumed by the Group in connection with all such joint ventures and partnerships in any financial year does not exceed $250,000.

24.22. Capital Expenditure

  The Parent shall procure that no member of the Group will incur Capital Expenditure (including, without limitation, Finance Lease Expenditure) in any financial year which together with all Capital Expenditure incurred by all other members of the Group in such financial year exceeds 120% of the level of Capital Expenditure (including, without limitation, Finance Lease Expenditure) set out in the Operating Budget for the Group for that financial year and approved by the Majority Lenders. If the amount of such Capital Expenditure set out in the Operating Budget for any financial year is not fully utilised in that year, up to 100% of the amount not so utilised (the "Permitted Carry Forward Amount") may be carried forward to the next financial year (but no further). In any financial year, it will be assumed that the Permitted Carry Forward Amount is spent before all of the Capital Expenditure permitted to be spent in such financial year is spent.

24.23. Change in Accounts Date or Auditors

  The Parent shall not (and shall procure that no other member of the Group shall) change its financial year or its auditors save to one of KPMG, PricewaterhouseCoopers, Deloitte & Touche or Ernst & Young provided that the Group may continue to use Moore Stephens as its auditors in respect of members of the Group incorporated in Ecuador, Venezuela and Indonesia, to use Sim Guan Seng as its auditors in respect of members of the Group incorporated in Singapore and to use Howarth Group as its auditors in respect of members of the Group incorporated in Malaysia.

24.24. Change in Accounting Principles

  The Parent shall not (and shall procure that no other member of the Group shall) change its accounting policies and principles from the Accounting Principles without the prior written consent of the Agent unless required to do so in order to ensure that the Annual Accounts comply with GAAP from time to time.

24.25. Status of Parent

  The Parent shall not carry on any business other than the holding of shares in the Company, the provision of administrative services to other members of the Group and the making of intra group loans to the Company in accordance with the Convertible Loan Agreement or to any other member of the Group subject to the terms of this Agreement.

24.26. Issue of Shares

  The Parent shall procure that no member of the Group shall issue any shares other than:

  (a)
  to another member of the Group of which it is a Subsidiary;

  (b)
  pursuant to or in connection with a Listing;

  (c)
  by the Parent to any of the Original Investors, Dutchco, the Dutch Foundations, Caymanco or Luxco;

  (d)
  in accordance with the terms of any employee share scheme in respect of the Parent (up to in aggregate not more than 25% of the fully diluted equity share capital of the Parent at the Completion Date);

  (e)
  otherwise with the prior written consent of the Agent.

24.27. Purchase or Redemption of Shares

  No member of the Group shall purchase, retire, defease, redeem or acquire any of its own shares or stock (or equivalent) without the prior written consent of the Agent provided that:-

  (a)
  any member of the Group (other than the Parent) shall be permitted to purchase, retire, defease, redeem or acquire any of its own shares or stock (or equivalent) to the extent that the aggregate amount of the consideration payable for all such actions in any financial year does not exceed $250,000;

  (b)
  the Parent can purchase shares from Dutchco or the Dutch Foundations in connection with a Listing; or

  (c)
  the Parent shall be permitted to purchase, retire, defease, redeem or acquire its own shares in accordance with Clause 3.1(a),

  and provided that, at the date of such action, no Default is continuing or would arise as a result of such member of the Group taking such action.

24.28. Amendment of Equity Documents

  The Parent shall not amend or waive any provisions of the Equity Documents in any way which has, or would have, a material and adverse effect on the interests of the Agent and the Lenders under the Finance Documents.

24.29. Payment of Subordinated Debt/Shareholder Fees/Investor Counter-Indemnity

  (a)
  The Parent shall not repay, prepay, redeem, purchase or otherwise satisfy in any way or make any payment of or in respect of more than an aggregate amount of $35,000,000 in respect of interest and the principal amount outstanding under the Subordinated Notes in accordance with the terms of the Funds Flow Statement, other than in accordance with the terms of the Inter Creditor Deed.

  (b)
  The Parent shall not (and shall procure that no other member of the Group shall) pay any fees or similar amounts or payments to any direct or indirect holder of shares in the Parent, other than annual fees of up to $1,200,000 payable pursuant to the terms of the Management Agreement and (where applicable) such payments are made in accordance with paragraph (c) below.

  (c)
  The Parent shall not pay the annual fees of up to $1,200,000 in respect of the period from 1 January 2006 to 31 December 2006 (the "2006 Management Fee") pursuant to the terms of the Management Agreement until 31 December 2006 and provided that on 31 December 2006 the Parent is in compliance with the provisions of paragraphs (a) to (c) (inclusive) of Clause 23.1 (Financial Covenants) however, if the Parent is not in compliance with the financial covenants set out in paragraphs (a) to (c) (inclusive) of Clause 23.1 (Financial Covenants) on 31 December 2006, the Parent may only pay the 2006 Management Fee on or after the next Test Date on which the Parent is in compliance with such financial covenants.

  (d)
  The Parent shall not (and shall procure that no other member of the Group shall) pay any amount to Fox Paine Capital Fund II L.P. under or in connection with the Investor Counter Indemnity until all amounts owed by the Obligors (or any of them) to the Finance Parties (or any of them) under or in connection with the Finance Documents have been irrevocably repaid in full.

24.30. Off Balance Sheet Finance

  The Parent shall not (and will procure that no other member of the Group shall) enter into any off balance sheet financing without the prior written consent of the Agent except as is expressly permitted in accordance with the terms of this Agreement.

24.31. Hedging Transactions

  The Parent shall enter into the Hedging Transactions referred to in the Hedging Policy Letter within 30 days of the Restatement Date but shall not (and will procure that no other member of the Group shall) enter into any Hedging Transaction other than in terms of any Permitted Hedging Transaction.

24.32. Management Team

  The Parent shall ensure that the Group has experienced and adequately skilled management at all times during the Security Period and that if any member of the Management Team resigns or ceases (whether by reason of death, retirement at normal retirement age, ill health or otherwise) to act in the capacity he or she was appointed to in respect of the Group in accordance with the relevant service agreement, the Agent shall be promptly notified of such event and the Parent shall appoint a replacement within 6 months of such resignation or cessation to act unless the Agent (acting reasonably) determines that no such appointment is required.

24.33. Israeli Office of Chief Scientist

  The Parent shall procure that each relevant member of the Group shall comply with its obligations under the rules implemented from time to time by the Israeli Office of Chief Scientist ("OCS") in relation to intellectual property rights funded wholly or partly using funds provided by that organisation. The Parent shall ensure that each member of the Group will take all such action as the Agent may reasonably require at any time in relation to the OCS subject to, and in accordance with, applicable Israeli law and the rules implemented by the OCS in order to give effect to the terms of any of the Security Documents.

24.34. Core Labs Receivable

  Deleted.

24.35. Paradigm Geophysical Holdings SAS

  The Parent shall procure that the Company and Paradigm BV shall not transfer any of the shares held by either of them in Paradigm Geophysical Holdings SAS to any other member of the Group without the prior written consent of the Agent.

24.36. US Obligors

  The Parent shall promptly notify the Agent of any (i) change of name of any Obligor incorporated in the USA or (ii) any change of the principal business office of any Obligor incorporated in the USA.

25.   EVENTS OF DEFAULT

  Each of the events or circumstances set out in Clause 25 is an Event of Default.

25.1. Non-payment

  An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

  (a)
  its failure to pay is caused by administrative or technical error; and

  (b)
  payment is made within two Business Days of its due date.

25.2. Key covenants

  Any Obligor fails to comply with the terms of any of Clause 24.3 (Negative Pledge), 24.4 (Disposals), 24.5 (Merger), 24.16 (Dividends), 24.17 (Financial Indebtedness), 24.18 (Guarantees), 24.27 (Purchase or Redemption of Shares) or 24.29 (Payment of Subordinated Debt/Shareholder Fees/Investor Counter-Indemnity) or any requirement of Clause 23 (Financial covenants).

25.3. Other obligations

  (a)
  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Key covenants)).

  (b)
  No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the Agent giving notice to the Parent or the Parent becoming aware of the failure to comply.

25.4. Misrepresentation

  Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and, if the relevant circumstance is capable of remedy, those circumstances are not remedied within fifteen Business Days of the earlier of any Obligor becoming aware of such circumstances or the Agent notifying the Parent of such circumstances.

25.5. Cross default

  (a)
  Any Financial Indebtedness of any Material Company is not paid when due nor within any originally applicable grace period.

  (b)
  Any Financial Indebtedness of any Material Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

  (c)
  Any commitment for any Financial Indebtedness of any Material Company is cancelled or suspended by a creditor of any Material Company as a result of an event of default (however described).

  (d)
  Any creditor of any Material Company becomes entitled to declare any Financial Indebtedness of any Material Company due and payable prior to its specified maturity as a result of an event of default (however described).

  (e)
  No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $250,000 (or its equivalent in any other currency or currencies).

25.6. Insolvency

  (a)
  A Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

  (b)
  A moratorium is declared in respect of any indebtedness of any Material Company.

25.7. Insolvency proceedings

  Any corporate action, legal proceedings or other procedure or step is taken in relation to:

  (a)
  the suspension of payments, a bankruptcy, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company other than a solvent liquidation or reorganisation with the prior written consent of the Agent;

  (b)
  a composition, assignment or similar arrangement with any creditor of any Material Company;

  (c)
  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not a Material Company or Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or

  (d)
  enforcement of any Security Interest over any material assets of any Material Company,

  or any analogous procedure or step is taken in any jurisdiction.

25.8. Creditors' process

  Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Material Company having an aggregate value of $100,000 and is not discharged within five Business Days.

25.9. Similar events elsewhere

  There occurs in relation to any Material Company or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its property is subject, any event which appears to the Agent (acting reasonably) to correspond (in accordance with local laws and regulations) in that country or territory with any of those mentioned in Clauses 25.6 (Insolvency) to 25.8 (Creditors' process) (inclusive) other than a solvent liquidation or reorganisation with the prior written consent of the Agent.

25.10. Ownership of the Obligors

  An Obligor (other than the Parent) or Paradigm BV is not or ceases to be a wholly owned Subsidiary of the Parent other than as referred to in Clause 21.24 (Group Structure) or as a result of a solvent liquidation or reorganisation with the prior written consent of the Agent.

25.11. Unlawfulness

  It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

25.12. Repudiation

  An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

25.13. Ceasing to Carry on Business

  Any Material Company ceases or takes steps to cease to carry on all or a substantial part of its business other than (a) in terms of any disposal permitted under this Agreement or (b) with the prior written consent of the Lenders or (c) as a result of a solvent liquidation or reorganisation with the prior written consent of the Agent.

25.14. Government Intervention

  The authority of any Material Company to conduct its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any governmental authority so that the ability of any Obligor to comply with its obligations under any of the Finance Documents is (in the opinion of the Agent) materially and adversely affected.

25.15. Qualified Audit Report

  The Parent's auditors qualify their report to the audited consolidated accounts of the Parent in any way which is (in the opinion of the Agent (acting reasonably)) material in the context of the Finance Documents.

25.16. Litigation

  Except as specifically disclosed to the Agent on or before the Restatement Date in the Banking Disclosure Letters, any litigation, arbitration or administrative proceedings are instituted against any Material Company which if adversely determined would have a Material Adverse Effect (disregarding for this purpose any litigation or other proceedings which are, in the opinion of the Agent (acting reasonably) frivolous, vexatious or which otherwise have no reasonable prospect of resulting in such a Material Adverse Effect).

25.17. Inter Creditor Deed

  Any person (other than a Finance Party) fails to comply with its obligations under the Inter Creditor Deed or the Inter Creditor Deed ceases to be binding upon any such person for whatever reason and such failure or cessation has an adverse effect on the interests of the Lenders under the Inter Creditor Deed.

25.18. Amendment of Constitution of the Parent

  The Constitutional Documents are amended in any way which is (in the opinion of the Agent (acting reasonably)) materially adverse to the interests of the Agent or any of the Lenders.

25.19. Material Adverse Effect

  Any Material Adverse Effect occurs.

25.20. Acceleration

  On and at any time after the occurrence of an Event of Default which is confirming the Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

  (a)
  cancel the Total Commitments whereupon they shall immediately be cancelled;

  (b)
  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

  (c)
  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

  (d)
  save as otherwise agreed with the relevant Hedging Lender, the relevant Obligor will (to the extent it is able) terminate or sell the Hedging Transactions entered into pursuant to Clause 24.31 (Hedging Transactions) and will pay all amounts due under the Hedging Transactions to such Hedging Lender (and each Lender which is a Hedging Lender will make any payments due thereunder to any Obligor as a result of any such termination);

  (e)
  declare that cash cover be provided to the Agent in respect of each Letter of Credit; and/or

  (f)
  declare that all Ancillary Outstandings be repaid to the relevant Lender.

SECTION 8

CHANGES TO PARTIES

26.   CHANGES TO THE LENDERS

26.1. Assignments and transfers by the Lenders

  Subject to this Clause 26, a Lender (the "Existing Lender") may:

  (a)
  assign any of its rights; or

  (b)
  transfer by novation any of its rights and obligations,

  to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which qualifies as a PMP (the "New Lender").

26.2. Conditions of assignment or transfer

  (a)
  The consent of all of any of the Obligors is not required for an assignment or transfer by a Lender.

  (b)
  Each Lender will consult in good faith with the Parent as to the identity of the proposed transferee in relation to any assignment or transfer and will not effect any assignment or transfer prior to notifying the Parent of the identity of any assignee or transferee.

  (c)
  Notwithstanding any other provision of this Agreement, the consent of the Issuing Bank is required for any assignment or transfer of any Lender's rights and/or obligations under Facility B provided that such consent shall be automatically deemed to have been given where the proposed assignee or transferee (i) has a long term debt rating of at least A- by Standard & Poor's Rating Group and A3 by Moody's Investor Service, Inc., or (ii) is a Lender.

  (d)
  An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

  (e)
  A transfer will only be effective if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

  (f)
  Any assignment or transfer by an Existing Lender to a new Lender in relation to Facility A or Facility B will only be effective if it transfers or assigns the Existing Lender's shares of such Facilities pro rata and is subject to a minimum aggregate equivalent amount being assigned or transferred thereunder of $5,000,000.

  (g)
  If:

  (i)
  a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

  (ii)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3. Assignment or transfer fee

  The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,000.

26.4. Limitation of responsibility of Existing Lenders

  (a)
  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

  (i)
  the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

  (ii)
  the financial condition of the Group or any Obligor;

  (iii)
  the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

  (iv)
  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

  (i)
  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

  (ii)
  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

  (c)
  Nothing in any Finance Document obliges an Existing Lender to:

  (i)
  accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

  (ii)
  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5. Procedure for transfer

  (a)
  Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

  (b)
  On the Transfer Date:

  (i)
  to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

  (ii)
  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

  (iii)
  the Agent, the Arranger, the Security Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

  (iv)
  the New Lender shall become a Party as a "Lender".

26.6. Disclosure of information

  Any Lender may disclose to any of its Affiliates and any other person:

  (a)
  to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

  (b)
  with (or through) whom that Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

  (c)
  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

  any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate (acting reasonably) if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.7. Assistance with Syndication

  The Parent covenants with the Finance Parties that it will co-operate with the Finance Parties in relation to the syndication of the Facilities and will assist such syndication in such manner and to such extent as the Arranger may from time to time reasonably request including, without limitation, by:-

  (i)
  assisting the Arranger in the preparation of any information memorandum prepared for the purposes of syndication of the Facilities (in relation to the business, trading, prospects, financial condition, assets and liabilities of the Group, the markets in which its operates and the terms of the Facilities);

  (ii)
  instructing the preparation (or updating) of due diligence reports for the benefit of any proposed Lenders (at the cost of the Parent);

  (iii)
  participating in presentations to potential Lenders concerning the activities of the Group and arranging site visits to the key operating sites of the Group (as identified by the Arranger); and

  (iv)
  approving, executing and delivering any documents which the Arranger, on receiving legal advice from its foreign counsel, requires to be entered into by any member of the Group as a consequence of the syndication of the Facilities to amend or supplement any of the Finance Documents to protect the Finance Parties' rights intended to be afforded all or any of them under such Finance Documents.

  The Arranger agrees to use all reasonable efforts to minimise the costs payable by the Parent in terms of this Clause 26.7.

27.   CHANGES TO THE OBLIGORS AND FURTHER SECURITY

27.1. Assignments and transfer by the Obligors

  No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2. Additional Borrowers

  (a)
  The Parent may request that any of its wholly owned Subsidiaries becomes an Additional Borrower in respect of Facility B. That Subsidiary shall become an Additional Borrower if

  (i)
  all the Lenders approve the addition of that Subsidiary;

  (ii)
  the Parent delivers to the Agent a duly completed and executed Accession Letter;

  (iii)
  the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

  (iv)
  the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

  (b)
  The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

27.3. Resignation of a Borrower

  (a)
  The Parent may request that any Borrower under Facility B ceases to be such a Borrower by delivering to the Agent a Resignation Letter.

  (b)
  The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

  (i)
  no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

  (ii)
  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents (without prejudice to its obligations as an Obligor (other than as a Borrower) under the Finance Documents), whereupon that company shall cease to be a Borrower under Facility B and shall have no further rights or obligations under this Agreement (without prejudice to its obligations under this Agreement in its capacity as an Obligor (other than as a Borrower) or its obligations under any of the other Finance Documents).

27.4. Repetition of Representations

  Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.5. Further Security

  (a)
  Each Obligor shall execute and deliver to the Agent such further or additional Security Documents as the Security Trustee (acting reasonably) shall require in respect of:

  (i)
  any assets acquired after the date of this Agreement by any Obligor that would not otherwise be effectively pledged or charged to the Security Trustee under the Security Documents but which is of a type of asset which is charged (or intended to be charged) by the Security Documents; and

  (ii)
  (without limitation to the generality of (i) above), any shares held by any Obligor in any entity which becomes a Material Company after the date of this Agreement.

    Each such Security Document shall be in form and substance acceptable to the Security Trustee and on the same or a similar basis as the security contained in the Security Documents entered into pursuant to this Agreement on or around the date of this Agreement.

  (b)
  The Parent shall procure that (if requested by the Agent) any entity which becomes a Material Company at any time shall execute such Security Documents as the Security Trustee (acting reasonably) shall require on the same or a substantially similar basis as the security contained in the Security Documents entered into on or around the date of this Agreement and shall deliver the same to the Security Trustee (together with such of the documents referred to in Part II of Schedule 2 (Conditions Precedent) as the Security Trustee may reasonably request) as soon as is reasonably practicable and in any event within 5 days (or such longer period as the Security Trustee shall agree) of the Parent becoming aware that the entity has become a Material Company. The Finance Parties agree that they will have regard to the possibility of any entity ceasing for any reason to be a Material Company shortly after becoming a Material Company and to the costs of obtaining security, in deciding whether to require compliance by the Parent in terms of this Clause 27.5(b) at any time.

  (c)
  If at any time the Agent determines and notifies the Parent that the aggregate contribution of the Obligors (for this purpose only on the basis that each of, Paradigm BV (but not any of its Subsidiaries) and Paradigm Geophysical France SA (but not any of its Subsidiaries) is an Obligor) to either the aggregate Gross Assets or aggregate Total Revenues of the Group is less than 70% of the aggregate Gross Assets or aggregate Total Revenues of the Group, the Parent shall procure that such members of the Group as the Agent may identify by notice to the Parent will execute and deliver such Security Documents as the Agent may notify to the Parent under the laws of the jurisdiction of incorporation of that entity (together with, in any such case, such of the documents referred to in Part II of Schedule 2 as the Security Trustee may reasonably request) as are necessary to ensure that, after delivering such Security Documents, the aggregate contribution of the Obligors (for this purpose only on the basis that each of, Paradigm BV (but not any of its Subsidiaries) and Paradigm Geophysical France SA (but not any of its Subsidiaries) is an Obligor) to the aggregate Gross Assets or aggregate Total Revenues of the Group is greater than 70% as soon as is reasonably practicable after the giving of such notice and in any event within 15 Business Days of the giving of such notice to the Parent.

  (d)
  The Parent shall; and shall procure that each other relevant member of the Group which is an Obligor or a Material Subsidiary shall, at its own expense, execute and do all such assurances, acts and things as the Agent or the Security Trustee may reasonably require for perfecting or protecting the security intended to be afforded by the Security Documents.

27.6. Release of Security

  The Security Trustee shall (and is hereby authorised by the other Finance Parties to) release (at the cost and expense of the Parent) any assets from the Security Documents at the request of the Parent in connection with a disposal of such assets, provided that:

  (a)
  such disposal is permitted in accordance with the terms of this Agreement; and

  (b)
  no Default is continuing or would result from the disposal or the release of the assets from the Security Documents.

SECTION 9

THE FINANCE PARTIES

28.

ROLE
OF THE AGENT, THE SECURITY TRUSTEE AND THE ARRANGER

28.1. Appointment of the Agent and the Security Trustee

  (a)
  Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

  (b)
  Each other Finance Party appoints the Security Trustee to act as security trustee under and in connection with the Finance Documents in accordance with the terms of this Agreement and the Inter Creditor Deed.

  (c)
  Each other Finance Party authorises each of the Agent and the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2.

Duties
of the Agent and the Security Trustee
  (a)
  The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

  (b)
  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

  (c)
  If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

  (d)
  If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

  (e)
  The Agent's and the Security Trustee's duties under the Finance Documents are solely mechanical and administrative in nature.

28.3. Role of the Arranger

  Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4. Role of the Security Trustee

  The Security Trustee shall not be an agent of any Finance Party or any Obligor under or in connection with any Finance Document.

28.5. No fiduciary duties

  (a)
  Nothing in this Agreement constitutes the Agent, the Security Trustee or the Arranger as a trustee or fiduciary of any other person.

  (b)
  None of the Agent, the Security Trustee or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6. Business with the Group

  The Agent, the Security Trustee and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.7. Rights and discretions of the Agent and the Security Trustee

  (a)
  The Agent and the Security Trustee may rely on:

  (i)
  any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

  (ii)
  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

  (b)
  The Agent and the Security Trustee may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Lenders) that:

  (i)
  no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

  (ii)
  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

  (iii)
  any notice or request made by the Parent (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

  (c)
  Each of the Agent and the Security Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

  (d)
  Each of the Agent and the Security Trustee may act in relation to the Finance Documents through its personnel and agents.

  (e)
  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

  (f)
  Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Trustee or the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

28.8. Majority Lenders' instructions

  (a)
  Unless a contrary indication appears in a Finance Document, the Agent and the Security Trustee shall (i) exercise any right, power, authority or discretion vested in it as Agent or as Security Trustee in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or as Security Trustee) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

  (b)
  Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

  (c)
  The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

  (d)
  In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

  (e)
  The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

28.9. Responsibility for documentation

  None of the Agent, the Arrangers or the Security Trustee:

  (a)
  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Security Trustee, an Obligor or any other person given in or in connection with any Finance Document; or

  (b)
  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

28.10. Exclusion of liability

  (a)
  Without limiting paragraph (b) below, neither the Agent nor the Security Trustee will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of or enforce the terms of this paragraph in accordance with the provisions of the Third Parties Act.

  (c)
  No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any of the Finance Documents and any officer, employee or agent of the Security Trustee may rely on this Clause. Any third party referred to in this paragraph (c) may enjoy the benefit of or enforce the terms of this paragraph in accordance with the provisions of the Third Parties Act.

  (d)
  Neither the Agent nor the Security Trustee will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Trustee if the Agent or the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Trustee for that purpose.

28.11. Lenders' Indemnity to the Agent

  Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.12. Resignation of the Agent

  (a)
  The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Parent.

  (b)
  Alternatively the Agent may resign by giving notice to the other Finance Parties and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

  (c)
  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom).

  (d)
  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

  (e)
  The Agent's resignation notice shall only take effect upon the appointment of a successor.

  (f)
  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

  (g)
  After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

28.13. Confidentiality

  (a)
  In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

  (b)
  If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it

28.14. Relationship with the Lenders

  (a)
  The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

  (b)
  Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 5 (Mandatory Cost formulae).

28.15. Credit appraisal by the Lenders

  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Arranger and the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

  (a)
  the financial condition, status and nature of each member of the Group;

  (b)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

  (c)
  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

  (d)
  the adequacy, accuracy and/or completeness of any information provided by the Agent, the Arranger, the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

28.16. Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.17. Deduction from amounts payable by the Agent

  If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.18. PMP

  (a)
  Each Original Lender represents and warrants to the Dutch Borrowers as at the Restatement Date that it is a PMP and that it is aware that it does not benefit from (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are exempted from the prohibition of Article 6 or excepted from the prohibition of Article 82 in each case of the Dutch Banking Act.

  (b)
  Each Lender which becomes a Lender in accordance with Clause 26 (Changes to the Lender) represents and warrants to the Dutch Borrowers as at the date on which it becomes a Lender that it is a PMP and that it is aware that it does not benefit from (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are exempted from the prohibition of Article 6 or excepted from the prohibition of Article 82 in each case of the Dutch Banking Act.

29.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

  No provision of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.   SHARING AMONG THE FINANCE PARTIES

30.1. Payments to Finance Parties

  If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

  (a)
  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

  (b)
  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

  (c)
  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2.

Redistribution
of payments

  The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 31.5 (Partial payments).

30.3. Recovering Finance Party's rights

  (a)
  On a distribution by the Agent under Clause 30.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

  (b)
  If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

30.4. Reversal of redistribution

  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

  (a)
  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

  (b)
  that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

30.5. Exceptions

  (a)
  This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

  (b)
  A Recovering Finance Party is not obliged to share with any other Lender any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

  (i)
  it notified that other Finance Party of the legal or arbitration proceedings; and

  (ii)
  the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

31.   PAYMENT MECHANICS

31.1. Payments to the Agent

  (a)
  On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or such Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

  (b)
  Payment shall be made to such account in the principal financial centre of the country of that currency (or in relation to euro, in a principal financial centre in a Participating Member State or London or, in relation to the Base Currency, London) with such bank as the Agent specifies.

31.2. Distributions by the Agent

  Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or in relation to euro, in a principal financial centre in a Participating Member State or London or, in relation to the Base Currency, London).

31.3. Distributions to an Obligor

  The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4. Clawback

  (a)
  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

  (b)
  If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5. Partial payments

  (a)
  If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

  (i)
  first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Trustee and the Issuing Bank under the Finance Documents;

  (ii)
  secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

  (iii)
  thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 7.4 (Claims under a Letter of Credit) and 7.5 (Indemnities); and

  (iv)
  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

  (c)
  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6. No set-off by Obligors

  All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7. Business Days

  (a)
  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

  (b)
  During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8. Currency of account

  (a)
  Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

  (b)
  A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

  (c)
  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

  (d)
  Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

  (e)
  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.9. Change of currency

  (a)
  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

  (i)
  any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

  (ii)
  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

  (b)
  If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.   SET-OFF

  A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.   NOTICES

33.1. Communications in writing

  Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2. Addresses

  The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

  (a)
  in the case of an Original Borrower, that identified with its name below;

  (b)
  in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

  (c)
  in the case of the Agent, that identified with its name below,

  or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3. Delivery

  (a)
  Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

  (i)
  if by way of fax, when received in legible form; or

  (ii)
  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid (by airmail if applicable) in an envelope addressed to it at that address;

    and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

  (b)
  Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

  (c)
  All notices from or to an Obligor shall be sent through the Agent.

  (d)
  Any communication or document made or delivered to the Parent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.4. Notification of address and fax number

  Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5. Electronic communication

  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

    (i)
    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

    (ii)
    notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

    (iii)
    notify each other of any change to their address or any other such information supplied by them.

33.6.

Any
electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a

Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

33.7. English language

  (a)
  Any notice given under or in connection with any Finance Document must be in English.

  (b)
  All other documents provided under or in connection with any Finance Document must be:

  (i)
  in English; or

    (ii)
    if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.   CALCULATIONS AND CERTIFICATES

34.1. Accounts

  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2. Certificates and Determinations

  Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3. Day count convention

  Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and, in the case of a Sterling amount, a year of 365 days and, in the case of any other currency, a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.   PARTIAL INVALIDITY

  If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.   REMEDIES AND WAIVERS

  No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.   AMENDMENTS AND WAIVERS

37.1. Required consents

  (a)
  Subject to Clause 37.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

  (b)
  The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2. Exceptions

  (a)
  An amendment or waiver that has the effect of changing or which relates to:

  (i)
  the definition of "Majority Lenders" in Clause 1.1 (Definitions);

  (ii)
  an extension to the date of payment of any amount under the Finance Documents;

  (iii)
  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

  (iv)
  an increase in or an extension of any Commitment;

  (v)
  a change to the identity of the Borrowers other than in accordance with Clause 27 (Changes to the Obligors and Further Security);

  (vi)
  any provision which expressly requires the consent of all the Lenders;

  (vii)
  Clause 2.2 (Finance Parties' rights and obligations), Clause 16 (Tax Gross Up and Indemnities), Clause 26 (Changes to the Lenders), Clause 27 (Changes to the Obligors and Further Security) or this Clause 37;

  (viii)
  save to the extent expressly provided for in this Agreement, any release of any Security Interest in favour of the Security Trustee, or

  (ix)
  the subordination provided for in the Inter Creditor Deed, shall not be made without the prior consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Agent, the Security Trustee or the Arranger.

38.   COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

39.   GOVERNING LAW         This Agreement is governed by English law.

40.   ENFORCEMENT

40.1. Jurisdiction of English courts

  (a)
  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

  (b)
  The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

  (c)
  This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2. Service of Process

  Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

  (a)
  irrevocably appoints Paradigm Geophysical (UK) Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

  (b)
  agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

  Each Borrower expressly agrees and consents to the provisions of this Clause 40.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Original Borrowers

Name of Original Borrowers	Country of incorporation and registration number (or equivalent, if any)
Paradigm Geotechnology BV	Netherlands
Paradigm Geophysical Limited	Israel
Paradigm Geophysical Pty Ltd	Australia
Paradigm Geophysical LLC	Russia
Paradigm Geophysical (UK) Limited	UK
Paradigm Geophysical Corp.	Delaware, USA

Part II

The Original Obligors

Name of Original Obligors	Country of incorporation and registration number (or equivalent, if any)
Paradigm Geotechnology BV	Netherlands
Paradigm Geophysical Pty Ltd	Australia
Paradigm Geophysical (UK) Limited	UK
Sysdrill Limited	UK
Paradigm Geophysical Limited	Israel
Paradigm Geophysical Corp.	Delaware, USA
Paradigm Geophysical (R&D) Corp.	Delaware, USA

Part III

The Original Lenders

Name of Original Lender	Facility A Commitment	Facility B Commitment
The Governor and Company of the Bank of Scotland	$60,500,000	$17,250,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

1.     Original Obligors

  (a)
  A copy of the constitutional documents of each Original Obligor and of Paradigm BV.

  (b)
  A copy of a resolution of the board of directors and, where relevant, the board of supervisory directors of each Original Obligor and of Paradigm BV:

  (i)
  approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

  (ii)
  authorising a specified person or persons to execute the Finance Documents on its behalf; and

  (iii)
  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

  (c)
  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

  (d)
  A copy of a resolution signed by all the holders of the issued shares in the Original Obligors and in Paradigm BV, approving the terms of, and the transactions contemplated by, the Finance Documents.

  (e)
  A certificate of the Parent (signed by a managing director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor or on Paradigm BV to be exceeded.

  (f)
  A certificate of an authorised signatory of the relevant Original Obligor and of Paradigm BV certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

  (g)
  A copy of the power of attorney (if any) of each Original Obligor and of Paradigm BV authorising a specified person or persons, on its behalf, to sign the relevant Finance Documents to which it is a party and to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with those Finance Documents.

2.     Legal opinions

  (a)
  A legal opinion of Dickson Minto, legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

  (b)
  A legal opinion of Andrews & Kurth LLP, US legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

  (c)
  A legal opinion of Minter Ellison, Australian legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

  (d)
  A legal opinion of each of Herzog, Fox & Neeman, Israeli legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement and from Efrati Galili & Co, legal advisers to the Company.

  (e)
  A legal opinion of Sokolow, Dunaud, Mercadier & Carreras, French legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

  (f)
  A legal opinion of Van Doorne, Dutch legal advisers to the Arranger and the Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.     Other documents and evidence

  (a)
  Evidence that any process agent referred to in Clause 40.2 (Service of process) has accepted its appointment.

  (b)
  The Original Financial Statements (if any) of each Original Obligor.

  (c)
  Evidence that the fees, costs and expenses then due from the Parent pursuant to Clause 15 (Fees) and Clause 20 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

  (d)
  A copy of the declaration by a director of the Parent addressed to the Security Trustee relating to its acquisition of the Company referring to Paradigm Geophysical Pty Ltd.

4.     Shares /Subordinated Notes

  (a)
  Written evidence of the ownership of the Parent as at Completion.

  (b)
  A certified true copy (certified by the Parent) of the duly executed Subordinated Note Instrument together with written evidence that not less than $51,095,000 has been subscribed for First Subordinated Notes and remains outstanding.

  (c)
  Deleted.

5.     Acquisition

  A certified true copy of the duly executed Merger Agreement (certified by the Parent) together with confirmation that the Merger Agreement has become unconditional and that all of the issued shares and warrants of the Company are now held by the Parent subject to the matters disclosed in the Banking Disclosure Letter.

6.     Security Documents

  (a)
  A pledge over shares by Paradigm Geotechnology B.V. in respect of its shares in Paradigm Geophysical Limited together with a notice of pledge and a guarantee of amounts outstanding under the Finance Documents.

  (b)
  A security agreement by Paradigm Geophysical Limited in respect of its assets together with a guarantee of amounts outstanding under the Finance Documents and a pledge over shares in respect of its shares in Paradigm Geophysical Corp, Paradigm Geophysical Pty Limited, Paradigm Geophysical B.V (and Jonathan Keller's single share in that company), Sysdrill Limited, Paradigm Geophysical (UK) Limited, Paradigm Geophysical (Europe) Limited and Paradigm Geophysical Services Limited.

  (c)
  A security agreement in respect of its assets by Paradigm Geophysical Corp together with a guarantee in respect of amounts outstanding under the Finance Documents incorporating a pledge over shares in its Paradigm Geophysical (R&D) Corp.

  (d)
  A security agreement over its assets by Paradigm Geophysical (R&D) Corp together with a guarantee of amounts outstanding under the Finance Documents.

  (e)
  A security agreement over its assets by Paradigm Geophysical Pty Limited together with a guarantee of amounts outstanding under the Finance Documents.

  (f)
  A pledge over shares by Paradigm Geophysical B.V. and Paradigm Geophysical Limited in respect of its shares in Paradigm Geophysical Holdings SAS, together with a guarantee of amounts outstanding under the Finance Documents and the notice of service of the pledge agreement.

  (g)
  Minutes of a meeting of the shareholders of Paradigm Geophysical Holdings SAS approving execution of a pledge and the Lenders (or agent thereof) as potential new shareholders.

  (h)
  A debenture by Paradigm Geophysical (UK) Limited together with a guarantee of amounts outstanding under the Finance Documents.

  (i)
  Deleted.

  (j)
  Deleted.

  (k)
  A floating charge by Sysdrill Limited together with a guarantee of amounts outstanding under the Finance Documents.

  (l)
  A Western Australia stamp duty declaration executed by a director of Paradigm Geophysical Pty Ltd.

  (m)
  A Queensland stamp duty form 5.3 executed by a director of Paradigm Geophysical Pty Ltd.

  (n)
  An ASIC Form 309 signed and dated by the same authorised attorney of Paradigm Geophysical Pty Ltd that signed the security agreement referred to at (e) above.

  (o)
  An undated ASIC Form 350 signed by an authorised signatory of Paradigm Geophysical Pty Ltd.

  (p)
  A consent from the Office of Chief Scientist in Israel to the creation of the charges under the security documents referred to at (a) and (b) above.

7.     Refinancing Documents

  (a)
  A letter to be filed with the Israeli Registrar of Companies requesting cancellation of charges in favour of Bank Hapoalim and Industrial Development Bank of Israel Limited.

  (b)
  Confirmation from the Parent that as at the Completion Date (i) all Security Interests granted by any member of the Group (other than any Permitted Security Interests) have been (or will be on and with effect from the Completion Date out of the proceeds of the Facilities) discharged and (ii) all Financial Indebtedness of the Group (other than Permitted Financial Indebtedness) has been discharged.

8.     Inter Creditor Deed

  The Inter Creditor Deed duly executed by all the parties hereto.

9.     Due Diligence Reports

  A signed copy of each of the Due Diligence Reports addressed to the Finance Parties.

10.   Business Plan.

  The Business Plan.

11.   Fees Letters

  A copy of the fronting fee letter referred to in Clause 7.3 (Fee payable in respect of Letters of Credit) and of each of the letters referred to in Clause 15.2 (Arrangement Fee) and 15.3 (Agency Fee) respectively duly accepted on behalf of the Parent.

12.   Interest Rate Hedging

  A copy of the duly executed Hedging Policy Letter.

13.   Miscellaneous

  (a)
  A letter from the Parent to the Agent confirming the nature of the fees and expenses incurred in connection with the Facilities.

  (b)
  Bank mandates in respect of all accounts required in relation to the Facilities.

  (c)
  Such evidence as the Lenders may require in relation to their anti-money laundering procedures in respect of the Group.

  (d)
  The Insurance Adequacy Letter.

  (e)
  A letter from the Original Lender to the Parent on the syndication of the Facilities.

  (f)
  A certified true copy of the Management Agreement.

Part II

Conditions Precedent required to be delivered by an Additional Obligor

1.

An
Accession Letter, duly executed by the Additional Obligor and the Parent.

2.      A copy of the constitutional documents of the Additional Obligor.

3.      A copy of a resolution of the Board of directors of the Additional Obligor:

  (a)
  approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

  (b)
  authorising a specified person or persons to execute the Accession Letter on its behalf; and

  (c)
  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.      A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6.      A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.      A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.      If available, the latest audited financial statements of the Additional Obligor.

9.      Any Security Document (or deeds of accession thereto) required by the Agent to be granted by the Additional Obligor in terms of this Agreement.

10.    A legal opinion of the legal advisers to the Arranger and the Agent in England.

11.    If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

12.    If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

SCHEDULE 3

REQUESTS

Part IA
Utilisation Request—Loan

From:  [Borrower]

To:    [Agent]

Dated:

Dear Sirs

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [    •    ] (the "Agreement")

1.

We
refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this

Utilisation Request.

2.      We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
Facility to be utilised:	[Facility A]/[Facility B]
Currency of loan:	[ ]
Amount	[•] or, if less, the Available Facility
Interest Period:	[•]

3.      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request

4.      The proceeds of this Loan should be credited to [account].

5.      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for [the Parent/Borrower]

Part 1B
Utilisation Request—Letters of Credit

From:  [Borrower]

To:    [Agent]

Dated:

Dear Sirs

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [                        ] (the "Facility Agreement")

1.

We
refer to the Agreement This is a Utilisation Request Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this

Utilisation Request

2.      We wish to arrange for a Letter of Credit to be issued by the Issuing Bank on the following terms:

Proposed Utilisation Date:	[ ] (or if that us not a Business Day, the next Business Day)
Facility to be utilised:	Facility B
Amount	[ ] or, if less, the Available Facility
Term:	[ ]

3.      We confirm that each condition specified in Clause 6.6(b) (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.      We attach a copy of the proposed Letter of Credit.

5.      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

Part II
Selection Notice

From:  [Borrower]

To:    [Agent]

Dated:

Dear Sirs

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [    •    ] (the "Agreement")

1.

We
refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection

Notice.

2.      We refer to the Facility A Loan with an Interest Period ending on [    •    ]

3.      [We request that the next Interest Period for the Facility A Loan is [    •    ]].

4.      This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for [the Parent/Borrower]

SCHEDULE 4

REPAYMENT SCHEDULE

FACILITY A REPAYMENT SCHEDULE

Column 1 Repayment Date	Column 2 Repayment Instalment ($)
30 June 2006	2,500,000
31 December 2006	2,500,000
30 June 2007	3,500,000
31 December 2007	3,500,000
30 June 2008	4,250,000
31 December 2008	4,250,000
30 June 2009	6,000,000
31 December 2009	6,000,000
30 June 2010	6,750,000
31 December 2010	6,750,000
30 June 2011	7,250,000
31 December 2011	7,250,000

SCHEDULE 5

MANDATORY COST FORMULAE

1.

The
Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial

Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.      On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.      The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.      The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

  (a)
  in relation to a Loan in Sterling

AB + C (B-D) + E × 0.01 100- (A + C)	per cent. per annum
  (b)
  in relation to a Loan in any currency other than Sterling

E × 0.01 300	per annum.

  Where:

  A
  is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

  B
  is the percentage rate of interest (excluding the Margin and the Mandatory Cost) and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 12.3 (Default interest) payable for the relevant Interest Period on the Loan.

  C
  is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

  D
  is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

  E
  is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.      For the purposes of this Schedule:

  (a)
  "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

  (b)
  "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

  (c)
  "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group Al Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

  (d)
  "Tariff Base" has the meaning given to it, and will be calculated in accordance with, the Fees Rules.

6.      In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.      If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.      Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

  (a)
  its jurisdiction of its Facility Office; and

  (b)
  any other information that the Agent may reasonably require for such purpose.

  Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.      The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.    The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.    The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.    Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.    The Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, arty other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 6

FORM OF TRANSFER CERTIFICATE

To:    [    •    ] as Agent

From:  [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [    •    ] (the "Agreement")

1.      We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.      We refer to Clause 26.5 (Procedure for transfer):

  (a)
  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer).

  (b)
  The proposed Transfer Date is [    •    ].

  (c)
  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3.      The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

4.      [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

    (i)
    a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

    (ii)
    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and interest payable in respect of an advance under a Finance Document falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.]

[4/5]  The New Lender confirms to each of the Agent, the Lenders and the Dutch Borrowers that on the date hereof it is a PMP and that it is aware that it does not benefit from (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are exempted from the prohibition of Article 6 or excepted from the prohibition of Article 82 in each case of the Dutch Banking Act and, in this regard, it is acknowledged that the Agent has made no enquiries with respect to the status of the New Lender as a PMP and shall have no obligation or liability in respect thereof.

[5/6]  The New Lender represents to each Dutch Borrower that, as at the date hereof and on each date on which a Loan is made available to a Dutch Borrower, to the extent that it participates therein, it is a PMP and is aware that it does not benefit from (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are exempted from the prohibition of Article 6 or excepted from the prohibition of Article 82 in each case of the Dutch Banking Act.

[6/7]  This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[7/8]  This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [    •    ].

[Agent]

By:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:    Bank of Scotland

From:  [Parent]

Dated:

Dear Sirs

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [    •    ] (the "Agreement")

1.      We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.      We confirm that [Insert details of covenants to be certified]

3.      We confirm that no Default is continuing [save for the following:].

Signed:	Managing Director of [Parent]	Managing Director of [Parent]

[insert applicable certification language]

for and on behalf of [name of auditors of the Parent]

SCHEDULE 8

EXISTING SECURITY

Name of Obligor	Security	Total Principal Amount of Indebtedness Secured
Paradigm Geophysical Ltd (Israel)	Charge over computer equipment in favour of Techlease Services Ltd	£220,000

SCHEDULE 9

LMA FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Arranger]

To:    [insert name of Potential Lender]

Re:   The Facilit[y/ies]

Borrower:
Amount:
Agent:

Dear Sirs

We understand that you are considering participating in the Facilit[y/ies]. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.     Confidentiality Undertaking

  You undertake:

  (a)
  to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

  (b)
  to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilit[y/ies];

  (c)
  to use the Confidential Information only for the Permitted Purpose;

  (d)
  to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

  (e)
  not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilit[y/ies].

2.     Permitted Disclosure

  We agree that you may disclose Confidential Information:

  (a)
  to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

  (b)
  (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

  (c)
  with the prior written consent of us and the Borrower.

3.     Notification of Required or Unauthorised Disclosure

  You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.     Return of Copies

  If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.     Continuing Obligations

  The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility/ies] or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.     No Representation; Consequences of Breach, etc

  You acknowledge and agree that:

  (a)
  neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume arty responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (B.) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

  (b)
  we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.     No Waiver; Amendments, etc

  This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this Letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.     Inside Information

  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.     Nature of Undertakings

  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.   Third party rights

  (a)
  Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

  (b)
  Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.   Governing Law and Jurisdiction

  This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.   Definitions

  In this letter (including the acknowledgement set out below):

  "Confidential Information" means any information relating to the Borrower, the Group, and the Facilit[y/ies] including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

  "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

  "Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

  "Permitted Purpose" means considering and evaluating whether to enter into the Facilit[y/ies].

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Arranger]

To:    [Arranger]

The Parent and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of
[Potential Lender]

SCHEDULE 10

TIMETABLES

PART I—LOANS

	Loans in dollars	Loans in euro	Loans in other currencies
Approval as an Optional Currency if required (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	11.00 a.m. D-5
Agent notifies the Parent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	3.00 p.m. D-5
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 13.1 (Selection of Interest Periods))	11.00 a.m. D-3 (or, in the case of the initial Utilisations, D)	11.00 a.m. D-2	11.00 a.m. D-2
Agent determines (in relation to a Utilisation) the Case Currency Amount of the Loan, if required under Clause 5.4 (Lenders' participation).	N/A	12.00 p.m. D-2	1.00 p.m. D-2
Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	1.00 p.m. D-3 (or, in the case of the initial Utilisations, N/A)	1.00 p.m. D-2	1.00 p.m. D-2
Agent receives a notification from a Lender under Clause 9.2 (Unavailability of a currency)	N/A	9.30 a.m. D	9.30 a.m. D
Agent gives notice in accordance with Clause 9.2 (Unavailability of a currency)	N/A	11.00 a.m. D	11.00 a.m. D
LIBOR or EURIBOR is fixed	11.00 a.m. D-2	11.00 a.m. D-2	11.00 a.m. D-2

Where "D" represents the date of drawdown or (if applicable) the last date of an Interest Period for the relevant Loan, "-1", "-2" etc represents the number of Business Days before that date and all times are UK times except in relation to EURIBOR in which case all times will be Brussels time.

PART II—LETTERS OF CREDIT

Delivery of a duly completed Utilisation Request (Clause 6.3 (Delivery of a Utilisation Request for Letters of Credit))	10.00 a.m. D-2 (or, in the case of the initial Utilisation, D)

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit, if required under Clause 6.6 (Issue of Letters of Credit) Agent notifies the Issuing Bank and the Lenders of the Letter of Credit in accordance with 6.6 (Issue of Letters of Credit)	12.00 p.m. D-2 1.00 p.m. D-2
Delivery of a duly completed Renewal Request (Clause 6.7 (Renewal of a Letter of Credit))	10.00 p.m. D-1

SCHEDULE 11

GROUP STRUCTURE CHART

*	Paradigm Geophysical B.V. owns 0.05% of the shares of Paradigm Geophysical Holdings Sarl
**	Paradigm Geophysical (U.K.) Ltd. owns 5% of the shares of Paradigm Geophysical S.A. (Argentina)
***	Paradigm Geophysical (U.K.) Ltd. owns 1% of the shares of PT Paradigm Geophysical (Indonesia)
****	Paradigm Geotechnology B.V. owns 5% of the shares of Paradigm Geotechnology (Egypt)
*****	Paradigm Geophysical B.V. owns 5% of the shares of Paradigm Geotechnology (Egypt)
******	Paradigm Geotechnology B.V. owns 50.2% of the shares of Paradigm Geophysical Canada Ltd.
*******	Jonathan Keller holds one share as nominee in Paradigm Geophysical B.V. representing 0.5%
********	Jonathan Keller holds one quota as nominee in Paradigm Geophysical do Brasil Ltda. representing 0.1%

SCHEDULE 12

FORM OF ACCESSION LETTER

To:    [                        ] as Agent

From:  [Subsidiary] and [Parent]

Dated:

Dear Sirs

Paradigm Geotechnology BV—$77,750,000 Facility Agreement
dated [            ] (the "Agreement")

1.      We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.      [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 27.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.      [Subsidiary's] administrative details are as follows:

  Address:

  Fax No:

  Attention:

4.      This Accession Letter is governed by English law.

[Parent]	[Subsidiary]

SCHEDULE 13

FORM OF RESIGNATION LETTER

To:
[                        ] as Agent

From:
[resigning Obligor] and [Parent]

Dated:

Dear Sirs

Paradigm Technology BV—$77,750,000 Facility Agreement
dated [            ] (the "Agreement")

1.
We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation.

2.
Pursuant to Clause 27.3 (Resignation of a Borrower), we request that [resigning Obligor] be released from its obligations as a Borrower under Facility B in terms of the Agreement.

3.
We confirm that

(a)
no Default is continuing or would result from the acceptance of this request; and

(b)
[resigning Borrower]* is under no actual or contingent liability as a Borrower under the Finance Documents (without prejudice to its obligations as an Obligor under the Finance Documents)

4.
This Resignation Letters is governed by English law.

[Parent]	[Subsidiary]
By:	By:

*
Insert any other conditions required by the Facility Agreement

SCHEDULE 14

FORM OF LETTER OF CREDIT

To:    [Beneficiary]
(the "Beneficiary")

[Date]

Irrevocable Standby Letter of Credit no. [            ]

At the request of [                        ], [Issuing bank] (the "Issuing Bank") issues this irrevocable standby letter of credit ("Letter of Credit") in your favour on the following terms and conditions:

1.     Definitions

  In this Letter of Credit:

  "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for general business in [London].

  "Demand" means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

  "Expiry Date" means [                        ].

  "Total L/C Amount" means [                        ].

2.     Issuing Bank's agreement

  (a)
  The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by [            ] p.m. ([London] time) on the Expiry Date.

  (b)
  Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

  (c)
  The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.

Expiry
  (a)
  The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

  (b)
  Unless previously released under paragraph (a) above, on [            ] p.m. ([London] time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

  (c)
  When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.     Payments

  All payments under this Letter of Credit shall be made in [            ] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.     Delivery of Demand

  Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or officer (if any) as follows:

  [                                                                                        ]

6.     Assignment

  The Beneficiary's rights under this Letter of Credit may not be assigned or transferred.

7.     UCP

  Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

8.     Governing Law

  This Letter of Credit is governed by English law.

9.     Jurisdiction

  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit.

Yours faithfully,

[Issuing Bank]

By:

SCHEDULE

FORM OF DEMAND

To:    [ISSUING BANK]

[Date]

Dear Sirs

Standby Letter of Credit no. [            ] issued in favour of [BENEFICIARY] (the "Letter of Credit")

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.      We certify that the sum of [            ] is due [and has remained unpaid for at least [      ] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [            ].

2.      Payment should be made to the following account:

  Name:

  Account Number:

  Bank:

3.      The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory) For [BENEFICIARY]

SIGNATORIES

THE PARENT
PARADIGM GEOTECHNOLOGY BV
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
THE ORIGINAL BORROWERS
PARADIGM GEOPHYSICAL LIMITED
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

SIGNED by	/s/ DAVID FLETT
PARADIGM GEOPHYSICAL PTY LTD
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
SIGNED by	/s/ NICOLAY BARANSKY
PARADIGM GEOPHYSICAL LLC
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

SIGNED by	/s/ SHAI BUBER
PARADIGM GEOPHYSICAL (UK) LIMITED
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
SIGNED by	/s/ SHAI BUBER
PARADIGM GEOPHYSICAL CORPORATION
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

THE ARRANGER
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3/5 Albyn Place Aberdeen AB10 1PY
Fax:	+44 1224 283230
Attention:	Kevin Hammell
THE AGENT
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3/5 Albyn Place Aberdeen AB10 1PY
Fax:	+44 1224 283230
Attention:	Kevin Hammell

THE ISSUING BANK
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3/5 Albyn Place Aberdeen AB10 1PY
Fax:	+44 1224 283230
Attention:	Kevin Hammell
THE SECURITY TRUSTEE
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3/5 Albyn Place Aberdeen AB10 1PY
Fax:	+44 1224 283230
Attention:	Kevin Hammell

THE LENDER
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3/5 Albyn Place Aberdeen AB10 1PY
Fax:	+44 1224 283230
Attention:	Kevin Hammell

SIGNATORIES TO SECOND SUPPLEMENTAL FACILITY AGREEMENT

THE PARENT
/s/ Shai Buber
By: Shai Buber Title: Attorney in Fact for and on behalf of PARADIGM GEOTECHNOLOGY BV
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
THE ORIGINAL BORROWERS
/s/ Shai Buber
By: Shai Buber Title: Attorney in Fact for and on behalf of PARADIGM GEOPHYSICAL LIMITED
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

/s/ David Flett
By: David Flett Title: Director for and on behalf of PARADIGM GEOPHYSICAL PTY LTD in the presence of:-
Witness
Full Name
Address
Occupation
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
/s/ Nicolay Baransky
By: Nicolay Baransky Title: Director for and on behalf of PARADIGM GEOPHYSICAL LLC
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

/s/ Shai Buber
By: Shai Buber Title: Attorney in Fact for and on behalf of PARADIGM GEOPHYSICAL (UK) LIMITED
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel
/s/ Shai Buber
By: Shai Buber Title: Attorney in Fact for and on behalf of PARADIGM GEOPHYSICAL CORP.
Address for Notice:	Chobham House Christchurch Way WOKING Surrey GU21 1JP United Kingdom
Fax:	+44 1483 758182
Attention:	Corporate VP Finance/General Counsel

THE ARRANGER
/s/ Gregor Morton Stewart
By: Gregor Morton Stewart Title: Associate Director of Corporate Banking for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3-5 Albyn Place Aberdeen AB10 1PY United Kingdom
Fax:	+44 1224 283230
Attention:	Kevin Hammell
THE AGENT
/s/ Gregor Morton Stewart
By: Gregor Morton Stewart Title: Associate Director of Corporate Banking for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3-5 Albyn Place Aberdeen AB10 1PY United Kingdom
Fax:	+44 1224 283230
Attention:	Kevin Hammell

THE ISSUING BANK
/s/ Gregor Morton Stewart
By: Gregor Morton Stewart Title: Associate Director of Corporate Banking for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3-5 Albyn Place Aberdeen AB10 1PY United Kingdom
Fax:	+44 1224 283230
Attention:	Kevin Hammell
THE SECURITY TRUSTEE
/s/ Gregor Morton Stewart
By: Gregor Morton Stewart Title: Associate Director of Corporate Banking for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3-5 Albyn Place Aberdeen AB10 1PY United Kingdom
Fax:	+44 1224 283230
Attention:	Kevin Hammell

THE LENDER
/s/ Gregor Morton Stewart
By: Gregor Morton Stewart Title: Associate Director of Corporate Banking for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
Address for Notice:	3-5 Albyn Place Aberdeen AB10 1PY United Kingdom
Fax:	+44 1224 283230
Attention:	Kevin Hammell

QuickLinks

SECOND SUPPLEMENTAL FACILITY AGREEMENT between PARADIGM GEOTECHNOLOGY BV and others as Borrowers and
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(A)
(B)
1. DEFINITIONS AND INTERPRETATION
1.1.
1.2.
1.3.
1.4.
2. CONDITIONS PRECEDENT AND SUBSEQUENT
2.1.
2.2.
2.3.
2.4.
3. ADMINISTRATION
3.1.
3.2.
4. AMENDMENTS TO THE FACILITY AGREEMENT
4.1.
4.2.
4.3.
5. REPRESENTATIONS AND WARRANTIES
5.1.
5.2.
6. FEES AND EXPENSES
6.1.
6.2.
7. PRESERVATION OF GUARANTEES AND SECURITY
8. WAIVER
9. GENERAL
9.1.
9.2.
10. COUNTERPARTS
11. NOTICES
12. GOVERNING LAW
SCHEDULE 1 THE COMPANIES
SCHEDULE 2 CONDITIONS PRECEDENT
1. General
2. Australia
3. Canada
4. France
5. Israel
6. Netherlands
7. USA
8. Cayman Islands
SCHEDULE 3 FORM OF AMENDED AND RESTATED FACILITY AGREEMENT
CONTENTS
(1)
(2)
(3)
(4)
(5)
(6)
(7)
SECTION 1 INTERPRETATION
1. DEFINITIONS AND INTERPRETATION
1.1. Definitions
1.2. Construction
1.3. Third party rights
SECTION 2 THE FACILITIES
2. THE FACILITIES
2.1. The Facilities
2.2. Finance Parties' rights and obligations
2.3. Ancillary Facilities
2.4. Amount of Facilities
3. PURPOSE
3.2. Monitoring
4. CONDITIONS OF UTILISATION
4.1. Initial conditions precedent
4.2. Further conditions precedent
4.3. Conditions relating to Optional Currencies
4.4. Maximum number of Utilisations
4.5. Limitations on Utilisation
SECTION 3 UTILISATION
5. UTILISATION—LOANS
5.1. Delivery of a Utilisation Request
5.2. Completion of a Utilisation Request
5.3. Currency and amount
5.4. Lenders' participation
6. UTILISATION—LETTERS OF CREDIT
6.1. General
6.2. Facility B
6.3. Delivery of a Utilisation Request for Letters of Credit
6.4. Completion of a Utilisation Request for Letters of Credit
6.5. Currency and amount
6.6. Issue of Letters of Credit
6.7. Renewal of a Letter of Credit
6.8. Revaluation of Letters of Credit
7. LETTERS OF CREDIT
7.1. Immediately payable
7.2. Assignments and transfers
7.3. Fee payable in respect of Letters of Credit
7.4. Claims under a Letter of Credit
7.5. Indemnities
7.6. Rights of contribution
7.7. Role of the Issuing Bank
8. ANCILLARY FACILITIES
8.2. Terms of Ancillary Facilities
8.3. Facility B Commitment
8.4. Refinancing of Ancillary Facility
8.5. Information
8.6. Affiliates of Lenders as Ancillary Lenders
9. OPTIONAL CURRENCIES
9.1. Selection of currency
9.2. Unavailability of a currency
9.3. Participation in a Loan
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION
Repayment
10. REPAYMENT
10.1. Repayment of Facility A Loan
10.2. Repayment of Facility B Loans
11. PREPAYMENT AND CANCELLATION
11.1. Illegality
11.2. Voluntary cancellation
11.3. Voluntary prepayment of Facility A Loan
11.4. Voluntary Prepayment of Facility B Loans
11.5. Sale, Listing or Change of Control
11.6. Asset Disposals
11.7. Insurance Claims
11.8. Cash Sweep
11.9. Financial Covenant Breach
11.10. Terms of Mandatory Prepayments
11.11. Right of repayment and cancellation in relation to a single Lender
11.12. Restrictions
SECTION 5 COSTS OF UTILISATION
12. INTEREST
12.1. Calculation of interest
12.2. Payment of interest
12.3. Default interest
12.4. Notification of rates of interest
13. INTEREST PERIODS
13.1. Selection of Interest Periods
13.2. Changes to Interest Periods
13.3. Non-Business Days
14. CHANGES TO THE CALCULATION OF INTEREST
14.1. Absence of quotations
14.2. Market disruption
14.3. Alternative basis of interest or funding
14.4. Break Costs
15. FEES
15.1. Commitment fee
15.2. Arrangement fee
15.3. Agency fee
15.4. Monitoring fee
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS
16. TAX GROSS UP AND INDEMNITIES
16.1. Definitions
16.2. Tax gross-up
16.3. Tax indemnity
16.4. Tax Credit
16.5. Stamp taxes
16.6. Value added tax
17. INCREASED COSTS
18. OTHER INDEMNITIES
18.2. Other indemnities
18.3. Indemnity to the Agent
19. MITIGATION BY THE LENDERS
19.1. Mitigation
19.2. Limitation of liability
20. COSTS AND EXPENSES
20.1. Transaction expenses
20.2. Amendment costs
20.3. Enforcement costs
SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
21. REPRESENTATIONS
21.1. Status
21.2. Binding obligations
21.3. Non-conflict with other obligations
21.4. Power and authority
21.5. Validity and admissibility in evidence
21.6. Governing law and enforcement
21.7. Deduction of Tax
21.8. No filing or stamp taxes
21.9. No default
21.10. Original Financial Statements
21.11. Financial Statements
21.12. Transaction Information
21.13. Base Case Model
21.14. Other Information
21.15. Disclosure Deleted.
21.16. Pari passu ranking
21.17. No proceedings
21.18. Security Interests
21.19. Environment
21.20. Intellectual Property
21.21. Ownership of Assets
21.22. Financial Indebtedness
21.23. No Obligation to Create Security
21.24. Group Structure
21.25. Ownership of the Parent
21.26. Compliance with Dutch Banking Act
21.27. Office of Chief Scientist and Approved Enterprise Status from the Investment Centre
21.28. Repetition
22. INFORMATION UNDERTAKINGS
22.1. Financial statements
22.2. Operating Budget
22.3. Compliance Certificates
22.4. Requirements as to financial statements
22.5. Information: miscellaneous
22.6. Notification of default
23. FINANCIAL COVENANTS
23.1.
23.2.
23.3.
23.4.
24. GENERAL UNDERTAKINGS
24.1. Authorisations
24.2. Compliance with laws
24.3. Negative pledge
24.4. Disposals
24.5. Merger
24.6. Change of business
24.7. Compliance with Obligations
24.8. Insurance
24.9. Intellectual Property Rights
24.10. Access by Agent to Auditors
24.11. Tax
24.12. Bank Transactions and Cash Balances
24.13. Compliance with Environmental Law
24.14. Storage of Hazardous Substances
24.15. Pensions and Severance Pay
24.16. Dividends
24.17. Financial Indebtedness
24.18. Guarantees
24.19. Loans
24.20. Acquisitions
24.21. Joint Ventures
24.22. Capital Expenditure
24.23. Change in Accounts Date or Auditors
24.24. Change in Accounting Principles
24.25. Status of Parent
24.26. Issue of Shares
24.27. Purchase or Redemption of Shares
24.28. Amendment of Equity Documents
24.29. Payment of Subordinated Debt/Shareholder Fees/Investor Counter-Indemnity
24.30. Off Balance Sheet Finance
24.31. Hedging Transactions
24.32. Management Team
24.33. Israeli Office of Chief Scientist
24.34. Core Labs Receivable
24.35. Paradigm Geophysical Holdings SAS
24.36. US Obligors
25. EVENTS OF DEFAULT
25.1. Non-payment
25.2. Key covenants
25.3. Other obligations
25.4. Misrepresentation
25.5. Cross default
25.6. Insolvency
25.7. Insolvency proceedings
25.8. Creditors' process
25.9. Similar events elsewhere
25.10. Ownership of the Obligors
25.11. Unlawfulness
25.12. Repudiation
25.13. Ceasing to Carry on Business
25.14. Government Intervention
25.15. Qualified Audit Report
25.16. Litigation
25.17. Inter Creditor Deed
25.18. Amendment of Constitution of the Parent
25.19. Material Adverse Effect
25.20. Acceleration
SECTION 8 CHANGES TO PARTIES
26. CHANGES TO THE LENDERS
26.1. Assignments and transfers by the Lenders
26.2. Conditions of assignment or transfer
26.3. Assignment or transfer fee
26.4. Limitation of responsibility of Existing Lenders
26.5. Procedure for transfer
26.6. Disclosure of information
26.7. Assistance with Syndication
27. CHANGES TO THE OBLIGORS AND FURTHER SECURITY
27.1. Assignments and transfer by the Obligors
27.2. Additional Borrowers
27.3. Resignation of a Borrower
27.4. Repetition of Representations
27.5. Further Security
27.6. Release of Security
SECTION 9 THE FINANCE PARTIES
28.
28.1. Appointment of the Agent and the Security Trustee
28.2.
28.3. Role of the Arranger
28.4. Role of the Security Trustee
28.5. No fiduciary duties
28.6. Business with the Group
28.7. Rights and discretions of the Agent and the Security Trustee
28.8. Majority Lenders' instructions
28.9. Responsibility for documentation
28.10. Exclusion of liability
28.11. Lenders' Indemnity to the Agent
28.12. Resignation of the Agent
28.13. Confidentiality
28.14. Relationship with the Lenders
28.15. Credit appraisal by the Lenders
28.16. Reference Banks
28.17. Deduction from amounts payable by the Agent
28.18. PMP
29. CONDUCT OF BUSINESS BY THE FINANCE PARTIES
30. SHARING AMONG THE FINANCE PARTIES
30.1. Payments to Finance Parties
30.2.
30.3. Recovering Finance Party's rights
30.4. Reversal of redistribution
30.5. Exceptions
SECTION 10 ADMINISTRATION
31. PAYMENT MECHANICS
31.1. Payments to the Agent
31.2. Distributions by the Agent
31.3. Distributions to an Obligor
31.4. Clawback
31.5. Partial payments
31.6. No set-off by Obligors
31.7. Business Days
31.8. Currency of account
32. SET-OFF
33. NOTICES
33.1. Communications in writing
33.2. Addresses
33.3. Delivery
33.4. Notification of address and fax number
33.5. Electronic communication
33.6.
33.7. English language
34. CALCULATIONS AND CERTIFICATES
34.1. Accounts
34.2. Certificates and Determinations
34.3. Day count convention
35. PARTIAL INVALIDITY
36. REMEDIES AND WAIVERS
37. AMENDMENTS AND WAIVERS
37.1. Required consents
37.2. Exceptions
38. COUNTERPARTS
SECTION 11 GOVERNING LAW AND ENFORCEMENT
39. GOVERNING LAW
40. ENFORCEMENT
40.1. Jurisdiction of English courts
40.2. Service of Process
SCHEDULE 1 THE ORIGINAL PARTIES
Part I The Original Borrowers
Part II The Original Obligors
Part III The Original Lenders
SCHEDULE 2 CONDITIONS PRECEDENT
PART I
1. Original Obligors
2. Legal opinions
3. Other documents and evidence
4. Shares /Subordinated Notes
5. Acquisition
6. Security Documents
7. Refinancing Documents
8. Inter Creditor Deed
9. Due Diligence Reports
10. Business Plan.
11. Fees Letters
12. Interest Rate Hedging
13. Miscellaneous
Part II Conditions Precedent required to be delivered by an Additional Obligor
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
SCHEDULE 3 REQUESTS
Part IA Utilisation Request—Loan
From
To
1.
2.
3.
4.
5.
Part 1B Utilisation Request—Letters of Credit
From
To
1.
2.
3.
4.
5.
Part II Selection Notice
From
To
1.
2.
3.
4.
SCHEDULE 4 REPAYMENT SCHEDULE FACILITY A REPAYMENT SCHEDULE
SCHEDULE 5 MANDATORY COST FORMULAE
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
SCHEDULE 6 FORM OF TRANSFER CERTIFICATE
To
From
1.
2.
3.
4.
[4/5]
[5/6]
[6/7]
[7/8]
THE SCHEDULE Commitment/rights and obligations to be transferred
SCHEDULE 7 FORM OF COMPLIANCE CERTIFICATE
To
From
1.
2.
3.
SCHEDULE 8 EXISTING SECURITY
SCHEDULE 9 LMA FORM OF CONFIDENTIALITY UNDERTAKING
To
Re
1. Confidentiality Undertaking
2. Permitted Disclosure
3. Notification of Required or Unauthorised Disclosure
4. Return of Copies
5. Continuing Obligations
6. No Representation; Consequences of Breach, etc
7. No Waiver; Amendments, etc
8. Inside Information
9. Nature of Undertakings
10. Third party rights
11. Governing Law and Jurisdiction
12. Definitions
To
SCHEDULE 10 TIMETABLES
PART I—LOANS
PART II—LETTERS OF CREDIT
SCHEDULE 11 GROUP STRUCTURE CHART
SCHEDULE 12 FORM OF ACCESSION LETTER
To
From
1.
2.
3.
4.
SCHEDULE 13 FORM OF RESIGNATION LETTER
SCHEDULE 14 FORM OF LETTER OF CREDIT
To
Irrevocable Standby Letter of Credit no. [ ]
1. Definitions
2. Issuing Bank's agreement
3.
4. Payments
5. Delivery of Demand
6. Assignment
7. UCP
8. Governing Law
9. Jurisdiction
SCHEDULE FORM OF DEMAND
To
1.
2.
3.
SIGNATORIES
SIGNATORIES TO SECOND SUPPLEMENTAL FACILITY AGREEMENT